Exhibit 4.15

Execution version

CONFIDENTIAL

Dated April 2, 2015

FACILITY AGREEMENT

for a US$370,000,000 term facility for the development of the Gahcho Kué Diamond Project

2435572 ONTARIO INC.
as Borrower

MOUNTAIN PROVINCE DIAMONDS INC. and 2435386 ONTARIO INC.
as Guarantors

THE BANK OF NOVA SCOTIA, NATIXIS S.A. and NEDBANK LIMITED, LONDON BRANCH
as Joint Lead Arrangers and Bookrunners

ING CAPITAL LLC
as Bookrunner

THE BANK OF NOVA SCOTIA
as Facility Agent

THE BANK OF NOVA SCOTIA
as Security Trustee

NATIXIS S.A.
as Technical Agent

THE BANK OF NOVA SCOTIA
as Account Bank

NEDBANK LIMITED, LONDON BRANCH

as Insurance Agent

NEDBANK LIMITED, LONDON BRANCH

as Marketing Agent

EXPORT DEVELOPMENT CANADA

as Documentation Agent

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Hedge Providers

and

THE FINANCIAL INSTITUTIONS NAMED HEREIN
as Lenders

Contents

Clause		Page

1	Interpretation	1

2	The Facility	59

3	Purpose	60

4	Conditions	60

5	Utilisation	61

6	Repayment	64

7	Illegality, prepayment and cancellation	64

8	Interest	70

9	Interest periods	71

10	Changes to the calculation of interest	73

11	Fees	74

12	Tax Gross-up and indemnities	75

13	Increased costs	81

14	Other indemnities	82

15	Mitigation by the Finance Parties	84

16	Costs and expenses	85

17	Financial Model	86

18	Budgets	91

19	Project Accounts	96

20	Guarantee	100

21	Representations	104

22	Information undertakings	118

23	Financial and Reserve Undertakings	133

24	Positive undertakings	134

25	Negative undertakings	138

26	Project undertakings	146

27	Equity Contributions	159

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28	Default	159

29	Changes to the Lenders	175

30	Changes to Obligors	179

31	Role of the Facility Agent, the Insurance Agent, the Marketing Agent, the Technical Agent and the Joint Lead Arrangers	180

32	Conduct of business by the Finance Parties	192

33	Payment mechanics	192

34	Set-off	195

35	Notices	195

36	Calculations and certificates	198

37	Partial invalidity	198

38	Remedies and waivers	199

39	Amendments and waivers	199

40	Confidentiality	199

41	Counterparts	203

42	Governing Law	203

43	Enforcement	203

Schedule 1 Original Lenders and Hedge Providers		206

Schedule 2 Initial Administrative Details of the Parties		208

Schedule 3 Conditions Precedent		222

Schedule 4 Forms of Utilisation Request and Selection Notice		233

Schedule 5 Certificates		236

Schedule 6 Form of Transfer Certificate		251

Schedule 7 Mandatory Cost Formula		253

Schedule 8 Repayment Schedule		256

Schedule 9 Insurances		257

Schedule 10 Economic Assumptions		287

Schedule 11 Completion Tests		289

Schedule 12 Hedging Strategy		353

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THIS AGREEMENT is dated ___________________________ 2015 and made between:

(1)	2435572 Ontario Inc. a company incorporated in Ontario, Canada with Ontario corporation number 002435572 and registered address 161 Bay Street, Suite 2315, P.O. Box 216, Toronto, ON, M5J 2S1 (the Borrower);

(2)	MOUNTAIN PROVINCE DIAMONDS INC. a corporation organised and existing under the laws of the province of Ontario, Canada with Ontario corporation number 1922614 and registered address 161 Bay Street, Suite 2315, P.O. Box 216, Toronto, ON, M5J 2S1 (the Parent and a Guarantor);

(3)	2435386 Ontario Inc. a company incorporated in Ontario, Canada with Ontario corporation number 002435386 and registered address 161 Bay Street, Suite 2315, P.O. Box 216, Toronto, ON, M5J 2S1 (Ontario and a Guarantor);

(4)	THE BANK OF NOVA SCOTIA (Scotiabank), NATIXIS S.A. and NEDBANK LIMITED, LONDON BRANCH (each a Joint Lead Arranger and a Bookrunner);

(5)	ING CAPITAL LLC as Bookrunner;

(6)	THE BANK OF NOVA SCOTIA (Scotiabank) as facility agent of the other Finance Parties (the Facility Agent);

(7)	THE BANK OF NOVA SCOTIA (Scotiabank) as security trustee for the Finance Parties (the Security Trustee);

(8)	NATIXIS S.A. as Technical Agent;

(9)	THE BANK OF NOVA SCOTIA (Scotiabank) as Account Bank;

(10)	NEDBANK LIMITED, LONDON BRANCH as Marketing Agent;

(11)	NEDBANK LIMITED, LONDON BRANCH as Insurance Agent;

(12)	EXPORT DEVELOPMENT CANADA as Documentation Agent;

(13)	THE FINANCIAL INSTITUTIONS named in Part 2 of Schedule 1 (The Original Hedge Providers) (the Hedge Providers); and

(14)	THE FINANCIAL INSTITUTIONS named in Part 1 of Schedule 1 (The Original Lenders) (the Lenders).

1	Interpretation

Definitions

1.1	In this Agreement

Accounts Agreement means the agreement to be entered into between the Borrower, Ontario, the Account Bank, the Facility Agent and the Security Trustee on or about the date of this Agreement in relation to the operation of the Project Accounts other than the Distribution Account

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Additional Cost Rate has the meaning given to it in Schedule 7 (Mandatory Cost Formula)

Additional Equity Contribution means any Equity Contribution made after Financial Close

Affiliate means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company including, in relation to Ontario, a Holding Company of its Holding Company

Agreement means this facility agreement

Approved Capital Expenditure means Capital Expenditure to be incurred after Project Completion by way of Cash Calls from the Operator in accordance with the Life of Mine Plan, to be funded by Ontario from proceeds of the Intra-Group Loan and which has been incorporated into the Financial Model

Assessment Documentation is a series of documents prepared for the Project as part of the Environmental and Social Assessment process, such as the ESIA, the ESMP, the Environmental Report and other documents prepared by or on behalf of the Operator or Ontario to ensure compliance with the Environmental and Social Standards

Assignment of Rights under the Joint Venture Agreement means the assignment by way of security in favour of the Security Trustee by Ontario of its rights under the Joint Venture Agreement to be entered into on or about the date of this Agreement

Assumptions means the Economic Assumptions and the Technical Assumptions

Availability Period means the period commencing on Financial Close and ending on the earlier of (i) the date falling thirty (30) Months after Financial Close; (ii) Project Completion; and (iii) the date on which the Available Facility is reduced to zero (0), provided that in each case if any such date is not a Business Day, the last day of the relevant Availability Period shall be the immediately preceding Business Day

Available Commitments means, in relation to a Lender, that Lender's Commitments in respect of the Facility less its Contributions under the Facility

Available Facility means the aggregate at any time of each Lender's Available Commitment in respect of the Facility

Available Resources means, at any date before Project Completion, without double counting, the aggregate of:

(a)	the Available Facility;

(b)	the amounts standing to the credit of the Proceeds Accounts in accordance with the terms of the Finance Documents; and

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(c)	any Revenue forecast to be received prior to Project Completion in accordance with the Financial Model, less any Operating Costs forecast to be incurred prior to Project Completion in accordance with the Financial Model

Available Resources (Physical Completion) means, at any date before Project Completion, without double counting, the aggregate of:

(a)	the Available Facility;

(b)	the amounts standing to the credit of the Proceeds Accounts in accordance with the terms of the Finance Documents; and

(c)	the amounts standing to the credit of the Cost Overrun Reserve Account

Bankable Feasibility Study means the bankable feasibility study dated 31 March 2014 prepared [REDACTED]

Base Case means the base case financial projections and ratios contemplated by paragraph 9.1 of Part 1 of Schedule 3 (Conditions Precedent) delivered by the Borrower to the Facility Agent on or before Financial Close

Base Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)	(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in Dollars and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in Dollars for that period; or

(b)	if different, as the rate (if any and applied to Dollars and the relevant Reference Bank period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator

Basel II Accord means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel III Accord

Basel II Approach means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Basel II Regulation means:

(a)	any law or regulation in force as at the date hereof implementing the Basel II Accord, (including the relevant provisions of directive 2013/36/EU (CRD IV) and regulation 575/2013 (CRR) of the European Union) to the extent only that such law or regulation re-enacts and/or implements the requirements of the Basel II Accord but excluding any provision of such law or regulation implementing the Basel III Accord; and

(b)	any Basel II Approach adopted by a Finance Party or any of its Affiliates

Basel III Regulation means any law or regulation implementing the Basel III Accord (including CRD IV and CRR) save to the extent that such law or regulation re-enacts a Basel II Regulation

Basel III Accord means, together:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”

Borrower Compliance Certificate means a certificate of compliance issued by the Borrower substantially in the form set out in Part 1 of Schedule 5 (Form of Borrower Compliance Certificate) and duly signed by an authorised signatory of the Borrower

Borrower Blocked Account Agreement means the blocked account agreement between the Borrower, the Account Bank and the Security Trustee to be entered into on or about the date of this Agreement

Borrower General Security Agreement means the Ontario law general security agreement granting, in favour of the Security Trustee, a fixed and floating security interest in certain assets of the Borrower to be entered into on or about the date of this Agreement

Borrower Rollover Agreement means the rollover agreement entered into on or about 3 October 2014 between the Parent and the Borrower in relation to transferring the Parent’s shares in Ontario to the Borrower

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Borrower Share Pledge means the Ontario law share pledge granting, in favour of the Security Trustee, a security interest over the Borrower’s shares in Ontario to be entered into on or about the date of this Agreement

Borrower's Costs means:

(a)	reasonable costs, expenses and fees properly incurred by the Borrower solely in connection with the management and administration of the Borrower, Ontario, or the Parent, including fees payable under the Management Agreement to the extent such fees have been included in the Financial Model; and

(b)	reasonable fees, costs and expenses of the legal, technical, financial and other advisers to the Borrower, Ontario, or the Parent properly incurred by the Borrower for the purposes of the Project

Break Costs means the amount (if any) by which:

(a)	the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or an Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period

Business Day means a day (other than Saturday or Sunday) on which banks are open for general business in London and Toronto, and, if on that day a payment or purchase of any Dollar amount or any other currency is to be made, which is also a day on which banks are open for general business in New York City or the principal financial centre of the country of that currency, as the case may be

CAD Proceeds Account means the account named "CAD Proceeds Account" with account number [REDACTED], denominated in Canadian Dollars and held by the Borrower at the Account Bank, together with any replacement and substitute accounts opened with the consent of the Facility Agent (acting reasonably) and any sub-accounts of the foregoing

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Calculation Date means, as the context may require, a Scheduled Calculation Date or an Unscheduled Calculation Date

Calculation Period means, in respect of a Calculation Date:

(a)	in relation to a previous Calculation Period, the twelve (12) month period ending on that Calculation Date; and

(b)	in relation to a future Calculation Period, the twelve (12) month period starting on the day after such Calculation Date (or, in respect of any Scheduled Calculation Date falling less than 12 months prior to the Final Scheduled Repayment Date, the period commencing on the day after such Calculation Date and ending on the Final Scheduled Repayment Date);

Canadian Dollars and C$ means the lawful currency from time to time of Canada

Capital Expenditure means for any period the aggregate of all amounts required to be paid by Ontario during such period by way of expenditure for fixed or capital assets, plant and equipment including (i) expenditure incurred in connection with all development costs; and (ii) working capital referred to in the Financial Model and the Life of Mine Plan and incurred or to be incurred prior to Project Completion, in each case which is included in the JV Plan and Budget and which would be treated as capital expenditure in accordance with IAS

Cash Call has the meaning given to it in the Joint Venture Agreement and includes any request by the Operator for a ‘special advance’ as contemplated under Schedule A, Article 1, Paragraph 1.3(b) of the Joint Venture Agreement

Cash Call Reserve Account means the account named "Cash Call Reserve Account" with account number [REDACTED], denominated in Dollars and held by the Borrower at the Account Bank, together with any replacement and substitute accounts opened with the consent of the Facility Agent and any sub-accounts of the foregoing

Cash Call Reserve Minimum Balance means on any date the aggregate amount (in Dollars or the Dollar Equivalent) of all costs and expenses expected to be incurred by the Borrower and/or Ontario (including in respect of all Cash Calls expected to be made by the Operator), other than (i) fees and other costs and expenses payable under the Management Agreement and (ii) MPV Expenses, in the three (3) Month period (or such longer period as the Borrower and the Technical Agent may agree from time to time) commencing on the day immediately following that date, as calculated by the Borrower and confirmed by the Technical Agent and notified to the Facility Agent and the Borrower by the Technical Agent promptly upon the confirmation of such calculation

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Cash Flow Available for Debt Service or CFADS means (without double counting), on any Calculation Date, in respect of any period, A minus B, where:

(a)	A is the aggregate Revenues received by the Borrower or Ontario during that period (plus (without double counting) (i) in respect of any Calculation Period ending on the first Calculation Date, all Revenues received by the Borrower or Ontario prior to the first Calculation Date; and (ii) any amounts transferred to a Proceeds Account from the Sunk Cost Reserve Account or the Cash Call Reserve Account); and

(b)	B is the aggregate of all amounts (without double counting) payable by the Borrower (including on behalf of Ontario) or Ontario during that period (plus (without double counting) in respect of any Calculation Period ending on the first Calculation Date, all amounts payable by the Borrower (including on behalf of Ontario) or Ontario prior to the first Calculation Date) in respect of:

(i)	Construction Costs;

(ii)	Operating Costs; and

(iii)	without double counting, any amounts transferred from a Proceeds Account to the Sunk Cost Reserve Account or the Cash Call Reserve Account,

in each case on a "cash", rather than an "accruals" basis

Cash Sweep Calculation Certificate means a certificate signed by an authorised signatory of the Borrower substantially in the form set out in Part 2 of Schedule 5 (Form of Cash Sweep Calculation Certificate) duly detailing the Excess Cashflow for the Quarter ending on the most recent Calculation Date

Cash Sweep Period means, in respect of a Calculation Date, the three (3) month period ending on that Calculation Date

Certificate of No Default means a certificate substantially in the form set out in Part 5 of Schedule 5 (Form of Certificate of No Default) signed by an authorised signatory of the Borrower, the Parent and Ontario and provided to the Facility Agent pursuant to clauses 22.18 and 22.19 (Notification of Default)

Change of Control means:

(a)	the shares of the Parent cease to be listed on the Toronto Stock Exchange or any other exchange acceptable to the Facility Agent (acting on the instructions of the Majority Lenders); or

(b)	Ontario ceases to have a Participating Interest in the Project of at least forty nine per cent (49%); or

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(c)	the Borrower ceases to hold beneficially one hundred per cent (100%) of the issued share capital of Ontario; or

(d)	the Parent ceases to hold beneficially at least one hundred per cent (100%) of the issued share capital of the Borrower

Code means the US Internal Revenue Code of 1986

Commencement of Commercial Production has the meaning given to it in the Joint Venture Agreement

Commitments means, in relation to the Facility:

(a)	in relation to an Original Lender, the amount set opposite its name in the relevant part of Schedule 1 (The Original Lenders) in respect of the Facility together with any further amount transferred to it under a Transfer Certificate; and

(b)	in relation to a New Lender, the amount transferred to it under a Transfer Certificate in respect of the Facility,

in each case to the extent not cancelled, reduced or transferred by it under this Agreement

Compensation Proceeds means any amounts payable to or received by, or for the account of, any Obligor as compensation for any loss related to the Project including:

(a)	in relation to partial or total nationalisation, expropriation or compulsory purchase of the Project, any interest in the Project, any asset or right (irrespective of how that right is described) of any Obligor relating to the Project;

(b)	in respect of the release, inhibition, modification, suspension or cancellation of any rights, easements or covenants enjoyed by or benefiting the Project, or the imposition of any restrictions affecting the Project, or the grant of any easements or rights over or affecting the Project or any part of it;

(c)	in respect of refusal, revocation, suspension or modification of any Project Authorisation or Environmental or Social Permit or other official permission, consent, authorisation or exemption or any other official order or notice restricting the construction or operation of the Project;

(d)	under or in respect of the Mining Licences in connection with the termination, expiry or disposal of the Mining Licences; and

(e)	in the nature of damages or compensation under, in relation to or in connection with any Project Document, including Performance Liquidated Damages,

but excluding Insurance Proceeds and Delay Liquidated Damages

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Competent Authority means any governmental, supranational, local government, statutory or regulatory body or any subdivision thereof and/or any ministerial or governmental, quasi-governmental or other regulatory department, body, instrumentality, agency or official court or tribunal having jurisdiction over any Obligor, the Project or the subject matter of, or any party (other than a Finance Party) to any of the Transaction Documents

Completion Certificates has the meaning given to that term in Schedule 11 (Completion Tests)

Confidential Information means all information relating to the Project, Ontario, the Borrower, any Major Project Party or the Group, the Project Documents, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	the Borrower, any Major Project Party or any member of the Group or any of their respective advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Borrower, any Major Project Party or any member of the Group or any of their respective advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 40 (Confidentiality);

(ii)	is identified in writing at the time of delivery as non-confidential by the Borrower, any Major Project Party or any member of the Group or any of their respective advisers;

(iii)	is required to be publicly disclosed by any of the Parties in order to comply with their responsibilities under the Equator Principles; or

(iv)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Borrower, any Major Project Party or the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality

Confirmation of Assignment Agreement means the letter agreement dated 3 October 2014 from MPV and Ontario to De Beers, confirming, amongst other things, the assignment of MPV’s Participating Interest to Ontario, as acknowledged and agreed by De Beers on 10 October 2014

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Consultants means the Independent Technical Consultant, the Independent Environmental Consultant, the Independent Insurance Consultant, the Independent Diamond Consultant and each other adviser or consultant appointed in accordance with clause 31.50 (Appointment of Consultants) and Consultant means any one of them

Construction Budget means the Initial Construction Budget and thereafter each Revised Construction Budget finalised and approved in accordance with clauses 18.1 to 18.7 (Construction Budget)

Construction Costs means all costs (including Capital Expenditure, Borrower’s Costs, MPV Expenses payable prior to Project Completion, Operating Costs, Taxes (including VAT), Royalties and insurance premium payable in respect of the Project from the date of this Agreement until Project Completion), expenses and fees incurred by the Borrower or Ontario, through Ontario’s contributions made pursuant to the Joint Venture Agreement (including its contributions to the Operator’s management fee payable under the Joint Venture Agreement) or otherwise, until Project Completion

Construction Period means the period from the date of this Agreement until Project Completion

Contingency Balance means that line item in the JV Plan and Budget to be applied towards contingencies and labelled ‘Contingency’

Contribution means, in respect of a Lender in relation to the Facility at any time, the amount of any Loan then owing to that Lender under the Facility

Corrective Action Plan means a plan prepared by a reputable technical expert acceptable to the Facility Agent (acting reasonably):

(a)	detailing the event or circumstance described in clauses 22.24(a) to 22.24(f) (Environmental and Social Matters);

(b)	detailing measures to be implemented to remedy the relevant event or circumstance described in clauses 22.24(a) to 22.24(f) (Environmental and Social Matters), which remedial measures must be capable of implementation within a reasonable time and at reasonable cost; and

(c)	including a time schedule and a cost schedule for implementation of the plan

Corrupt Act means any act or omission which is corrupt in nature, including:

(a)	the offering or giving of any payment, reward or other advantage to any public official or other person, including Finance Party employees, in order to improperly or dishonestly influence the person concerned in the exercise of his or her duties;

(b)	the offering or giving of any improper, dishonest or criminal advantage to influence the action of any person holding a public office or function or a director or employee of a public authority or public enterprise or a director or official of a public international organisation;

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(c)	any act which improperly or dishonestly influences or aims improperly or dishonestly to influence the procurement process or the implementation of the business of the Borrower, including collusion between tenderers;

(d)	any act which has been found or is likely to be found by a court of competent jurisdiction to constitute an offence under any Corrupt Practices Laws;

(e)	any act of a similar nature to those described in paragraphs (a), (b), (c) and (d) above which has been admitted by the person initiating or engaging in that activity to have taken place;

(f)	any act of a similar nature to those described in paragraphs (a), (b), (c) and (d) above which has been found or is likely to be found by a court in a competent jurisdiction to be illegal, void, voidable or unenforceable under its governing law; and/or

(g)	any act of a similar nature to those described in paragraphs (a), (b), (c) and (d) above which has been found or is likely to be found by a court in any competent jurisdiction to constitute an offence under any applicable law including any Corrupt Practices Laws

Corrupt Practices Laws means:

(a)	the OECD Convention of 17 December 1997 with respect to measures against corruption of foreign public officials and any OECD Guidelines or Action Statements with respect thereto;

(b)	any other law or regulation, and the principles set out in the same, relating to bribery, kick-backs, anti-corruption or similar business practices to which any Obligor or any Finance Party is bound to comply and/or ensure or procure compliance with, including:

(i)	the UK Bribery Act 2010; and

(ii)	any other similar law or regulation in force in South Africa, Canada or any other jurisdiction to the extent that the relevant Obligor or any Finance Party is required to comply with that law or regulation

Cost Overrun means any Construction Cost which:

(a)	is not referred to in the Financial Model; or

(b)	relates to an item of Capital Expenditure which is referred to in the Financial Model but where such reference is to a lower amount than such Construction Cost; or

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(c)	results from delays in the development of the Project and is either not referred to in the Financial Model or relates to an item of Capital Expenditure which is referred to in the Financial Model but where such reference is to a lower amount than such Construction Cost; or

(d)	is referred to in the Financial Model or relates to an item of Capital Expenditure which is referred to in the Financial Model, and in each case was incorporated in the Financial Model or the Operating Budget after the date of this Agreement in accordance with clause 17 (Financial Model) or clause 18 (Budgets) on the basis that it accurately reflected a change to the JV Plan and Budget which was approved by the Technical Agent or the Facility Agent (each acting on the instructions of the Majority Lenders) prior to Ontario voting to approve such change at the JV Management Committee and at the time of such approval by the Technical Agent or the Facility Agent the amount was designated as a Cost Overrun by the Technical Agent (on the advice of the Independent Technical Consultant), in each case to the extent the use of the Contingency Balance for such Construction Costs is not approved by the JV Management Committee (provided that Ontario has acted, approved or voted on such decision in accordance with this Agreement) in accordance with the procedures for approval in the Joint Venture Agreement to fund such Construction Cost or increased Capital Expenditure

Cost Overrun Reserve Account means the account named "Cost Overrun Reserve Account" with account number [REDACTED], denominated in Canadian Dollars and held by the Borrower at the Account Bank, together with any replacement and substitute accounts opened with the consent of the Facility Agent (acting reasonably) and any sub-accounts of the foregoing

Cost Overrun Reserve Amount means [REDACTED] due to proprietary nature of sensitive business informaiton]

Cost Share has the meaning given to it in the Joint Venture Agreement

Cost to Complete Certificate means a certificate, substantially in the form set out in Part 4 of Schedule 5 (Form of Cost to Complete Certificate) and duly signed by an authorised signatory of the Borrower and the Independent Technical Consultant

Cost to Complete Shortfall means:

(a)	the Available Resources are less than the Projected Project Costs; and/or

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(b)	the Available Resources (Physical Completion) are less than the Projected Project Costs (Physical Completion)

Costs Certificate means a certificate substantially in the form set out in Part 3 of Schedule 5 (Form of Costs Certificate) signed by an authorised signatory of the Borrower and provided by the Borrower to the Facility Agent and the Technical Agent in relation to each proposed Utilisation:

(a)	setting out the Eligible Costs that:

(i)	are due and payable; and

(ii)	will become due for payment within ninety (90) days from the Utilisation Date,

in a sufficient level of detail (and attaching invoices or documentation issued by the Operator evidencing such Eligible Costs) to enable the Technical Agent to verify the accuracy of the Eligible Costs;

(b)	confirming that:

(i)	(other than in relation to the Costs Certificate in relation to the first Utilisation) the proceeds of the previous Utilisation were used to pay the Eligible Costs referred to in the previous Costs Certificate or were paid to the Operator pursuant to Cash Calls; and

(ii)	the aggregate amount of Eligible Costs incurred by the Borrower does not exceed the aggregate amount of Eligible Costs anticipated to be incurred on or prior to the proposed Utilisation Date in the Construction Budget, unless due to a later than anticipated Cash Call by the Operator; and

(c)	certifying the credit balances on the USD Proceeds Account and the CAD Proceeds Account on the date of the Costs Certificate, and providing an estimate of the expected credit balances of the USD Proceeds Account and the CAD Proceeds Account on the proposed Utilisation Date

CRD IV means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC

CRR means Regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012

De Beers means De Beers Canada Inc., a corporation incorporated under the laws of Canada and having an office at Suite 900, 250 Ferrand Drive, Toronto, Ontario, M3C3G8

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De Beers Portion means the amount to be paid by Ontario in respect of a winning bid for Fancies and Special Stones to De Beers (in its capacity as JV Participant) and any other JV Participants who are not Obligors, calculated in accordance with the Joint Venture Agreement

De Beers Subordination Agreement means the subordination agreement to be entered into between De Beers in its capacity as JV Participant and the Security Trustee pursuant to the acknowledgement letter to be dated on or about the date of this Agreement from the Security Trustee to De Beers

Debt Service Reserve Account or DSRA means the account named "Debt Service Reserve Account" with account number [REDACTED], denominated in Dollars and held by the Borrower at the Account Bank, together with any replacement and substitute accounts opened with the consent of the Facility Agent and any sub-accounts of the foregoing

Decommissioning Plan means a plan (consistent with applicable laws and with best international practice) to retire the physical facilities of the Project, including decontamination, dismantlement, rehabilitation, landscaping and monitoring

Default means any Event of Default or any event or circumstance specified in clause 28 (Default) which would (upon the giving of notice, the expiry of the relevant grace period, the making of any determination, or any combination of the foregoing) constitute an Event of Default

Delay Liquidated Damages means all sums payable to or received by, or for the account of, the Borrower or Ontario under any of the Project Documents as liquidated damages (howsoever defined) for delay in completion of the subject matter of the relevant Project Document, together with all other amounts representing the proceeds of any other security, bonds or guarantees payable to or received by the Borrower or Ontario in lieu of such liquidated damages

Development Plan means, collectively (i) the Bankable Feasibility Study, (ii) the Environmental and Social Impact Assessment, (iii) the Integrated Environmental and Social Management Plan, (iv) the Technical Report, (v) the Environmental Report, (vi) the Diamond Consultant Report, and (vii) (as applicable) the Construction Budget and the Operating Budget (as the same may each be updated from time to time in accordance with this Agreement)

Diamond Auction Platform means the platform or system, approved by the Marketing Agent (acting on the instructions of the Majority Lenders) from time to time, to be used by a Diamond Broker in relation to the sale of Diamonds (other than Fancies and Special Stones unless permitted by the Marketing Agent (acting on the instructions of the Majority Lenders))

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Diamond Broker means any independent diamond broker, approved by the Marketing Agent (acting on the instructions of the Majority Lenders) and appointed by Ontario under a Diamond Brokering Agreement in relation to the marketing and sale of Diamonds (other than Fancies and Special Stones unless permitted by the Marketing Agent (acting on the instructions of the Majority Lenders))

Diamond Brokering Agreement means an agreement to be entered into between the Borrower, Ontario and a Diamond Broker, in form and substance satisfactory to the Marketing Agent (acting on the instructions of the Majority Lenders and on the advice of the Independent Diamond Consultant)

Diamond Consultant Report means each report made by the Independent Diamond Consultant in connection with the Independent Diamond Consultant's Appointment Letter

Diamond Sorter means the owner/operator of the Yellowknife Facility or such other entity appointed by the Operator to sort diamonds from the Project

Diamond Sorting Agreement means the agreement to be entered into between the Operator and the Diamond Sorter in relation to the sorting and splitting of diamonds produced at the Project by the Diamond Sorter at the Yellowknife Facility

Diamond Transporter means any diamond transporter approved by the Marketing Agent (acting on the instructions of the Majority Lenders) and appointed by Ontario from time to time under a Diamond Transportation Agreement in relation to the transportation of Diamonds to the Diamond Broker

Diamond Transportation Agreement means the agreement to be entered into between the Borrower, Ontario and the Diamond Transporter, in form and substance satisfactory to the Marketing Agent (acting on the instructions of the Majority Lenders and on the advice of the Independent Diamond Consultant)

Diamond Valuation Reports means the regular diamond valuation reports to be provided by the Independent Diamond Consultant during the Facility Period pursuant to clauses 22.33 to 22.34 (Diamond Valuation Report)

Diamond Valuer means the diamond valuer approved by the Marketing Agent (acting on the instructions of the Majority Lenders) and appointed by Ontario from time to time under the Diamond Valuer Appointment Letter or employed by the Borrower in relation to the valuation of Diamonds

Diamond Valuer Appointment Letter means the appointment agreement to be entered into between Ontario and the Diamond Valuer, in form and substance satisfactory to the Marketing Agent (acting on the instructions of the Majority Lenders and on the advice of the Independent Diamond Consultant)

Diamonds means those diamonds (including Fancies and Special Stones) produced from the Project to which Ontario is entitled under the Joint Venture Agreement

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Direct Agreements means any direct agreement with a Major Project Party required by the Facility Agent from time to time, provided that, where any Project Document ceases to be a Project Document in accordance with this Agreement, such Direct Agreement shall cease to be a Direct Agreement under this Agreement

Disruption Event means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted

Distribution means:

(a)	any payment by the Borrower or Ontario, of dividends or other distribution (whether in cash or in kind) and any bonus issue or any return of capital including any payment in respect, or on the redemption, of any share capital whether at a premium or otherwise;

(b)	any payment of interest, principal or any other amount in respect of any shareholder loans or loan notes or in respect of any Financial Indebtedness owed by the Borrower or Ontario to any of its direct or indirect shareholders or other Affiliates, including any purchase by the Borrower or Ontario of any shareholder loans or such Financial Indebtedness;

(c)	any payment or discharge by way of set-off, counterclaim or otherwise in respect of Financial Indebtedness made by the Borrower or Ontario to any of its direct or indirect shareholders or other Affiliates or in respect of shareholder loans; and

(d)	all and any amounts paid or payable pursuant to the Management Agreement to the extent such amounts are not incorporated into the Financial Model

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Distribution Account means the Dollar denominated account named "Distribution Account" with account number [REDACTED] and held by the Borrower at the Account Bank, together with any replacement and substitute accounts opened with the consent of the Facility Agent and any sub-accounts of the foregoing

Distribution Conditions means:

(a)	Project Completion has occurred;

(b)	the First Repayment Date has occurred;

(c)	the credit balance on the Debt Service Reserve Account on the relevant Scheduled Calculation Date falling after Project Completion is equal to or greater than the DSRA Minimum Balance for that Scheduled Calculation Date;

(d)	(unless all MPV Expenses have been paid in full to De Beers) the credit balance on the Sunk Cost Reserve Account on the relevant Scheduled Calculation Date falling after Project Completion is equal to or greater than the Sunk Cost Reserve Minimum Balance for that Scheduled Calculation Date;

(e)	the credit balance on the Cash Call Reserve Account on the relevant Scheduled Calculation Date falling after Project Completion is equal to or greater than the Cash Call Reserve Minimum Balance for that Scheduled Calculation Date;

(f)	the credit balance on the Reclamation Reserve Account on the relevant Scheduled Calculation Date falling after Project Completion is equal to or greater than the Reclamation Reserve Minimum Balance for that Scheduled Calculation Date;

(g)	no Default has occurred and is continuing or would result from the making of such payment into the Distribution Account;

(h)	the Borrower has given the Facility Agent at least three (3) Business Days’ notice of the amount of the proposed transfer to the Distribution Account;

(i)	payment is made in accordance with the Payment Cascade;

(j)	on the relevant Calculation Date the Historic Debt Service Cover Ratio for the Calculation Period ending on that Calculation Date is greater than [REDACTED];

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(k)	on the relevant Calculation Date the Forecast Debt Service Cover Ratio for the next Calculation Period and the Calculation Period ending on each subsequent Scheduled Calculation Date until the Final Scheduled Repayment Date is greater than [REDACTED];

(l)	on the relevant Calculation Date the Loan Life Cover Ratio on that Calculation Date and any future Scheduled Calculation Date until the Final Scheduled Repayment Date is greater than [REDACTED];

(m)	on the relevant Calculation Date and on each Scheduled Calculation Date until the Final Scheduled Repayment Date the Ore Reserve Tail Ratio is greater than thirty per cent [REDACTED];

(n)	all other payments due to be made from the Project Accounts by the date on which the transfer of funds from the USD Proceeds Account to the Distribution Account will occur, have been made; and

(o)	following the transfer of funds from the USD Proceeds Account to the Distribution Account, the aggregate credit balances on the Proceeds Accounts and the Cash Call Reserve Account will be at least sufficient to meet Operating Costs (other than MPV Expenses) anticipated to fall due and payable within the ninety (90) day period following such transfer

Dodd-Frank Act means the Dodd-Frank Wall Street Reform and Consumer Protection Act of the United States of America, passed in 2010, and all requests, rules, guidelines or directives there under or issued in connection therewith

Dollar Equivalent means, in relation to an amount specified in a particular currency (the first amount), the net amount of Dollars which the Facility Agent determines can be purchased with the first amount by applying the spot rate for that foreign exchange conversion which the Account Bank applies to its customers generally at or about 11.00 a.m. on the day on which the calculation falls to be made

Dollars and US$ means the lawful currency from time to time of the United States of America

DSRA Minimum Balance means on any date the aggregate amount of principal and interest falling due for payment under the Finance Documents in respect of the Facility in the nine (9) Month period commencing on the day immediately following that date as calculated by the Technical Agent and notified to the Facility Agent and the Borrower promptly upon the determination of such calculation

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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DSRA Minimum Balance (Project Completion) means on any date the aggregate amount of principal and interest falling due for payment under the Finance Documents in respect of the Facility in the six (6) Month period commencing on the day immediately following that date as calculated by the Technical Agent and notified to the Facility Agent and the Borrower promptly upon the determination of such calculation

Economic Assumptions means the economic assumptions (including, without limitation, those relating to diamond prices, interest rates, inflation, rates of taxation and VAT) listed in Schedule 10 (Economic Assumptions) and incorporated in the Financial Model delivered to the Facility Agent at or before Financial Close in accordance with clause 4.1 (Initial conditions precedent), as amended from time to time in accordance with and subject to this Agreement

Eligible Costs means, at any time, the amounts payable by the Borrower or Ontario (including where applicable by contributions by Ontario to the Operator made pursuant to the Joint Venture Agreement) in respect of:

(a)	Construction Costs;

(b)	Operating Costs payable on or before Project Completion;

(c)	Borrower's Costs payable on or before Project Completion;

(d)	Finance Costs payable on or before Project Completion;

(e)	Taxes (including VAT) payable by the Borrower in respect of the Project on or before Project Completion; and

(f)	any other fees, costs and expenses approved by the Facility Agent (acting on the instructions of the Majority Lenders) as Eligible Costs,

in each case as set out in the Financial Model or otherwise approved by the Majority Lenders

Emergency means a condition, circumstance or situation which, in the reasonable opinion of the Borrower:

(a)	was unforeseeable at the time that the Operating Budget or Construction Budget, as the case may be, was prepared; and

(b)	presents, or is likely to present, a physical threat to:

(i)	persons or property;

(ii)	the Environment; or

(iii)	the security, integrity or reliability of the Project,

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and in the good faith judgment of the Borrower, requires the taking of immediate measures to prevent or mitigate such threat within a timeframe that makes it impractical to obtain the consent of the Majority Lenders

English Debenture means the English law debenture granting fixed and floating security over certain assets of the Obligors to be entered into on or about the date of this Agreement

Environment includes (but is not limited to):

(a)	the air (including the air within buildings and the air within other natural or man-made structures above or below ground);

(b)	ground water, surface water, coastal or inland waters, aquifers, pipes, drains and sewers;

(c)	land, including buildings and other structures in, on or under it and any soil and anything below the surface of the land; and

(d)	human health or safety, living organisms and ecological systems

Environmental and Social Assessment is the process that determines the potential environmental and social risks and impacts (including labour, health and safety) of a proposed Project in its area of influence

Environmental and Social Impact Assessment or ESIA means the environmental impact statement prepared by the Operator dated December 2010 in respect of the Project, as amended and supplemented from time to time with the consent of the Majority Lenders

Environmental and Social Incident and Environmental and Social Accident means:

(a)	any condition, circumstance or situation that arises or occurs in connection with the Project, which was not foreseen or was not foreseeable by an Obligor at the date of this Agreement, and such circumstance or situation:

(i)	adversely affects, or is likely to adversely affect, the ability of the Operator to operate the Project safely in accordance with the Environmental and Social Standards and the Development Plan; and/or

(ii)	presents, or is likely to present, a physical threat to persons or property or the Environment or a threat to the security, integrity or reliability of the Project; or

(b)	an unexpected event in connection with the Project that causes significant physical injuries or death to one or more persons, significant damage to property, or adverse environmental impacts,

including any explosion, spill or workplace accident which results in death, serious or multiple injuries or material environmental contamination, any violent labour unrest or dispute with local communities

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Environmental and Social Management System means the environmental, social, health and safety management system of the Operator designed to identify, assess and manage risk with respect to Environmental and Social Matters as described in system manuals, operational policies, management programs and plans, procedures requirements, performance indicators, audits and inspections, and practices and defining desired outcomes as measurable events, together with:

(a)	performance indicators;

(b)	targets;

(c)	acceptable criteria; and

(d)	corrective action mechanisms,

tracked over defined time periods and with estimates of the resources and responsibilities for implementation, and including the Integrated Environmental and Social Management Plan, organisational capacity, training, monitoring and reporting

Environmental and Social Matters means any aspects, matters or issues relating to Environmental or Social Matters and relevant to the Project, including those identified in the Environmental and Social Impact Assessment and the Environmental and Social Management System

Environmental and Social Monitoring Reports means the regular monitoring reports to be provided by the Independent Environmental Consultant during construction and operational phases pursuant to clauses 22.6 and 22.7 (Environmental and Social Report)

Environmental and Social Standards means:

(a)	applicable Environmental Law;

(b)	applicable Social Law;

(c)	the Kimberley Process;

(d)	the Equator Principles; and

any other document, policy or guideline necessary in order to allow the Lenders to demonstrate compliance with the Equator Principles in respect of their lending or any other financial exposure to the Borrower under the Finance Documents and which is designated as such by, and notified to the Borrower by, the Facility Agent

Environmental Contaminant means any pollutant or contaminant (including any chemical, biological, industrial, radioactive, dangerous, toxic or hazardous substance, water or residue, whether in solid or liquid form or a gas or vapour and whether alone or in combination with any other substance) and any genetically modified organisms

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Environmental Law means any law, bylaw, code, guideline, regulation, decree, lawful demand or demand letters or notices, interdicts, judgments, orders, writ, rule, injunction or decree or plans issued, promulgated or approved by or entered into with any Competent Authority which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace, including but not limited to health and safety matters; or

(c)	the generation, handling, storage, use, release, spillage, disposal, transportation or burial of any Environmental Contaminant

Environmental or Social Claim means any litigation, arbitral proceedings, administrative proceedings, claim, complaint, notice or inquiry by any person in connection with a breach or alleged breach of, or any liability or potential liability arising under:

(a)	any Environmental and Social Standard; or

(b)	any Environmental or Social Permit

Environmental or Social Permits means any permit, licence, wayleave, approval, filing, registration, exemption, consent and other authorisation and the filing of any notification, report or assessment required under any applicable Environmental Law or any Social Law for the operation of the Project or in order for the Obligors or the Operator to comply with their respective obligations under the Transaction Documents or generally to operate the Project

Environmental Report means the review of the Bankable Feasibility Study and other environmental aspects of the Project (including an assessment of the Project's compliance with Environmental and Social Standards and Environmental or Social Permits) prepared by the Independent Environmental Consultant, in substantially the form as the draft thereof furnished to the Technical Agent on or about the date of this Agreement and otherwise in a form acceptable to and provided to the Facility Agent pursuant to Part 1 of Schedule 3 (Conditions Precedent) and each other report made by the Independent Environmental Consultant in connection with the Independent Environmental Consultant's Appointment Letter

EPCM Contract means the engineering, procurement and construction management services agreement for the Project made between the Operator and the EPCM Contractor dated on or about 1 April 2014

EPCM Contractor means [REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Equator Principles means those principles so entitled and described in "The Equator Principles - A financial industry benchmark for determining, assessing and managing social and environmental risk in projects" dated June 2013 and available, at the date of this Agreement, at http://www.equator-principles.com)

Equity Contributions means any investment made or to be made by the Parent in the Borrower or Ontario, or by the Borrower in Ontario (or any expenditure made by the Parent or the Borrower on account of Ontario for the purpose of the Project as evidenced by a certificate signed by an authorised signatory of the Parent prior to Financial Close) by way of direct or indirect (in the case of Ontario, through the Borrower) subscription for shares or intercompany loans (including the Intra-Group Loan) and shall include the Initial Equity Contribution and any Additional Equity Contribution

Equivalent means, in relation to an amount specified in a particular currency (the first amount), the net amount of any other currency which the Facility Agent determines can be purchased with the first amount by applying the spot rate for that foreign exchange conversion which the Account Bank applies to its customers generally at or about 11.00 a.m. on the day on which the calculation falls to be made

Event of Default means any event or circumstance specified as such in clause 28 (Default)

Excess Cashflow means, in respect of any Cash Sweep Period for which it is being calculated, CFADS for that period, minus:

(a)	the aggregate of all scheduled repayments and mandatory prepayments of principal falling due in relation to any Loan (except any prepayments to be made pursuant to clauses 7.6 (Mandatory prepayment - cash sweep), and any voluntary prepayments made, in respect of the Loans during that Cash Sweep Period together with any Break Costs or Hedging Termination Amounts in relation to those prepayments;

(b)	the aggregate of all accrued interest paid, payable or capitalised under the Finance Documents during that Cash Sweep Period;

(c)	the aggregate of all other Finance Costs paid or payable under or in connection with the Finance Documents during that Cash Sweep Period (except any prepayments to be made pursuant to clauses 7.6 (Mandatory prepayment - cash sweep); and

(d)	the aggregate of all amounts withdrawn from the Proceeds Accounts and paid into the Debt Service Reserve Account, the Cash Call Reserve Account and the Sunk Cost Reserve Account in accordance with the Finance Documents during that Cash Sweep Period, provided that if Excess Cashflow is negative for any period, then Excess Cashflow for such period shall be deemed to be zero (0)

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Existing Lender has the meaning given to it in clauses 29.1 to 29.7 (Assignments and transfers by the Lenders)

Facility means the project term loan facility in an aggregate amount not exceeding three hundred and seventy million Dollars (US$370,000,000)

Facility Office means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement

Facility Period means the period from the date of this Agreement until all the obligations of the Obligors under the Finance Documents have been unconditionally and irrevocably discharged to the satisfaction of the Finance Parties and no Commitment is in force

Fancies and Special Stones means ‘Fancies’ and ‘Special Stones’, each as defined in the Joint Venture Agreement

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction

FATCA FFI means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction

Fee Letters means each fee letter setting out the fees referred to in clause 11 (Fees), and Fee Letter means any one of them

Final Scheduled Repayment Date means the date which is eighty four (84) Months following Financial Close, provided that if such date is not a Business Day, the Final Scheduled Repayment Date shall be the immediately preceding Business Day

Finance Costs means, for any period, the aggregate of all amounts required to be paid by the Borrower during such period by way of:

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(a)	all repayments of principal in respect of all Loans;

(b)	interest, capitalised interest, fees, capitalised fees, commissions, costs, hedging premia and expenses to any Finance Party under the Finance Documents; and

(c)	payments by the Borrower under any Hedging Agreement relating to the hedging of interest rates (less any amounts received by the Borrower under such Hedging Agreements during such period, if applicable)

Finance Documents means:

(a)	this Agreement;

(b)	the Fee Letters;

(c)	each Hedging Agreement;

(d)	the Intercreditor Deed;

(e)	the Accounts Agreement;

(f)	each Security Document;

(g)	the De Beers Subordination Agreement;

(h)	any written notice or acknowledgement given by or on behalf of a Finance Party to De Beers (or any other JV Participant) pursuant to the Joint Venture Agreement, any Security Document or the De Beers Subordination Agreement;

(i)	the Irrevocable Payment Instructions;

(j)	the Intra-Group Loan Agreement;

(k)	any Direct Agreements;

(l)	each Intercreditor Accession Deed;

(m)	each Transfer Certificate; and

(n)	any other document designated as such by the Facility Agent and the Borrower (each acting reasonably)

Finance Parties means the Facility Agent, the Joint Lead Arrangers, the Bookrunners, the Hedge Providers, the Security Trustee, the Technical Agent, the Account Bank, the Insurance Agent, the Marketing Agent, the Documentation Agent and the Lenders and Finance Party means any one of them

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Financial Close means the date on which the Facility Agent gives notice to the Borrower under clause 4.2 (Initial conditions precedent)

Financial Indebtedness means any Indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IAS, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under IAS);

(f)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of that derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a Guarantee, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability which liability would fall within one of the other paragraphs of this definition or liabilities relating to any post-retirement benefit scheme;

(h)	any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Final Scheduled Repayment Date;

(i)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than ninety (90) days after the date of supply;

(j)	any amount raised under any transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under IAS; and

(k)	the amount of any liability in respect of any Guarantee for any of the items referred to in paragraphs (a) to (j) above

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Financial Model means the spreadsheet-based financial model developed by the Borrower and the Lenders and agreed in writing between the Borrower and the Lenders and delivered to the Facility Agent in accordance with clause 4.1 (Initial conditions precedent), incorporating the Construction Budget, the Operating Budget and the Life of Mine Plan, prepared based on the latest approved JV Plan and Budget as at the date of this Agreement and as amended, updated and replaced from time to time subject to, and in accordance with, clause 17 (Financial Model) and the terms and conditions of this Agreement

First Repayment Date means the earlier of:

(a)	the date which is three (3) Months following Project Completion; and

(b)	31 December 2017,

provided that if such date is not a Business Day, the First Repayment Date shall be the immediately preceding Business Day

Forecast means a forecast prepared and delivered by the Borrower in accordance with clause 17 (Financial Model)

Forecast CFADS means, in respect of a period, the CFADS forecast to be received during that period

Forecast Debt Service Cover Ratio means, in respect of any Calculation Date, the ratio of:

(a)	Forecast CFADS; to

(b)	the aggregate of projected Finance Costs,

in each case, for the relevant future Calculation Period

Free, Prior and Informed Consent means consent (which need not be unanimous) which has been given without force, intimidation, coercion, or pressure being applied by anyone in advance of any authorisation or commencement of the Project, on the basis of having all the relevant information to make a decision about whether to agree to the Project or not

GHG means any substance recognised as a greenhouse gas under the United Nations Framework Convention on Climate Change, Kyoto Protocol and any decisions, guidelines, modalities and procedures made pursuant to them, as amended or replaced from time to time

GHG Alternatives Analysis means an analysis conducted by or on behalf of the Borrower or the Operator, in accordance with internationally recognised methodologies and good practice, of technically and financially feasible options available to reduce Project-related GHG emissions during the design, construction and operation of the Project, as more particularly described in Annex A to the Equator Principles

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Good Industry Practice means, at any particular time, those practices, methods, activities, techniques and standards as are in accordance with good and acceptable international mining industry standards and in accordance with modern and effective techniques, materials and methods to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition

Government means the government of the Northwest Territories of Canada

Government Agency means any supranational, national, federal, state, provincial, regional or local government or government department or other entity charged with the administration, interpretation or enforcement of any applicable law

Group means the Borrower, Ontario, the Parent and each of their respective Subsidiaries for the time being and Group Member means any such entity

Group Structure Chart means the Group structure chart provided to the Facility Agent pursuant to clauses 4.1 (Initial conditions precedent) and Part 1 of Schedule 3 (Conditions Precedent)

Guarantee means any guarantee, indemnity, third party charge, bond or other assurance against financial loss by one person in respect of the obligations of another person

Guarantors means the Parent and Ontario and Guarantor means each of them

Hedge Providers means the Original Hedge Providers and any other person that has become a Party as a Hedge Provider in accordance with clause 29.18 (Accession of Hedge Providers) which, in each case, are or have become a party to the Intercreditor Deed as a Hedge Provider in accordance with the provisions of the Intercreditor Deed

Hedging Agreement means each 2002 ISDA Master Agreement (or such other ISDA pro forma Master Agreement as may be published by ISDA from time to time) and the schedule relating thereto which is entered into between the Borrower and a Hedge Provider in order to hedge rate or price risk, together with each confirmation entered into thereunder from time to time in respect of a Hedging Transaction, as amended or supplemented from time to time

Hedging Strategy means the provisions relating to Hedging Agreements set out in Schedule 12 (Hedging Strategy)

Hedging Termination Amount means any amount falling due to a Hedge Provider under a Hedging Agreement as a result of the termination of that Hedging Agreement or any Hedging Transactions (or part thereof) thereunder

Hedging Transaction has the meaning given to it in Schedule 12 (Hedging Strategy)

Hedging Transaction Date means any date on which a Hedging Transaction under a Hedging Agreement is entered into

Historic Debt Service Cover Ratio means, in respect of any Calculation Date, the ratio of:

(a)	the aggregate CFADS; to

(b)	the aggregate of the Finance Costs,

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in each case, for the relevant previous Calculation Period

Holding Company means:

(a)	in relation to a Lender, the company or entity within whose consolidated supervision that Lender is included; and

(b)	in relation to a company or corporation (other than a Lender), any other company or corporation of which it is a Subsidiary

IAS means the International Accounting Standards, as amended, replaced or supplemented from time to time by IFRS or the equivalent in each relevant jurisdiction

IFRS means international accounting standards within the meaning of GAAP Regulation 1606/2002 to the extent applicable to the relevant financial statements

Illicit Origin means any origin which is illicit or fraudulent including, without limitation, drug trafficking, corruption, bribery, organised criminal activities, terrorism, money laundering or fraud

Impact and Benefit Agreements means:

(a)	the impact and benefit agreement entered into between the Operator and Yellowknives Dene First Nation on or about 18 February 2014 in relation to the Project;

(b)	the impact and benefit agreement entered into between the Operator and North Slave Metis Alliance on or about 5 July 2013 in relation to the Project;

(c)	the impact and benefit agreement entered into between the Operator and Lutsel K’e Dene First Nation on or about 17 July 2014 in relation to the Project;

(d)	the impact and benefit agreement entered into between the Operator and Northwest Territory Metis Nation on or about 12 December 2014 in relation to the Project;

(e)	the impact and benefit agreement entered into between the Operator and Deninu Kue First Nation on or about 23 December 2014 in relation to the Project;

(f)	the impact and benefit agreement entered into between the Operator and Tlicho Government on or about 24 January 2014 in relation to the Project; and

(g)	any other impact and benefit agreements to be entered into between the Operator and any aboriginal groups in relation to the Project

Increased Costs has the meaning given to it in clause 13.1(d) (Increased costs)

Indebtedness includes any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent

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Independent Diamond Consultant means WWW International Diamond Consultants Ltd. and any reputable replacement independent diamond consultant appointed by the Facility Agent or the Marketing Agent in accordance with clause 31.50 (Appointment of Consultants)

Independent Diamond Consultant's Appointment Letter means the appointment letter between the Facility Agent or the Marketing Agent and the Independent Diamond Consultant

Independent Environmental Consultant means SRK Consulting (Canada) Inc. and any reputable replacement independent environmental and social consultant appointed by the Facility Agent or the Technical Agent in accordance with clause 31.50 (Appointment of Consultants)

Independent Environmental Consultant's Appointment Letter means the appointment letter between the Facility Agent or the Technical Agent and the Independent Environmental Consultant

Independent Insurance Consultant means Aon Reed Stenhouse Inc., or any reputable replacement Independent Insurance Consultant appointed by the Facility Agent or the Insurance Agent in accordance with clause 31.50 (Appointment of Consultants)

Independent Model Auditor means BDO Canada or any reputable replacement model auditor appointed by the Facility Agent or the Technical Agent in accordance with clause 31.50 (Appointment of Consultants)

Independent Review means a review of the Assessment Documentation including the Environmental and Social Management Plan, and the Integrated Environmental and Social Management System carried out by the Independent Environmental Consultant

Independent Technical Consultant means SRK Consulting Canada Inc. and any reputable replacement independent technical consultant appointed by the Facility Agent in consultation with the Technical Agent in accordance with clause 31.50 (Appointment of Consultants)

Independent Technical Consultant's Appointment Letter means the appointment letter between the Facility Agent or the Technical Agent and the Independent Technical Consultant

Initial Construction Budget means the budget setting out the Construction Costs and other costs expected to be incurred up to and including Project Completion and delivered to the Facility Agent under clauses 4.1 (Initial conditions precedent) and Part 1 of Schedule 3 (Conditions Precedent)

Initial Equity Contribution means an equity contribution of no less than [REDACTED] made or to be made by the Parent to Ontario (or expended by the Parent or the Borrower on account of Ontario for the purpose of the Project as evidenced by a certificate signed by an authorised

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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signatory of the Parent prior to the date of Financial Close) by way of indirect (through the Borrower) intercompany loans (pursuant to the Intra-Group Loan) on or after 1 January 2014

Initial Financial Statements means:

(a)	in respect of the Borrower, if available its latest audited financial statements, and its latest unaudited half yearly financial statements;

(b)	in respect of Ontario, if available its latest audited financial statements, and its latest unaudited half yearly financial statements; and

(c)	in respect of the Parent its audited consolidated financial statements for the year ended 31 December 2014 and its unaudited consolidated financial statements for the financial half year ended 30 June 2014

Initial Life of Mine Plan means the life of mine plan to establish, amongst other things, the expected production levels over the life of the mine (based on the Mineral Reserves), estimated cash and full costs of production which is included in the JV Plan and Budget delivered to the Facility Agent under clause 4.1 (Initial Conditions Precedent) and Part 1 of Schedule 3 (Conditions Precedent)

Initial Operating Budget means the budget setting out the costs expected to be incurred and the revenues expected to be received during the Operating Period and delivered to the Facility Agent under clause 4.1 (Initial conditions precedent) and Part 1 of Schedule 3 (Conditions Precedent)

Insurance Broker means Marsh Canada Limited or such other broker acceptable to the Majority Lenders appointed by the Obligors or the Operator, as applicable, from time to time in respect of any of the Insurances

Insurance Broker's Letter of Undertaking means the letter(s) of undertaking from the Insurance Broker to the Facility Agent and the Insurance Agent substantially in the form set out in Part B of Schedule 9 (Insurances) or in such other form agreed by the Facility Agent

Insurance Proceeds means any amount payable by Insurers in respect of the Insurances, including proceeds of claims, return premiums and ex gratia payments

Insurance Proceeds Account means the Dollar denominated account named "Insurance Proceeds Account" with account number [REDACTED] and held by the Borrower at the Account Bank, together with any replacement and substitute accounts opened with the consent of the Facility Agent (acting reasonably) and any sub-accounts of the foregoing

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Insurances means any and all of the contracts of insurance that:

(a)	the Borrower or Ontario is required to procure and maintain;

(b)	Ontario is required to use commercially reasonable efforts to procure that the Diamond Transporter procures and maintains;

(c)	Ontario is required to use commercially reasonable efforts to procure that the Diamond Broker procures and maintains; and

(d)	Ontario is required to use commercially reasonable efforts to procure that the Operator procures and maintains,

in accordance with clauses 26.31 to 26.32 (Insurances) and Schedule 9 (Insurances)

Insurer means at any relevant time, any insurer with whom any Insurances have been placed

Integrated Environmental and Social Management Plan or ESMP means the environmental and social management programme prepared by the Borrower as part of the ESIA and approved by the Competent Authority for the Project which sets out the relevant mitigation and corrective actions identified in the ESIA that must be implemented by the Obligors and/or the Operator in undertaking the Project to address Environmental and Social Matters, as provided to and approved by the Facility Agent pursuant to Part 1 of Schedule 3 (Conditions precedent) and as may be amended from time to time with the consent of the Facility Agent (following consultation with the Independent Environmental Consultant) and approved by the Competent Authority for the Project from time to time) and shall include the Decommissioning Plan

Intent Letter means the binding confirmation of intent letter from the Parent, the Borrower and Ontario to, and countersigned by, De Beers in its capacity as Operator and JV Participant dated on or about 2 December 2014

Intercreditor Deed means the intercreditor agreement dated on or about the date of this Agreement and entered into between, among others, the Facility Agent, the Security Trustee, the Hedge Providers, the Lenders, the Borrower and the Guarantors

Intercreditor Deed of Accession means each deed of accession entered into in the form set out in Schedule 1 (Deed of Accession) to the Intercreditor Deed

Interest Payment Date means the last Business Day of an Interest Period applicable to a relevant Loan

Interest Period means, in relation to a Loan, each period determined in accordance with clause 9 (Interest periods) and, in relation to an Unpaid Sum, each period determined in accordance with clauses 8.5 to 8.7 (Default interest)

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Interpolated Screen Rate means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of 11:00 a.m. (London time) on the Quotation Day for Dollars

Intra-Group Loan means the subordinated Canadian Dollar loan made on terms acceptable to the Majority Lenders by the Borrower to Ontario in order to fund costs and expenses incurred or to be incurred by Ontario

Intra-Group Loan Agreement means the agreement documenting the Intra-Group Loan between the Borrower and Ontario to be entered into on or about the date of this Agreement

Irrevocable Payment Instructions means the irrevocable payment instructions to be given by the Borrower and Ontario to the Account Bank and the Facility Agent on or about the date of this Agreement authorising and instructing the Account Bank to, amongst other things, make transfers between the relevant Project Accounts and make payments from the Proceeds Accounts directly to the Operator, any JV Participant (other than Ontario) and/or De Beers

Joint Venture means the unincorporated joint venture established under the Joint Venture Agreement in order to develop and operate the Project

Joint Venture Agreement means the amended and restated joint venture agreement between the Parent, Camphor Ventures Inc. and De Beers, dated on or about 3 July 2009 as further amended by the Intent Letter, in respect of which the Parent transferred its rights and obligations to Ontario pursuant to the Ontario Rollover Agreement and the JV Assignment Agreement

Joint Venture Property has the meaning given to it in the Joint Venture Agreement

JV Assignment Agreement means the assignment and assumption confirmation agreement between MPV and Ontario dated 26 March 2015 pursuant to which MPV assigns all its right, title and interest to the Joint Venture Agreement, including its Participating Interest, to Ontario with effect from 2 October 2014

JV Event of Default means an ‘Event of Default’, an ‘MPV Default’ and an ‘MPV Subsequent Default’, each as defined in the Joint Venture Agreement

JV Management Committee means the ‘Management Committee’ as defined in the Joint Venture Agreement

JV Participants means the ‘Participants’ as defined in the Joint Venture Agreement

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JV Plan and Budget means the ‘Plan and Budget’ as defined in the Joint Venture Agreement which, for the avoidance of doubt, includes a mine plan prepared by the Operator in relation to the Project

JV Special Business means ‘Special Business’ as defined in the Joint Venture Agreement and any other matter relating to the Project or the Joint Venture Agreement which is subject to the Unanimous Approval (as defined in the Joint Venture Agreement) of the JV Participants

Lenders means the Original Lenders and any New Lenders and Lender means any of them

Letter of Credit Agreement means each credit support and reimbursement agreement entered into between De Beers and any Obligor in relation to letters of credit required under Environmental and Social Permits

LIBOR means, in relation to any Loan:

(a)	the applicable Screen Rate as of 11:00 a.m. (London time) on the Quotation Day for Dollars and for a period equal in length to the Interest Period for that Loan; or

(b)	as otherwise determined pursuant to clauses 10.1 to 10.3 (Unavailability of Screen Rate),

provided that if any such rate for LIBOR is below zero per cent (0%) per annum, LIBOR shall be deemed to be zero per cent (0%) per annum

Life of Mine Plan means the Initial Life of Mine Plan and thereafter each Updated Life of Mine Plan finalised and approved in accordance with clauses 18.17 to 18.23 (Life of Mine Plan)

Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan (including any amount of interest capitalised pursuant to clause 8.3 (Payment of interest) and any commitment fees capitalised pursuant to clause 11.3 (Commitment Fee))

Loan Life Cover Ratio means, in respect of any Calculation Date, the ratio of A to B where:

(a)	A is the aggregate of (1) the net present value (calculated at the maximum cost of debt of the Borrower under this Agreement and discounted in the same manner as in the Financial Model) of Forecast CFADS from such Calculation Date to the Final Scheduled Repayment Date, and (2) the balance of the Debt Service Reserve Account on such Calculation Date; and

(b)	B is the aggregate of all the Loans outstanding on such Calculation Date,

calculated in accordance with the then current Financial Model.

In calculating the Loan Life Cover Ratio, it shall be assumed that all payments and all transfers between Project Accounts due to be made on the relevant Calculation Date are in fact made

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Major Project Party means:

(a)	the Borrower;

(b)	Ontario;

(c)	the Parent;

(d)	the Operator;

(e)	for the purposes of clauses 28.11 (Insolvency) to 28.14 (Cessation of Business) only, De Beers in its capacity as JV Participant;

(f)	the EPCM Contractor;

(g)	any Diamond Broker;

(h)	the Diamond Transporter;

(i)	each Offtaker;

(j)	the Diamond Sorter;

(k)	any other party to any agreement with the Operator, the Borrower, Ontario and/or the Parent in relation to the Project who the Facility Agent determines is material for the purposes of the Project or the Group’s involvement in the Project (including the Diamond Valuer and any JV Participant) and who is designated as a Major Project Party by the Facility Agent from time to time, provided that, in the case of the persons specified in paragraphs (f) to (k) (inclusive) above, those persons shall cease to be Major Project Parties when the obligations under the relevant Project Documents to which they are a party have been performed in full and no further obligations or liabilities remain thereunder

Majority Lenders has the meaning given to it in the Intercreditor Deed

Make Whole Amount means an amount equal to [REDACTED] of all or any part of a Loan prepaid in accordance with clause 7.12 (Voluntary prepayment)

Management Agreement means the management agreement between the Borrower and the Parent to be entered into on or about the date of this Agreement

Mandatory Cost means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 7 (Mandatory Cost Formula)

Margin means [REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Maintenance Expenditure means all expenditure incurred or to be incurred in connection with the maintenance and repair of the Project Assets

Material Adverse Effect means the effect or likely effect of any event or circumstance which (either individually or when taken into consideration with any other event or circumstance) in the opinion of the Majority Lenders (acting on the instructions of the Independent Technical Consultant, where the Majority Lenders consider it appropriate):

(a)	is, or is reasonably likely to be, materially adverse to the ability of any Obligor to perform or comply with any of its payment or other obligations under any Finance Document or the Intra-Group Loan; or

(b)	is, or is reasonably likely to be, materially adverse to the ability of any Obligor or the Operator, as applicable, to perform or comply with any material obligations under any Project Document; or

(c)	is, or is reasonably likely to be, materially adverse to the ability of Ontario the Borrower or the Operator, as applicable, to develop and operate the Project in a manner which is consistent with the financial projections and other information contained in the Financial Model and the Development Plan and in accordance with Environmental and Social Standards; or

(d)	is, or is reasonably likely to be, materially prejudicial to the business, operations, performance or financial condition of Ontario, the Borrower or the Project, or the Operator, as applicable, and/or, in the case of any determination of a Material Adverse Effect made prior to the release of the guarantee of the Parent made pursuant to clause 20 (Guarantee), the Parent; or

(e)	has or is reasonably likely to have a material adverse effect on the validity or enforceability of, or on the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents

Mineral Reserves means the mineral reserves that have been estimated for the Project in accordance with the Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 and November 27, 2010

Mineral Resources means the mineral resources that have been estimated for the Project in accordance with the Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 and November 27, 2010

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Mining Licences means the following mining licences granted by the Minister of the Department of Indian Affairs and Northern Development to the Operator in respect of the Project:

(a)	licence number 4199 dated 15 July 2002;

(b)	licence number 4200 dated 15 July 2002;

(c)	licence number 4201 dated 15 July 2002; and

(d)	licence number 4341 dated 17 July 2002

Mining Rights means all interests in the surface of any lands, the minerals in (or that may be extracted from) any lands, all royalty agreements, water rights, patented and unpatented mining claims, fee interest, minerals licences, mining licences (including the Mining Licences) profits-a-prendre, joint ventures and other leases, rights-of-way, inurements, licences and other rights and interests used by or necessary to the Operator (or Ontario, as applicable) to construct, develop and operate the Project

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last month of any period

MPV Expenses has the meaning given to it in the Joint Venture Agreement. For the avoidance of doubt, MPV Expenses includes all interest accrued in relation to the principal amounts of MPV Expenses

New Lender means a bank, financial institution or trust fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (and which may or may not already be a Lender) to which a Lender transfers or assigns all or part of its rights and/or obligations in accordance with clause 29 (Changes to the Lenders) but does not include a Lender who has transferred all its rights and obligations under this Agreement

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Obligors means, at all times, the Borrower, Ontario and the Parent and Obligor means any of them

Offtake Contract means a contract for the sale and purchase of Diamonds made between the Borrower and an Offtaker, in form and substance satisfactory to the Marketing Agent (acting on the instructions of the Majority Lenders)

Offtaker means a counterparty approved by the Marketing Agent (acting on the instructions of the Majority Lenders) to an Offtake Contract who will, pursuant to such Offtake Contract, make bids for and purchase Fancies and Special Stones

Ontario General Security Agreement means the Ontario law general security agreement granting, in favour of the Security Trustee, a fixed and floating security interest in certain assets of Ontario to be entered into on or about the date of this Agreement

Ontario Rollover Agreement means the rollover agreement entered into on or about 2 October 2014 between the Parent and Ontario in relation to transferring the Parent’s Participating Interest to Ontario

Operating Budget means the Initial Operating Budget and thereafter each Revised Operating Budget finalised and approved in accordance with clauses 18.10 to 18.14 (Operating Budget)

Operating Costs means all costs and expenses incurred by Ontario or the Borrower, through contributions under the Joint Venture Agreement (including Ontario’s contributions to the Operator’s management fee payable under the Joint Venture Agreement) or otherwise, in operating and implementing the Project including:

(a)	Borrower's Costs;

(b)	amounts paid or payable by the Borrower or Ontario under the Project Documents;

(c)	amounts paid or payable by the Borrower or Ontario under any Hedging Agreements;

(d)	premia paid or payable by the Borrower or Ontario in respect of Insurances;

(e)	Maintenance Expenditure;

(f)	MPV Expenses payable after Project Completion (if any);

(g)	Approved Capital Expenditure;

(h)	all consumables and supplies costs, including fuel and electricity costs;

(i)	Taxes and Royalties;

(j)	reasonable fees, costs and expenses of the legal, technical, financial and other advisers to the Borrower properly incurred by the Borrower for the purposes of the Project, including the Diamond Broker, the Diamond Transporter and the Diamond Valuer;

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(k)	costs and expenses paid or payable to Consultants under the Finance Documents;

(l)	(without double counting) costs and expenses (other than fees) payable under the Management Agreement to the extent such costs and expenses have been included in the Financial Model; and

(m)	all other costs agreed by the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower as Operating Costs,

but excluding the following:

(i)	Construction Costs;

(ii)	Finance Costs other than those specified in paragraphs (j) and (k) above;

(iii)	Capital Expenditure (other than that specifically described in paragraphs (b) to (m) above);

(iv)	amounts incurred or paid in respect of shareholder loans and any payment permitted to be made pursuant to clauses 25.29 and 25.31 (Distributions);

(v)	other costs determined by the Facility Agent as not being Operating Costs

Operating Period means the period commencing on Project Completion and ending on the last day of the Facility Period

Operating Report means a report prepared by the Borrower in accordance with clauses 22.4 and 22.5 (Operating Report)

Operator means De Beers in its capacity as the operator appointed under the Joint Venture Agreement and any replacement operator appointed under the Joint Venture Agreement from time to time

Ore Reserve Tail Ratio means the percentage ratio of:

(a)	the total forecast contained diamonds in Mineral Reserves remaining to be mined until the Project Termination Date, calculated in accordance with the then current Financial Model; to

(b)	the total forecast contained diamonds in Mineral Reserves as reflected in the Financial Model on the date of Financial Close

Original Hedge Providers means, at any time, those banks and financial institutions listed in Part 2 of Schedule 1 (The Original Hedge Providers) as Hedge Providers

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Original Lenders means, at any time, those banks and financial institutions listed in Part 1 of Schedule 1 (The Original Lenders) as Lenders which have not transferred all their rights and obligations under this Agreement to a New Lender

Other Stakeholders are those not directly affected by the Project but have an interest in it, including national and local authorities, neighbouring projects and/or non-governmental organisations

Parent Share Pledge means the Ontario law share pledge granting, in favour of the Security Trustee, a security interest over the Parent’s shares in the Borrower to be entered into on or about the date of this Agreement

Participating Interest has the meaning given to it in the Joint Venture Agreement

Party means a party to this Agreement

Payment Cascade has the meaning given to it in the Intercreditor Deed

Perfection Certificate means the perfection certificate issued and certified by each of the Borrower, Ontario and the Parent to the Lenders detailing, among other things, the locations of the assets of each Group Member and the legal names and registered office addresses of each Group Member

Performance Liquidated Damages means all sums payable to or received by the Borrower or Ontario under any of the Project Documents as liquidated damages for shortfalls in performance, together with all other amounts representing the proceeds of any other security, bonds or guarantees payable to or received from by the Borrower or Ontario in lieu of such liquidated damages

Permitted Disposal means any disposal permitted by clauses 25.11 and 25.12 (No disposals)

Permitted Indebtedness means:

(a)	any Indebtedness incurred under, or as expressly permitted by, the Transaction Documents, provided that Indebtedness incurred by any Obligor after the date of this Agreement in relation to any Reclamation Obligations shall only constitute Permitted Indebtedness to the extent that the Facility Agent (acting on the instructions of the Majority Lenders) has approved the incurrence of such Indebtedness;

(b)	any trade or other similar unsecured Indebtedness incurred by the Borrower or the Operator (in its capacity as such) in the ordinary course of trade (i) by way of open accounts extended by suppliers of goods and services, or letters of credit opened for the benefit of suppliers of goods and services or (ii) in respect of guarantee obligations,

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indemnification obligations or similar obligations, in each case on normal trade terms (including no provision for the payment of interest, other than in the normal course of business) [REDACTED]

(c)	in relation to the Parent, any Indebtedness (other than as listed in other parts of this definition) which does not exceed, in aggregate, [REDACTED] incurred in respect of any assets which are not Project Assets provided that the Facility Agent is satisfied that (a) such Indebtedness is satisfactorily ring-fenced from the Facility and the Project; (b) no Material Adverse Effect is likely to occur as a result of the Parent incurring such Indebtedness; and (c) such Indebtedness is, prior to Project Completion, unsecured, and at any time, not secured by a Project Asset or any asset subject to or expressed to be subject to the Security Documents;

(d)	without prejudice to clauses 24.9 (Taxes and judgments) any Indebtedness incurred to a relevant Competent Authority in relation to any deferred payment of any Tax or judgment;

(e)	any Indebtedness secured by a Permitted Security Interest; and

(f)	any other Indebtedness (including in connection with any Hedging Agreement) permitted by the Facility Agent (acting on the instructions of the Majority Lenders) from time to time

Permitted Investment means:

(a)	in relation to any Permitted Investment from amounts standing to the credit of:

(A)	any Proceeds Account or the Debt Service Reserve Account, a debt instrument that has, at the time it is acquired, a remaining maturity of less than ninety (90) days; or

(B)	the Sunk Cost Reserve Account, the Cash Call Reserve Account, the Cost Overrun Reserve Account a debt instrument that can be matured within one (1) Business Day,

and in each case:

(ii)	that is denominated in Dollars or Canadian Dollars;

(iii)	that is not a bearer instrument; and

(iv)	that is issued or guaranteed by the Government of Canada; or

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(b)	in relation to any Permitted Investment from amounts standing to the credit of:

(A)	any Proceeds Account or the Debt Service Reserve Account a certificate of deposit, time deposit or overnight bank deposit having maturities of less than ninety (90) days from the date of acquisition; or

(B)	the Sunk Cost Reserve Account, the Cash Call Reserve Account, the Cost Overrun Reserve Account a certificate of deposit, time deposit or overnight bank deposit that can be matured within one (1) Business Day, and in each case:

(ii)	that is denominated in Dollars, or Canadian Dollars (as applicable in accordance with the Finance Documents);

(iii)	(in the case of the Borrower and Ontario only) that is held in the Project Accounts in accordance with this Agreement; and

(iv)	issued by any commercial bank organised under the laws of Canada rated no worse than A by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or A-2 by Moody’s Investors Services Inc. (“Moody’s”) (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognised rating service);

(c)	with respect to the Proceeds Account and the Reclamation Reserve Account, any deposit necessary as a matter of regulation in respect of any reclamation or rehabilitation bonds; and

(d)	with respect to all Project Accounts, other than the Distribution Account, a debt instrument or deposit (of a type which the Account Bank can accommodate) which is otherwise approved by the Majority Lenders in consultation with the Account Bank

Permitted Security Interest means:

(a)	any Security Interest constituted by or arising under the Transaction Documents (other than the Joint Venture Agreement or in relation to any Reclamation Obligations);

(b)	any Security Interest constituted by or arising under the Joint Venture Agreement which is acknowledged and accepted by the Security Trustee in the Subordination Agreement and any other written acknowledgement given by the Security Trustee to De Beers, provided that any such Security Interest may not be further evidenced or otherwise documented without the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders;

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(c)	any Security Interest constituted by or arising under or in relation to any Reclamation Obligations, provided that any such Security Interest granted by any Obligor after the date of this Agreement shall only constitute a Permitted Security Interest to the extent that the Facility Agent (acting on the instructions of the Majority Lenders) has approved grant of such Security Interest;

(d)	any lien arising by operation of law in the ordinary course of trade and not as a result of any default or omission by the Borrower or the Operator, and securing Indebtedness permitted in paragraph (b) of the definition of Permitted Indebtedness;

(e)	in relation to the Operator, any Security Interest required in connection with purchase money Indebtedness or purchase money mortgages relating to equipment acquired, leased or held in the ordinary course of business of the Operator in its capacity as such, to secure the purchase price of or rental payments with respect to such equipment or to secure Indebtedness incurred for the purpose of financing the acquisition, construction or improvement of any such equipment, in each case to the extent contemplated in the then current JV Plan and Budget;

(f)	in relation to the Operator, Security Interests given in the ordinary course of business in its capacity as such, to a public utility or any Government Agency or other public authority when required by such public utility, Government Agency or other public authority in connection with the normal course of trade;

(g)	any Security Interest over any Permitted Investment in favour of a clearing or custody system or financial institution bank or other depositary institution holding the Permitted Investment;

(h)	any Security Interest required by any Government Agency in connection with the Project in respect of any reclamation or rehabilitation bonds;

(i)	any Security Interest required by any Competent Authority in connection with the Project and approved in writing by the Facility Agent acting on the instructions of the Majority Lenders (acting reasonably);

(j)	in relation to the Operator, pledges, deposits and Security Interests in connection with workers' compensation, employment insurance and other similar legislation, and deposits security liability to Insurers, in each case to the extent required by applicable law and which does not exceed, in aggregate, five hundred thousand Dollars (US$500,000);

(k)	in relation to the Borrower, pledges, deposits and Security Interests in connection with workers' compensation, employment insurance and other similar legislation, and deposits security liability to Insurers, in each case to the extent required by applicable law and which does not exceed, in aggregate, two hundred and fifty thousand Dollars (US$250,000); and

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(l)	any other Security Interest approved in writing by the Facility Agent acting on the instructions of the Majority Lenders

Proceeds means, in respect of any Permitted Disposal, the net consideration receivable for the relevant assets

Proceeds Account means the USD Proceeds Account and/or the CAD Proceeds Account, as applicable

Project means collectively, all properties, assets or other rights, whether real or personal, tangible or intangible, now owned or leased or hereafter acquired by or for the benefit of the Joint Venture which assets are used or intended for use in or forming part of the project for the construction and development of the Gahcho Kué diamond mine project located in the Kennady Lake region of the Northwest Territories of Canada which, for the avoidance of doubt, shall include:

(a)	the Mineral Resources and Mineral Reserves referred to in the Mining Licences;

(b)	the area covered by the Mining Licences and applicable Project Authorisations;

(c)	all associated beneficiation facilities, together with all plant sites, waste dumps, ore dumps, crushing circuits, abandoned heaps, power supply systems, infrastructure and other ancillary facilities and plant and equipment; and

(d)	goodwill and relationships with suppliers and all other matters required to make the project viable

Project Accounts means the Debt Service Reserve Account, the Distribution Account, the USD Proceeds Account, the CAD Proceeds Account, the Reclamation Reserve Account the Insurance Proceeds Account, the Sunk Cost Reserve Account, the Cash Call Reserve Account, the Cost Overrun Reserve Account and any other account of the Borrower or Ontario so designated by the Borrower and the Facility Agent

Project Assets means all assets of whatever nature required for the purposes of, or in connection with, the Project (including Joint Venture Property and other land, plant, machinery, buildings and intellectual property rights) wherever they are situated and whether or not they are owned by the Borrower or Ontario

Project Authorisations means all licences, permits, wayleaves, approvals, filings, registrations, exemptions, authorisations and consents (other than Environmental or Social Permits) necessary in connection with the Transaction Documents, the Project and all activities related to the Project

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Project Completion means the date falling thirty (30) days after the date on which the Borrower has delivered to the Facility Agent the last of the Completion Certificates required to be delivered in accordance with Schedule 11 (Completion Tests), provided that each has been certified by the Independent Technical Consultant, the Independent Environmental Consultant, the Independent Diamond Consultant and/or the Technical Agent (as required by Schedule 11 (Completion Tests)), and accepted by the Technical Agent (acting on the instructions of the Majority Lenders) pursuant to paragraph 13 of Schedule 11 (Completion Tests)

Project Costs means, for any period, the Operating Costs and the Construction Costs (including, for the avoidance of doubt, Cost Overruns) for such period, and amounts payable to each JV Participant (other than Ontario) in relation to the sale of Fancies and Special Stones

Project Documents means:

(a)	each Mining Licence;

(b)	the Joint Venture Agreement and the Intent Letter;

(c)	the Secondary Diamond Industry (Polishing) Agreement and any assignment agreement entered into between the Parent and Ontario in relation to the Secondary Diamond Industry (Polishing) Agreement;

(d)	each Impact and Benefit Agreement;

(e)	the Socio-Economic Agreement;

(f)	the Diamond Brokering Agreement;

(g)	the Diamond Transportation Agreement;

(h)	the Diamond Valuer Appointment Letter;

(i)	each Offtake Contract;

(j)	the EPCM Contract;

(k)	the Diamond Sorting Agreement and any other agreement and/or memorandum of understanding entered into by the Operator with the Diamond Sorter in relation to the sorting and splitting of diamonds at the Yellowknife Facility;

(l)	the Ontario Rollover Agreement;

(m)	the Borrower Rollover Agreement;

(n)	the JV Assignment Agreement;

(o)	the Confirmation of Assignment Agreement;

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(p)	the Intra-Group Loan Agreement;

(q)	the Unanimous Shareholder Agreement;

(r)	the Management Agreement;

(s)	each Letter of Credit Agreement;

(t)	any agreement for the sale of diamonds in the Northwest Territories entered into by an Obligor with the consent of the Facility Agent in compliance with obligations under the Secondary Diamond Industry (Polishing) Agreement;

(u)	any other document entered into by the Operator for the purpose of the Project and/or by an Obligor, in each case which is designated in writing as a Project Document by the Facility Agent (acting reasonably) in consultation with the Borrower, provided that the Facility Agent shall not be required to act reasonably in designating a document as a Project Document if such document:

(i)	is so designated on the advice of the Independent Technical Consultant; or

(ii)	is entered into after the date of this Agreement

Project Life Cover Ratio means, in respect of any Calculation Date, the ratio of A to B where:

(a)	A is the aggregate of (1) the net present value (calculated at the maximum cost of debt of the Borrower under this Agreement and discounted on the same manner as in the Financial Model) of Forecast CFADS from such Calculation Date to the Project Termination Date, and (2) the balance of the Debt Service Reserve Account on such Calculation Date; and

(b)	B is the aggregate of all the Loans outstanding on such Calculation Date,

calculated in accordance with the then-current Financial Model.

In calculating the Project Life Cover Ratio, it shall be assumed that all payments and all transfers between Project Accounts due to be made on the relevant Calculation Date are in fact made

Project Period means the period commencing on the date of this Agreement and continuing until the Project Termination Date

Project Production means, for any period, the number of carats of diamonds produced or (in the case of any period or portion thereof to occur in the future) which are scheduled in the Development Plan to be produced, at the Project during such period

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Project Termination Date means the date specified in the then current Life of Mine Plan as being the date on which the commercial mining and production of diamonds (based on the Mineral Reserves) at the Project is expected to cease

Projected Completion Date means 30 September 2017

Projected Project Costs means, on any date, the sum of:

(a)	the aggregate amount of all Eligible Costs and other costs incurred by the Borrower, or to be contributed by the Borrower (on behalf of Ontario) pursuant to a Cash Call by the Operator under the Joint Venture Agreement, which, in each case, have fallen due for payment but have not yet been paid; and

(b)	the aggregate amount of Eligible Costs and any other costs incurred by the Borrower, or to be contributed by the Borrower (on behalf of Ontario) pursuant to a Cash Call by the Operator under the Joint Venture Agreement, which, in each case, are projected to fall due prior to the date on which Project Completion is expected to occur

Projected Project Costs (Physical Completion) means, on any date, the sum of:

(a)	the aggregate amount of all Construction Costs (excluding Operating Costs and management fees payable under the Management Agreement) and Finance Costs incurred by the Borrower, or to be contributed by the Borrower (on behalf of Ontario) pursuant to a Cash Call by the Operator under the Joint Venture Agreement, which, in each case, have fallen due for payment but have not yet been paid; and

(b)	the aggregate amount of Construction Costs (excluding Operating Costs and management fees payable under the Management Agreement) and Finance Costs incurred by the Borrower, or to be contributed by the Borrower (on behalf of Ontario) pursuant to a Cash Call by the Operator under the Joint Venture Agreement, which, in each case, are projected to fall due prior to the date on which Project Completion is expected to occur

Protected Party has the meaning given to it in clause 12.1 (Tax Definitions)

Quasi-Security Interest means:

(a)	in respect of an Obligor, an arrangement or transaction pursuant to which an Obligor:

(i)	sells, transfers or otherwise disposes of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sells, transfers or otherwise disposes of any of its receivables on recourse terms;

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(iii)	enters into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enters into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset; and

(b)	in respect of the Operator, an arrangement or transaction pursuant to which the Operator:

(i)	sells, transfers or otherwise disposes of any of the Project Assets on terms whereby they are or may be leased to or re-acquired by the Operator; or

(ii)	enters into any other preferential arrangement in relation to the Project Assets having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of a Project Asset

Quarter means a period of three (3) months ending on a Quarter Date

Quarter Date means each 31 March, 30 June, 30 September and 31 December

Quotation Day means, in relation to any period for which an interest rate is to be determined, two (2) Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days)

Reclamation Obligations means any obligation or liability of any Obligor to De Beers, any JV Participant (other than Ontario), the Operator or any Government Agency in relation to (i) letters of credit, or any reclamation or rehabilitation bonds to be issued pursuant to any Environmental or Social Permit or (ii) any Letter of Credit Agreement

Reclamation Reserve Account means the account named "Reclamation Reserve Account" with account number [REDACTED], denominated in Dollars and held by the Borrower at the Account Bank, together with any replacement and substitute accounts opened with the consent of the Facility Agent and any sub-accounts of the foregoing

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Reclamation Reserve Minimum Balance means on any Scheduled Calculation Date, the amount (in Dollars or the Dollar Equivalent) which is the product of the following formula (as calculated by the Borrower and confirmed by the Technical Agent):

A – D

Where	A = PI x (B + C)

And where:

PI is the percentage of Ontario’s Participating Interest on that Scheduled Calculation Date (which on the date of this Agreement is 49%);

B is the total principal amount of all letters of credit issued (and not cancelled) to any Government Agency pursuant to any Environmental or Social Permit;

C is the total principal amount of all letters of credit required to be issued to any Government Agency pursuant to any Environmental or Social Permit in the nine (9) Months following that Scheduled Calculation Date; and

D is the total amount of A which the Technical Agent (acting on the instructions of the Majority Lenders) determines has been adequately reserved or funded by Ontario or the Borrower in the form of a cash reserve, a letter of credit or a cash payment to the Operator

Reclamation Reserve Transfer Amount means, in respect of each Scheduled Calculation Date, an amount equal to fifty per cent (50%) of the Excess Cashflow for the relevant Cash Sweep Period as set out in the relevant Cash Sweep Calculation Certificate delivered pursuant to clause 7.6 (Mandatory prepayment – cash sweep)

Reference Banks means the principal London offices of Natixis S.A., the Bank of Nova Scotia, Barclays, Lloyds and HSBC, or such other banks as may be nominated for the purpose of determining the Base Reference Bank Rate by the Facility Agent in consultation with the Borrower

Reinstatement Plan means a detailed plan setting out a procedure for the repair or reinstatement and replacement of the relevant Project Assets, including details on who will carry out the reinstatement works, and the proposed terms and timetable upon which the reinstatement works will be carried out

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund

Relevant Interbank Market means the London interbank market

Relevant Jurisdiction means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

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(b)	any jurisdiction where any asset subject to or intended to be subject of the Security Documents to be created by it is situated;

(c)	any jurisdiction where it conducts its material business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it

Relevant Party means any party to a Finance Document other than a Finance Party

Renewal Date means each date on which any Insurances are renewed in accordance with this Agreement

Repayment Date means the First Repayment Date, each Quarter Date following the First Repayment Date up to the Final Scheduled Repayment Date, and the Final Scheduled Repayment Date, provided that if any such date is not a Business Day, the relevant Repayment Date shall be the immediately preceding Business Day

Repayment Instalment means each instalment for the repayment of the principal amount of the Loan determined in accordance with clause 6 (Repayment) and Schedule 8 (Repayment Schedule)

Repayment Schedule means the repayment schedule set out in Schedule 8 (Repayment Schedule) as may be updated from time to time in accordance with the terms of this Agreement

Repeating Representations means each of the representations set out in clause 21 (Representations) other than the representations set out in clauses 21.10 (Validity and admissibility in evidence; Authorisations), 21.14 (Deduction of Tax), 21.15 (No filing or stamp taxes) and 21.21 (No proceedings pending or threatened), 21.28 (Disclosure of Project Terms), 21.33 to 21.39 (Environmental and Social Matters), 21.40 to 21.42 and 21.47 (Ownership and use of assets), 21.51 to 21.53 (Ownership and Group structure), 21.56 (Pari passu ranking), 21.57 to 21.58 (Security), 21.64 to 21.67 (Insurance), 21.68 to 21.70 (Corrupt gifts), 21.71 (No Insolvency), 21.72 to 21.73 (Project Documents), 21.80 (Compliance with laws), 21.81 (Anti-Terrorism Laws), 21.82 (Sanctions), 21.83 (Illicit Origin)

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian

Revenues means, (without double counting) in relation to any period, all amounts paid to or received by Ontario or the Borrower (excluding, for the avoidance of doubt, (i) any amounts made available under the Finance Documents (other than the Hedging Agreements to the extent set out in (b) below), (ii) any Equity Contributions, (iii) any withdrawal from the Cost Overrun Account, and (iv) amounts received by the Borrower in repayment of the Intra-Group Loan where such amounts, when initially received by Ontario, would constitute Revenue) in respect of:

(a)	all amounts received under the Project Documents;

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(b)	all amounts received under any Hedging Agreement (other than any Hedging Agreement relating to the fixing of interest rates) in effect on the relevant date of calculation;

(c)	interest and income in respect of the Project Accounts and Permitted Investments, but only if the amount does not form part of the balance required to be maintained in a Project Account in accordance with the Finance Documents;

(d)	Insurance Proceeds in relation to diamond inventory and transit insurances paid to the Borrower or Ontario;

(e)	Delay Liquidated Damages paid to the Borrower or Ontario;

(f)	Tax refunds;

(g)	all amounts received from the sale of Diamonds and all amounts received from JV Participants (other than Ontario) in relation to the sale of Fancies and Special Stones produced from the Project; and

(h)	any other amount agreed between the Borrower and the Majority Lenders from time to time,

in each case on a "cash" rather than an "accruals" basis

Revised Construction Budget has the meaning given to that term in clause 18.4 (Construction Budget)

Revised Operating Budget has the meaning given to that term in clause 18.10 (Operating Budget)

Royalties means any royalties (or similar) paid or payable by any Obligor to the Government in connection with the Project

Sanctioned Country means a country or territory which is subject to Sanctions or listed on a Sanctions List

Sanctioned Entity means:

(a)	a person which is listed on a Sanctions List or is subject to Sanctions; or

(b)	a person which is located or ordinarily resident in a Sanctioned Country

Sanctioned Transaction means the use of the proceeds of the Facility for the purpose of financing or making funds or credit available, directly or indirectly, to, or contributing to financing the activities of:

(a)	a Sanctioned Entity; or

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(b)	any other person or entity, if a member of the Group has actual knowledge that the person or entity proposes to use the proceeds of the financing or funds or credit for the purpose of financing or making funds or credit available, directly or indirectly, to, or contributing to financing the activities of, a Sanctioned Entity, in each case to the extent that to do so is prohibited by, or would cause any breach of, Sanctions

Sanctioning Body means the government of the United Kingdom of Great Britain and Northern Ireland and/or the government of the United States of America and/or the government of the Republic of France and/or the European Union and/or the Council of Europe and/or the United Nations Security Council and/or the Government of Canada, and any of their governmental authorities, including, without limitation, the United States Department of the Treasury Office of Foreign Asset Control (OFAC), the United States Department of Commerce, the United States Department of State, the United States Department of the Treasury, the Bank of England, Her Majesty’s Treasury in the United Kingdom of Great Britain and Northern Ireland and the French Ministre de l'Économie, des Finances et de l'Industrie (MINEFI)

Sanctions means trade, economic or financial sanctions or embargoes or restrictive measures imposed, administered or enforced from time to time by a Sanctioning Body

Sanctions List means any of the sanctions lists of specifically designated nationals or designated persons or entities (or equivalent) of, or any public announcement of Sanctions by, any Sanctioning Body (each as amended, supplemented or substituted from time to time) and includes without limitation the Specially Designated Nationals and Blocked Persons List maintained by OFAC, or any list of persons issued by OFAC pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, or any similar list issued by OFAC and the consolidated list of financial sanctions targets and the investments ban list published by Her Majesty’s Treasury in the United Kingdom of Great Britain and Northern Ireland or implemented under economic or financial sanctions of Canada

Scheduled Calculation Date means each Quarter Date occurring after the Projected Completion Date

Scope 1 Emissions means direct GHG emissions from the facilities owned or controlled within the physical Project boundary

Scope 2 Emissions means indirect GHG emissions associated with the off-site production of energy used by the Project

Screen Rate means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over administration of that rate) for the relevant currency and period displayed on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower and the Lenders

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Secondary Diamond Industry (Polishing) Agreement means the Agreement to Support the Secondary Diamond Industry in the Northwest Territories in respect of the Gahcho Kue Mine originally entered into between the Parent and the Government on or about 17 October 2007 and assigned by the Parent to Ontario on or prior to Financial Close

Security Documents means:

(a)	the English Debenture;

(b)	the Borrower Share Pledge;

(c)	the Parent Share Pledge;

(d)	the Borrower General Security Agreement;

(e)	the Ontario General Security Agreement;

(f)	the Assignment of Rights under the Joint Venture Agreement;

(g)	the Borrower Blocked Account Agreement;

(h)	the Perfection Certificate;

(i)	any other document entered into by any Obligor creating a Security Interest over all or any part of its assets in respect of the obligations of the Obligors under any of the Finance Documents; and

(j)	any other document designated as such by the Facility Agent

Security Interest means:

(a)	any mortgage, charge, pledge, lien, hypothecation, cession, assignment by way of security, trust, arrangement for the purpose of providing security or other security interest of any kind in any jurisdiction;

(b)	any proprietary interest over an asset, or any contractual arrangement in relation to an asset, in each case created in relation to Financial Indebtedness and which has the same commercial effect as if security had been created over it; and

(c)	any right of set-off created by an agreement

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Selection Notice means a notice substantially in the form set out in Part 2 of Schedule 4 (Form of Selection Notice) given in accordance with clause 9 (Interest periods)

Site means the mining licence area covered by the Mining Licences

Social Law means any law, bylaw, code, guideline, regulation, decree, lawful demand or demand letters or notices, interdicts, judgments, orders or plans issued, promulgated or approved by any Competent Authority which relates to Social Matters

Social Matters includes:

(a)	communities (including temporary and permanent human residents with both formal and informal tenure of land/structures);

(b)	social infrastructure including both tangible (i.e. schools, community centres, cultural or sacred sites) and intangible items (including meeting places and cultural traditions);

(c)	individual and communally owned assets (including farm animals and/or grazing land);

(d)	formal and informal businesses;

(e)	social security;

(f)	occupational and public health and safety;

(g)	community groups including civil society groups;

(h)	cultural matters;

(i)	human rights;

(j)	labour, livelihoods and working conditions;

(k)	industrial relations (between government, employers and employees);

(l)	ownership of land rights, immovable goods and intellectual and cultural property rights;

(m)	community health; and

(n)	any other matters relating to the protection of employees and citizens

Socio-Economic Agreement means the socio-economic agreement entered into between De Beers in its capacity as Operator and the Government on or about 28 June 2013

Subsidiary means any company or entity directly or indirectly controlled by another person, for which purpose control means either ownership of more than fifty per cent (50%) of the voting share capital (or equivalent right of ownership) of such company or entity, or power to direct its policies and management, whether by contract or otherwise

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Sunk Cost Reserve Account means the account named "Sunk Cost Reserve Account" with account number [REDACTED], denominated in Dollars and held by the Borrower at the Account Bank, together with any replacement and substitute accounts opened with the consent of the Facility Agent (acting reasonably) and any sub-accounts of the foregoing

Sunk Cost Reserve Minimum Balance means, from time to time, the Dollar Equivalent of:

(a)	the outstanding MPV Expenses to be paid to De Beers, plus

(b)	all interest in relation to the principal amounts of MPV Expenses which has not yet accrued, but which is expected to accrue prior to the final due date of payment of the MPV Expenses in accordance with the Joint Venture Agreement,

(a) and (b) together being the Total MPV Expenses, plus

(c)	an amount equal to ten per cent. (10%) of the Total MPV Expenses, less

(d)	any amount of MPV Expenses which has been repaid to De Beers in advance of the due date for payment in accordance with clause 19.19(b) (Sunk Cost Reserve Account)

Tax means any tax, levy, impost, duty or other charge or withholding of similar nature, including any interest or penalty payable in connection with any failure to pay or any delay in paying any of the same

Tax Credit has the meaning given to it in clause 12.1 (Tax Definitions)

Tax Deduction has the meaning given to it in clause 12.1 (Tax Definitions)

Tax Payment has the meaning given to it in clause 12.1 (Tax Definitions)

Technical Assumptions means the technical assumptions incorporated in the Financial Model delivered to and approved by the Facility Agent in accordance with clause 4.1 (Initial conditions Precedent), as amended from time to time in accordance with this Agreement

Technical Report means the review of the Bankable Feasibility Study and other technical aspects of the Project prepared by the Independent Technical Consultant, in substantially the form as the draft thereof furnished to the Technical Agent on or about the date of this Agreement and otherwise in a form acceptable to and provided to the Facility Agent pursuant to Part 1 of Schedule 3 (Conditions Precedent) and each other report made by the Independent Technical Consultant in connection with the Independent Technical Consultant's Appointment Letter

Third Parties Act means the Contracts (Rights of Third Parties) Act 1999

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Total Commitments means the aggregate of all Commitments under the Facility being three hundred and seventy million Dollars (US $370,000,000)

Transaction Documents means the Finance Documents and the Project Documents

Transfer Certificate means an agreement substantially in the form of Schedule 6 (Form of Transfer Certificate) duly completed by an Existing Lender, a New Lender and the Facility Agent

Transfer Date means, in relation to a transfer or an assignment, the later of:

(a)	the proposed Transfer Date specified in the relevant Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Transfer Certificate

Unanimous Lenders has the meaning given to it in the Intercreditor Deed

Unanimous Shareholder Agreement means a unanimous shareholder agreement of the Borrower (being the sole shareholder of Ontario) to restrict all of the powers of Ontario’s directors to manage, or supervise the management of, the business and affairs of Ontario, in form and substance acceptable to the Facility Agent

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents

Unscheduled Calculation Date means the date falling ten (10) Business Days:

(a)	after the Facility Agent serves a notice on the Borrower stating that the Lenders consider that a Default may be continuing and that they therefore require the Borrower to prepare a special Forecast;

(b)	after the Borrower has notified the Facility Agent that it wishes to apply Insurance Proceeds to repair or replace Project Assets in accordance with clause 7.5(b) (Mandatory prepayment - Insurance Proceeds/Compensation Proceeds) or Schedule 9 (Insurances);

(c)	after the Borrower has issued a notice to the Facility Agent pursuant to clause 7.10 (Application of mandatory prepayment proceeds);

(d)	after the Financial Model, Construction Budget, Operating Budget and/or Life of Mine Plan has been updated pursuant to clauses 17 (Financial Model) or 18 (Budgets) as applicable; or

(e)	after Project Completion occurs

Updated Life of Mine Plan has the meaning given to that term in clause 18.17 (Life of Mine Plan)

US means the United States of America

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USD Proceeds Account means the account named " USD Proceeds Account" with account number [REDACTED], denominated in Dollars and held by the Borrower at the Account Bank, together with any replacement and substitute accounts opened with the consent of the Facility Agent (acting reasonably) and any sub-accounts of the foregoing

US Tax Obligor means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes

Utilisation means a utilisation of the Facility

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made, which shall be the date proposed in the relevant Utilisation Request unless otherwise notified by the Facility Agent

Utilisation Request means a notice substantially in the form set out in Schedule 4 (Form of Utilisation Request and Selection Notice) or a notice from the Facility Agent pursuant to clause 5.4 (Deemed Utilisation Requests), as applicable

VAT means any value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature

Yellowknife Facility means the facility of the Diamond Sorter in Yellowknife, Northwest Territories, Canada where the sorting and splitting of diamonds from the Project will take place.

Interpretation

1.2	Unless a contrary indication appears, any reference in this Agreement to:

(a)	the Facility Agent, the Account Bank, the Joint Lead Arrangers, any Finance Party, any Lender, any Party, any Major Project Party, the Security Trustee, or any other party or person shall be construed so as to include its successors in title, permitted replacements, permitted assigns and permitted transferees;

(b)	a document being in an approved form shall be construed as such if it is identified as such by the Facility Agent and the Borrower or their respective legal advisers;

(c)	assets includes present and future properties, assets, intellectual property rights, real property, personal property, rights, revenues, uncalled capital and any rights to receive, or require delivery of, or exercise direct control over any of the foregoing;

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(d)	a Finance Document, a Project Document or any other agreement or instrument is a reference to that Finance Document, Project Document or other agreement or instrument as in force for the time being and as from time to time amended, extended, restated, supplemented or novated, however fundamentally;

(e)	the term including shall be construed as meaning including without limitation;

(f)	an obligation means any duty, obligation or liability of any kind;

(g)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality), including, if applicable, the Joint Venture;

(h)	an amount, calculation or ratio to be projected or forecast shall be a reference to that amount, calculation or ratio as derived either from the most recently determined Forecast or, if the context requires, the most recent Construction Budget or Operating Budget;

(i)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(j)	a right means any right, privilege, power, immunity or other interest or remedy of any kind;

(k)	the winding up, dissolution, administration or bankruptcy of a person shall be construed as to include any equivalent or analogous procedures under the laws of any jurisdiction in which such person is incorporated or resident in any jurisdiction in which such person carries on business or in which any of its assets are located (including the seeking of a liquidation, winding up, appointment of bankruptcy trustee, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors, insolvency and suspension of payments);

(l)	a provision of law or regulation shall be a reference to that provision as amended, supplemented, replaced or re-enacted;

(m)	a time of day shall be a reference to London time; and

(n)	clauses and schedules are to be construed as references to clauses of and schedules to this Agreement.

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1.3	Section, clause and Schedule headings are for ease of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Unless a contrary indication appears, any term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.5	Subject to clause 39 (Amendments and waivers), a Default (other than an Event of Default) is continuing if it has not been remedied in accordance with the Finance Documents or waived in writing in accordance with the Finance Documents and an Event of Default is continuing if it has not been waived in writing in accordance with the Finance Documents.

Third party rights

1.6	Subject to any express provision to the contrary in any Finance Document, a person who is not a Finance Party or a party to a Finance Document has no right under the Third Parties Act to enforce or to enjoy the benefit of that Finance Document.

Conflict of Documents

1.7	The terms of the Finance Documents (other than the Intercreditor Deed and other than as relates to the creation and/or perfection of security) are subject to the terms of this Agreement and, in the event of any conflict between any provision of this Agreement and any provision of any Finance Document (other than the Intercreditor Deed and other than in relation to the creation and/or perfection of security) the provisions of this Agreement shall prevail. In the event of conflict between this Agreement and the Intercreditor Deed, the provisions of the Intercreditor Deed shall prevail.

Calculations

1.8	In any calculation done for the purposes of a Finance Document, no amount shall be double-counted.

2	The Facility

The Facility

2.1	Subject to the terms of this Agreement and the other Finance Documents, the Lenders shall make the Facility available to the Borrower.

Finance Parties' Rights and Obligations

2.2	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

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2.3	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

2.4	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3	Purpose

Purpose

3.1	The Borrower shall apply all amounts borrowed by it under the Facility to pay Eligible Costs, including to advance funds to Ontario under the Intra-Group Loan to fund Ontario’s portion of the costs and expenses incurred in relation to the Project in accordance with the Joint Venture Agreement (to the extent such costs and expenses constitute Eligible Costs) and other Eligible Costs to be incurred by Ontario.

Monitoring

3.2	No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions

Initial conditions precedent

4.1	The Borrower shall not deliver a Utilisation Request unless the Facility Agent:

(a)	has received all of the documents and other evidence listed in Part 1 of Schedule 3 (Conditions Precedent) in form and substance satisfactory to the Facility Agent or it has waived such satisfaction (in each case acting on the instructions of the Unanimous Lenders); and

(b)	is satisfied that all of the documents described in Part 1 of Schedule 3 (Conditions Precedent) are unconditional or are subject to conditions satisfactory to the Facility Agent or it has waived such satisfaction (in each case acting on the instructions of the Unanimous Lenders).

4.2	The Facility Agent shall notify the Borrower, the Lenders and the Hedge Providers promptly upon the conditions in clause 4.1 above being satisfied or waived.

4.3	If the conditions in clause 4.1 above are not satisfied or waived in accordance with this Agreement on or before the date which is one (1) Month following the date of this Agreement then the Borrower shall not be entitled to deliver a Utilisation Request and the Commitments shall be immediately cancelled. A failure to satisfy the conditions in clause 4.1 above on or before the date which is one (1) Month following the date of this Agreement and a resulting cancellation of the Commitments in accordance with this clause 4.3, can only be waived with the consent of the Facility Agent (acting on the instructions of the Unanimous Lenders).

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Further conditions precedent to drawdown of the Loans

4.4	The Lenders shall only be obliged to comply with their obligations under clauses 5.6 to 5.8 (Lender's participation) if, on the date of the Utilisation Request and on each proposed Utilisation Date, the conditions precedent listed in Part 2 of Schedule 3 (Conditions Precedent) have been satisfied or waived with the consent of the Facility Agent (acting on the instructions of the Unanimous Lenders), provided that if a Utilisation Request is deemed to have been delivered in accordance with clause 5.4 (Deemed Utilisation Requests), the Borrower shall satisfy the conditions precedent listed in paragraphs 6.1, 6.2 and 7.1 of Part 2 of Schedule 3 (Conditions Precedent) within five (5) Business Days of the date of the Facility Agent’s notice delivered under clause 5.4.

Maximum number of Loans

4.5	The Borrower shall not utilise the Facility more than two (2) times in any calendar month, unless such additional Utilisation is in accordance with clause 5.4 (Deemed Utilisation Requests) or following receipt by Ontario of a Cash Call in respect of a ‘special advance’ under the Joint Venture Agreement.

5	Utilisation

Delivery of a Utilisation Request

5.1	Subject to clause 4 (Conditions) and clause 5.4 (Deemed Utilisation Requests), the Borrower may utilise the Facility by:

(a)	delivery to the Independent Technical Consultant and the Technical Agent of a Costs Certificate and a Cost to Complete Certificate, each signed by an authorised signatory of the Borrower, no later than ten (10) Business Days before the delivery of a Utilisation Request pursuant to clause 5.1(b) below, for counter-signature, confirmation or approval (as applicable) by the Independent Technical Consultant and the Technical Agent; and

(b)	delivery to the Facility Agent of a duly completed Utilisation Request not later than 11:00 a.m. five (5) Business Days before the proposed Utilisation Date.

Completion of a Utilisation Request

5.2	Up to three (3) Loans may be requested in each Utilisation Request.

5.3	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

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(a)	it identifies the number of Loans which are requested and the purpose of the Utilisation(s);

(b)	the proposed Utilisation Date(s) are each a Business Day within the Availability Period and at least two (2) Business Days (or such shorter period as may be agreed by the Majority Lenders) before the due date for any payment to the Operator or De Beers;

(c)	the Utilisation(s) are in Dollars and the amounts of the proposed Utilisation(s) comply with clause 5.5 (Amount);

(d)	it specifies the Canadian Dollar amount and the Dollar Equivalent (on the date immediately prior to the date of the Utilisation Request) of all Eligible Costs payable in Canadian Dollars as set out in the relevant Costs Certificate;

(e)	the proposed Interest Period(s) specified in the Utilisation Request comply with clause 9 (Interest periods); and

(f)	it attaches a Costs Certificate and a Cost to Complete Certificate as required pursuant to clause 4.4.

Deemed Utilisation Requests

5.4	If Ontario or the Facility Agent has received notice of a Cash Call from the Operator and:

(i)	by the date which is seventeen (17) Business Days prior to the due date for payment to the Operator a Costs Certificate and a Cost to Complete Certificate have not been delivered to the Independent Technical Consultant and the Technical Agent by the Borrower in accordance with clause 5.1(a) (Delivery of a Utilisation Request) in relation to such Cash Call; or

(ii)	by the date which is seven (7) Business Days prior to the due date for payment to the Operator no Utilisation Request has been submitted by the Borrower in accordance with clause 5.1(b) (Delivery of a Utilisation Request) in relation to such Cash Call, then, unless the Borrower has delivered evidence satisfactory to the Facility Agent that Ontario is disputing the amount of the Cash Call and that failure to fund the Cash Call will not result in a JV Event of Default, the Facility Agent shall notify the Lenders of such fact and shall (if so instructed by the Majority Lenders) notify each Lender and the Borrower of:

(a)	the Borrower’s failure to submit a Utilisation Request and/or a Costs Certificate and/or a Cost to Complete Certificate;

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(b)	the amount of the proposed Utilisation, which shall be the amount of the Cash Call requested by the Operator (or if less, the Available Facility) and shall be in Dollars;

(c)	the proposed Utilisation Date, which shall be a Business Day within the Availability Period and a date which is no later than two (2) Business Days (or such other period as may be agreed by the Majority Lenders) prior to the due date for payment under the Cash Call;

(d)	the proposed Interest Period, which shall be three (3) months unless otherwise agreed by the Majority Lenders; and

(e)	the amount of each Lender's participation in that Utilisation.

Such notification shall be automatically deemed to be an irrevocable and duly completed Utilisation Request.

Amount

5.5	Unless a Loan is to be made in accordance with clause 5.4 (Deemed Utilisation Requests), the amount of the proposed Loan must be:

(a)	a minimum of five million US Dollars (US$5,000,000) and in an integral multiple of one million US Dollars (US$1,000,000) or if less, the Available Facility; and

(b)	an amount no greater than one million US Dollars (US$1,000,000) more than the aggregate amount of Eligible Costs payable as set out in the relevant Costs Certificate.

Lenders' participation

5.6	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

5.7	The amount of each Lender's participation in each Utilisation will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making that Loan.

5.8	Unless the Facility Agent has issued a notice in accordance with clause 5.4 (Deemed Utilisation Requests), the Facility Agent shall, promptly upon receipt of a duly completed Utilisation Request from the Borrower, notify each Lender of the contents of the Utilisation Request, the amount of the Loans requested therein and the amount of that Lender's participation in those Utilisations.

Deposit of proceeds of Utilisations

5.9	The proceeds of each Loan shall be deposited into the USD Proceeds Account for use for the purposes described in clause 3.1 (Purpose).

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6	Repayment

Repayment of the Loans

6.1	Except as such repayment may be modified pursuant to clause 7.9 (Application of mandatory prepayment proceeds) or clauses 7.12 to 7.14 (Voluntary prepayment) the Borrower shall on each Repayment Date, make a repayment of the Loans in the amount set opposite that Repayment Date in Schedule 8 (Repayment Schedule).

6.2	The Borrower shall not reborrow any part of the Facility which is repaid.

6.3	On the Final Scheduled Repayment Date, the Borrower shall make payment in full of all amounts (whether principal, interest (including capitalised interest), capitalised fees or otherwise) that are outstanding under or in respect of the Facility.

7	Illegality, prepayment and cancellation

Illegality and Sanctions

7.1	If it becomes unlawful or contrary to any regulation in any applicable jurisdiction or contrary to any Sanctions applicable to that Lender for a Lender to perform any of its obligations as contemplated by any Finance Document or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Borrower, the Available Commitments of that Lender will be immediately cancelled; and

(c)	the Borrower shall repay that Lender's participation in the Loans made to the Borrower, together with accrued interest and all other amounts accrued to that Lender under the Finance Documents, on the last day of the Interest Period for each Loan falling after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	If any member of the Group or the Operator:

(a)	is or becomes a Sanctioned Entity;

(b)	participates in any manner in any Sanctioned Transaction,

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each Obligor shall notify the Facility Agent promptly upon becoming aware of that event (unless that Obligor is aware that a notification has already been provided by another Obligor). Upon receipt of such notice or a notice of such event from another Finance Party, the Facility Agent shall promptly notify the Lenders, and each Lender may on no less than ten (10) Business Days’ notice to the Borrower, cancel its Available Commitments and declare all outstanding Loans made by it to the Borrower, together with accrued interest, Break Costs and all other amounts accrued to it under the Finance Documents immediately due and payable, whereupon that Lender’s Available Commitments will be cancelled and all such outstanding amounts owing to it will become immediately due and payable.

Mandatory prepayment - Change of Control

7.3	If any Change of Control occurs or any Obligor becomes aware that a Change of Control is reasonably likely to occur:

(a)	the Borrower shall promptly (and in any event no later than three (3) Business Days after the occurrence of that event) notify the Facility Agent of that event; and

(b)	the Facility Agent may (acting on the instructions of the Majority Lenders if the Majority Lenders determine that the Change of Control is not acceptable), immediately upon notice to the Borrower after any Change of Control has occurred, cancel the Available Commitments and declare all outstanding Loans, together with accrued interest, Break Costs and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

Mandatory prepayment - Insurance Proceeds/Compensation Proceeds

7.4	Except as provided in clause 7.5 below, the Borrower shall, within ten (10) Business Days following receipt by the Borrower or Ontario of any Insurance Proceeds (other than any insurance proceeds in respect of third party liability insurance where such proceeds are to be paid to third parties) or any Compensation Proceeds, prepay the Loans in an amount equal to such Insurance Proceeds or Compensation Proceeds on the next Interest Payment Date.

7.5	The Borrower shall not be required to prepay any Loans following such receipt or payment of Insurance Proceeds or Compensation Proceeds if, and to the extent that, the Facility Agent (acting on the instructions of the Majority Lenders) is satisfied that:

(a)	in relation to Insurance Proceeds in an aggregate amount no greater than [REDACTED] relating to a single event or incident or a series of connected events or incidents, such Insurance Proceeds are promptly applied (by the Operator, if applicable) in the repair or reinstatement of the relevant Project Assets;

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(b)	in relation to Insurance Proceeds in an aggregate amount in excess of five million Dollars (US$5,000,000) relating to a single event or incident or a series of connected events or incidents, such Insurance Proceeds are promptly applied (by the Operator, if applicable) in the repair or reinstatement of the relevant Project Assets in accordance with a Reinstatement Plan acceptable to the Majority Lenders delivered to the Facility Agent by the Borrower within five (5) Business Days of the event giving rise to the receipt or payment of such Insurance Proceeds;

(c)	in relation to Insurance Proceeds, the relevant Insurance Proceeds are paid in respect of diamond inventory insurance; or

(d)	in relation to Performance Liquidated Damages, such Performance Liquidated Damages are no greater than [REDACTED] in aggregate relating to a single event or incident or a series of connected events or incidents and are promptly applied (by the Operator, if applicable) in remedying the matter to which the payment of such Performance Liquidated Damages relates.

Mandatory prepayment - cash sweep

7.6	The Borrower shall, within ten (10) Business Days of each Scheduled Calculation Date deliver a Cash Sweep Calculation Certificate to the Facility Agent and make a mandatory prepayment of the Loans outstanding on such Scheduled Calculation Date in an amount equal to fifty per cent (50%) of the Excess Cashflow for the relevant Cash Sweep Period as set out in the relevant Cash Sweep Calculation Certificate which the Facility Agent has confirmed is satisfactory.

7.7	The Borrower may, within ten (10) Business Days of each Scheduled Calculation Date, provided (i) the Borrower has provided the Facility Agent with such evidence as is necessary to satisfy the Facility Agent that the Distribution Conditions have been satisfied (by reference to that Scheduled Calculation Date, as applicable), and the Facility Agent (acting on behalf of the Majority Lenders) has confirmed that Distribution Conditions are satisfied, (ii) the Facility Agent (acting on behalf of the Majority Lenders) has confirmed the amounts and calculations set out in the relevant Cash Sweep Calculation Certificate are satisfactory to it, and (iii) any payment required to be made in accordance with clause 7.6 above has been made in full, withdraw from the USD Proceeds Account and pay into the Distribution Account an amount equal to fifty per cent (50%) of the Excess Cashflow for the relevant Cash Sweep Period as set out in the relevant Cash Sweep Calculation Certificate which the Facility Agent has confirmed is satisfactory.

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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7.8	If on any Calculation Date an Event of Default is continuing, the Borrower shall, unless the Facility Agent (acting on the instructions of the Majority Lenders) advises otherwise, within ten (10) Business Days of the Calculation Date make a mandatory prepayment of the Loans outstanding in an amount at least equal to the Excess Cashflow for the relevant Cash Sweep Period.

Application of mandatory prepayment proceeds

7.9	Subject to clause 7.10, each prepayment to be made under clause 7.1 (Illegality and Sanctions) to 7.8 (Mandatory prepayment – Cash Sweep) shall be applied:

(a)	against relevant outstanding instalments under the Facility in inverse order of maturity; and

(b)	pro rata among the Lenders in proportion to their participation in the relevant Loans.

7.10	If the Borrower makes a mandatory prepayment in accordance with clause 7.8 (Mandatory prepayment – Cash Sweep) above due to an Event of Default under clause 28.3 (Financial Covenants) and no other Events of Default have occurred and are continuing, the Borrower may, on making such prepayment, notify the Facility Agent that the prepayment shall be applied against the relevant outstanding instalment(s) under the Facility in order to cure the Event of Default under clause 28.3 (Financial Covenants) and the Facility Agent shall apply the prepayment accordingly, provided that the Borrower may only exercise its rights under this clause (i) once during the Facility Period; and (ii) if, in doing so, it will satisfy the financial covenants as set out in paragraphs 10.1.1 to 10.1.4 of Schedule 11 (Completion Tests).

Voluntary cancellation

7.11	The Borrower may, by giving the Facility Agent not less than ten (10) Business Days' (or such shorter period as the Majority Lenders may agree in writing) prior written notice, cancel the whole or any part (and, if in part, being a minimum amount of five million Dollars (US$5,000,000) and an integral multiple of one million Dollars (US$1,000,000) of the Available Facility. Any cancellation under this clause 7.11 shall reduce the Commitments of the Lenders pro rata under the Facility.

Voluntary prepayment

7.12	Subject to clause 7.20 (Restrictions) the Borrower may, following the expiry of the Availability Period, by giving the Facility Agent not less than ten (10) Business Days (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan on an Interest Payment Date in respect of that Loan (or at such other times as the Lenders may agree).

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7.13	Any voluntary prepayment of part of any Loan must be a minimum amount of five million Dollars (US$5,000,000) and an integral multiple of one million Dollars (US$1,000,000).

7.14	Any prepayment under clauses 7.12 to 7.13 (Voluntary prepayment) above shall be applied:

(a)	in reducing each outstanding instalment under the Facility in inverse order of maturity; and

(b)	pro rata among the Lenders in proportion to their participation in the relevant Loans.

Right of repayment and cancellation in relation to a single lender

7.15	Subject to clause 7.20 (Restrictions), if:

(a)	any sum payable to any Lender by an Obligor is required to be increased under clause 12.4 (Tax gross-up); or

(b)	any Lender claims indemnification from the Borrower under clause 12.7 (Tax indemnity) or clause 13.1 (Increased costs);

the Borrower may, whilst the circumstance giving rise to the requirement for the increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

7.16	On receipt of a valid notice in accordance with clause 7.15 above, the Commitment of that Lender shall immediately be reduced to zero (0).

7.17	On the last day of each Interest Period which ends after the Borrower has given a valid notice under clause 7.15 above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.

Automatic cancellation

7.18	The Available Facility shall be automatically cancelled at the end of the Availability Period.

Restrictions

7.19	Any notice of cancellation or prepayment given by any Party under this clause 7 (Illegality, prepayment and cancellation) shall be irrevocable and shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.20	The Borrower shall not be entitled to serve a notice under clause 7.15 (Right of repayment and cancellation in relation to a single lender), to make a prepayment under clauses 7.12 to 7.14 (Voluntary prepayment), or give any notice under clause 7.11 (Voluntary cancellation) unless:

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(a)	the Borrower has sufficient funds to use for the purpose of the prepayment in accordance with the Payment Cascade; and

(b)	the Majority Lenders are satisfied that the proposed prepayment and cancellation is unlikely to cause:

(i)	a Cost to Complete Shortfall to occur;

(ii)	a Material Adverse Effect; or

(iii)	a JV Event of Default.

7.21	If the Borrower makes any prepayment under this Agreement, the Borrower shall also pay at the same time:

(a)	accrued interest, fees and other amounts outstanding in relation to the amount prepaid;

(b)	any Break Costs payable under clauses 10.9 and 10.10 (Break Costs) in respect of the amount prepaid;

(c)	any Hedging Termination Amount that becomes payable as a consequence of any Hedging Transactions being terminated in whole or in part in accordance with the Hedging Strategy in respect of the prepayment; and

(d)	if such prepayment is made pursuant to clause 7.12 (Voluntary prepayment) prior to the second (2nd) anniversary of Financial Close, the Make Whole Amount.

Subject to the payment of the amounts contemplated by this clause, any prepayment under this Agreement shall be made without premium or penalty.

7.22	The Borrower is not entitled to reborrow any part of any Loan which has been prepaid.

7.23	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

7.24	Any Commitments cancelled under this Agreement cannot be subsequently reinstated.

7.25	If the Facility Agent receives a notice under this clause 7 (Illegality, prepayment and cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender(s), as appropriate.

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8	Interest

Calculation of interest

8.1	The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin;

(b)	LIBOR; and

(c)	Mandatory Cost, if any.

Payment of interest

8.2	Subject to clause 8.3 below, the Borrower shall pay accrued interest on each Loan on each Interest Payment Date for that Loan.

8.3	Subject to clause 8.4, and provided that no Event of Default is continuing, interest on a Loan payable on an Interest Payment Date falling before the expiry of the Availability Period will be capitalised on that Interest Payment Date and added to the principal amount of that Loan, provided that interest may only be capitalised up to the Total Commitments. Capitalised interest on each Loan will be due and payable on the date on which such Loan becomes repayable in accordance with the terms of this Agreement. To the extent that the Loans would be in excess of the Total Commitments due to the capitalisation of any interest, such excess interest shall be paid on the relevant Interest Payment Date.

8.4	Any prepayment made by the Borrower under clause 7.6 (Mandatory prepayment – cash sweep) shall be applied, in the following order, towards the payment of:

(a)	any interest capitalised in accordance with clause 8.3 above; and

(b)	relevant outstanding instalments under the Facility in inverse order of maturity,

in each case on a pro rata basis among the Lenders in proportion to their participation in the relevant Loans and capitalised amounts.

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Default interest

8.5	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment, as applicable) at a rate which, subject to clause 8.6 below, is [REDACTED] than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this clause 8.5 shall be immediately payable by an Obligor on demand by the Facility Agent.

8.6	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent (2%) per annum higher than the rate which would have applied if the overdue amount had not become due.

8.7	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

Notification of rates of interest

8.8	The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9	Interest periods

Interest Periods

9.1	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

9.2	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower no later than 11:00 a.m. five (5) Business Days before the last day of the then current Interest Period.

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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9.3	If the Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with clause 9.2 above, the relevant Interest Period for that Loan shall be the same duration as the immediately preceding Interest Period in respect of that Loan.

9.4	Subject to this clause 9 (Interest periods), the Borrower may select an Interest Period of three (3) or six (6) months or any other period agreed between the Borrower and the Facility Agent (acting reasonably on the instructions of all Lenders). In addition the Borrower may select an Interest Period of a period of less than three (3) months, if necessary to ensure that the Loan has an Interest Period ending on a Repayment Date.

9.5	Notwithstanding anything in clauses 9.1 to 9.4, an Interest Period for any Loan shall not extend beyond the Final Scheduled Repayment Date.

9.6	Each Interest Period for each Loan shall start on the Utilisation Date for that Loan or (if already made) on the last day of its preceding Interest Period.

Changes to Interest Periods

9.7	Prior to determining the interest rate for a Loan, the Facility Agent may (but is not obliged to) reduce an Interest Period for any Loan to ensure that the Interest Period ends on a Repayment Date for the Loan, or to otherwise consolidate Loans in order to facilitate the payment of any Repayment Instalment due on any Repayment Date.

9.8	If the Facility Agent makes any change to an Interest Period referred to in clause 9.7 above, it shall promptly notify the Borrower and the Lenders.

Non-Business Days

9.9	If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Consolidation of Loans

9.10	If two or more Interest Periods end on the same date the Loans to which those Interest Periods relate shall (unless the Borrower has delivered a Selection Notice selecting a different Interest Period for the next Interest Period) be consolidated into, and treated as, a single Loan under the Facility on the last day of the Interest Period.

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10	Changes to the calculation of interest

Unavailability of Screen Rate

10.1	If no Screen Rate is available for LIBOR for the Interest Period of a Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

10.2	If no Screen Rate is available for LIBOR for:

(a)	Dollars; or

(b)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR shall be the Base Reference Bank Rate as of 11:00 a.m. (London time) on the Quotation Day for Dollars and for a period equal in length to the Interest Period of that Loan.

10.3	If clause 10.2 above applies but no Base Reference Bank Rate is available for Dollars for the relevant Interest Period there shall be no LIBOR for that Loan and clause 10.7 (Cost of funds) shall apply to that Loan for that Interest Period.

Calculation of Base Reference Bank Rate

10.4	Subject to clause 10.5 below, if LIBOR is to be determined on the basis of a Base Reference Bank Rate but a Reference Bank does not supply a quotation by 11:00 a.m. (London time) on the Quotation Day, the Base Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

10.5	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Base Reference Bank Rate for the relevant Interest Period.

Market disruption

10.6	If before close of business in London on the Quotation Day for the relevant Interest Period the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed thirty per cent. (30%) of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR there shall be no LIBOR for that Loan and clause 10.7 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

Cost of funds

10.7	If clause 10.6 (Market disruption) applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

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(a)	the Margin;

(b)	the rate notified to the Facility Agent by that Lender as soon as practicable and in any event by close of business on the date falling five (5) Business Days after the Quotation Day (or, if earlier, on the date falling five (5) Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(c)	the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

10.8	If clause 10.7 above applies, the Facility Agent shall, as soon as is practicable, notify the Borrower.

Break Costs

10.9	The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

10.10	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	Fees

Commitment fee

11.1	The Borrower shall pay to the Facility Agent (for the account of each Lender) a fee in Dollars [REDACTED].

11.2	The accrued commitment fee is payable in arrears on each Quarter Date falling during the Availability Period, on the last day of the Availability Period and if cancelled in full, on the cancelled amount of the relevant Lenders’ Commitment at the time the cancellation is effective.

11.3	All commitment fees shall be capitalised on the applicable Quarter Date and added to any Loan, provided that commitment fees may only be capitalised up to the Total Commitments. To the extent that the Loans would be in excess of the Total Commitments due to the capitalisation of any commitment fees, such excess commitment fee shall be paid on the relevant Quarter Date.

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Arrangement and structuring fee

11.4	The Borrower shall pay to each Joint Lead Arranger an arrangement and structuring fee in the amount and at the times agreed in a Fee Letter.

Facility Agent fee

11.5	The Borrower shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

Security Trustee fee

11.6	The Borrower shall pay to the Security Trustee (for its own account) an security agency fee in the amount and at the times agreed in a Fee Letter.

Marketing Agent fee

11.7	The Borrower shall pay the Marketing Agent (for its own account) a marketing agent fee in the amount and at the times agreed in a Fee Letter.

Technical Agent fee

11.8	The Borrower shall pay the Technical Agent (for its own account) a technical agent fee in the amount and at the times agreed in a Fee Letter.

Insurance Agent Fee

11.9	The Borrower shall pay the Insurance Agent (for its own account) an insurance agent fee in the amount and at the times agreed in a Fee Letter.

12	Tax Gross-up and indemnities

Tax Definitions

12.1	In this Agreement:

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document

Tax Credit means a credit against, relief or remission for, or repayment of any Tax

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clauses 12.2 to 12.6 (Tax gross-up) or a payment under clauses 12.7 to 12.10 (Tax indemnity).

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Unless a contrary indication appears, in this clause 12 (Tax Gross-up and indemnities) a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

Tax gross-up

12.2	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

12.3	The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

12.4	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.5	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.6	Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

Tax indemnity

12.7	The Borrower shall (within five (5) Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

12.8	Clause 12.7 above shall not apply:

(a)	with respect to any Tax assessed on a Finance Party:

(i)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

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(ii)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)	to the extent a loss, liability or cost:

(i)	is compensated for by an increased payment under clauses 12.2 to 12.6 (Tax gross-up); or

(ii)	relates to a FATCA Deduction required to be made by a Party.

12.9	A Protected Party making, or intending to make a claim under clause 12.7 above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

12.10	A Protected Party shall, on receiving a payment from an Obligor under clauses 12.7 to 12.9 above, notify the Facility Agent.

Tax Credit

12.11	If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	the relevant Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall elect to either:

(i)	pay an amount to the relevant Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor; or

(ii)	set off against any payment obligation due from the relevant Obligor an amount which that Finance Party determines will leave it (after that set-off) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

Stamp taxes

12.12	The Borrower shall pay and, within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability such Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

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Value added tax

12.13	All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause 12.14 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

12.14	If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party (other than the Recipient) (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

12.15	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify, as the case may be, such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

12.16	Any reference in clauses 12.13 to 12.16 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

12.17	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

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(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to 12.17(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If the Borrower is a US Tax Obligor or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; and

(iii)	where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent,

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supply to the Facility Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.

(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)	The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

12.18	FATCA Deduction by a Finance Party

(a)	Each Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), and in any case at least three Business Days prior to making a FATCA Deduction, notify the Party to whom it is making the payment and, on or prior to the day on which it notifies that Party, shall also notify the Borrower, the Facility Agent and the other Finance Parties.

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13	Increased costs

Increased costs

13.1	Subject to clauses 13.4 and 13.5 (Exceptions) the Borrower shall, within five (5) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(b)	compliance with any law or regulation made after the date of this Agreement; and/or

(c)	the implementation or application of or compliance with any Basel III Regulation, CRD IV, CRR or the Dodd-Frank Act or any law or regulation that implements or applies any Basel III Regulation, CRD IV, CRR or the Dodd-Frank Act.

(d)	In this Agreement Increased Costs means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

Increased cost claims

13.2	A Finance Party intending to make a claim pursuant to clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

13.3	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent or the Borrower, provide a certificate confirming the amount of its Increased Costs.

Exceptions

13.4	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	compensated for by clauses 12.7 to 12.10 (Tax indemnity) (or would have been compensated for under clauses 12.7 to 12.10 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 12.8 (Tax indemnity) applied);

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(c)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(d)	compensated for by the payment of the Mandatory Cost; or

(e)	attributable to a FATCA Deduction required to be made by a Party.

13.5	In clause 13.4 above, a reference to a Tax Deduction has the same meaning given to the term in clause 12.1 (Tax Definitions).

14	Other indemnities

Currency indemnity

14.1	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)	making or filing a claim or proof against that Obligor; and/or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five (5) Business Days of demand indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

14.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

Other indemnities

14.3	The Borrower shall within five (5) Business Days of demand indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date;

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(c)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful default or gross negligence by that Finance Party alone);

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower;

(e)	any actual or alleged breach of any applicable Environmental Law or any Environmental or Social Permit in connection with the Project or the Facility by any person other than a Finance Party (except where such actual or alleged breach by a Finance Party is due to the acts or omissions of an Obligor, any other Major Project Party or any other third party);

(f)	any third party claim or proceedings being made or brought against that Finance Party in connection with the Project, the Facility or any of the Obligors to the extent that such claim or proceeding is brought or initiated during, or relates to events, acts, omissions or circumstances which occurred or arose during, the Facility Period, unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party; and/or

(g)	the replacement of a Lender pursuant to clause 7.15 (Right of repayment and cancellation in relation to a single Lender).

Indemnity to the Facility Agent and Security Trustee

14.4	The Borrower shall indemnify the Facility Agent and the Security Trustee (and, in respect of sub-paragraph (b) below, any Finance Party) promptly on demand (and in any event within three (3) Business Days) against any cost, loss or liability incurred by the Facility Agent or the Security Trustee (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; and

(c)	any action taken by the Facility Agent or the Security Trustee or any of their respective representatives, agents or contractors in connection with clause 26.33 (Power to remedy).

Sanctions

14.5	Each Obligor shall indemnify and hold harmless each Finance Party against all actions, proceedings, claims and/or demands that may be brought against such Finance Party and against all losses, damages, costs and expenses which such Finance Party may incur or sustain, in connection with or arising out of:

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(a)	the seizure, blocking or withholding of any funds (including any funds held by a Finance Party) by any Sanctioning Body related to or connected with, in any manner whatsoever, any action or omission of that Obligor; and/or

(b)	conduct or activity of that Obligor that directly or indirectly benefits any party against which Sanctions have been established by any Sanctioning Body from time to time.

Substantiation

14.6	If under any provision of this Agreement or any Finance Document, a Finance Party makes a demand for payment in relation to any indemnity or other compensation for costs, losses or liabilities, that Finance Party shall (if possible and practical, and in the discretion of that Finance Party) provide substantiation to the Borrower of the amount demanded.

15	Mitigation by the Finance Parties

Mitigation

15.1	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality and Sanctions), clause 12 (Tax Gross-up and indemnities), clause 13 (Increased costs) or paragraph 3 of Schedule 7 (Mandatory Cost Formula), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

15.2	Clause 15.1 above does not in any way limit the obligations of any Obligor under the Finance Documents.

Limitation of liability

15.3	The Borrower shall indemnify each Finance Party within five (5) Business Days of demand for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clauses 15.1 and 15.2 (Mitigation).

15.4	A Finance Party is not obliged to take any steps under clauses 15.1 and 15.2 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

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16	Costs and expenses

Transaction expenses

16.1	The Borrower shall promptly, on demand, pay the Documentation Agent, the Facility Agent, the Security Trustee, the Technical Agent, the Joint Lead Arrangers and any other Finance Parties the amount of all costs and expenses (including fees, costs and expenses of legal, insurance, technical and other consultants and advisers) incurred and evidenced by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

Amendment costs

16.2	If:

(a)	an Obligor requests an amendment, waiver or consent or, in the opinion of the Facility Agent, an amendment, waiver or consent is required, under any Finance Document; or

(b)	an amendment is required pursuant to clause 33.16 (Change of currency),

the Borrower shall, within five (5) Business Days of demand, reimburse the Facility Agent, the Security Trustee and the Technical Agent for the amount of all costs and expenses (including reasonable fees, costs and expenses of legal, insurance, technical and other consultants and advisers) incurred and (if possible and practicable) evidenced by the Facility Agent, the Security Trustee and the Technical Agent (or any other Finance Party) in responding to, evaluating, negotiating or complying with that request or requirement. Such fees shall be in addition to any fee paid or payable to the Finance Parties under clause 11 (Fees).

Enforcement and preservation costs

16.3	The Borrower shall, within five (5) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred and (if possible and practicable) evidenced by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Security Interests and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Security Interests created or claimed to be created under the Security Documents or enforcing those rights.

Consultants' costs and expenses

16.4	The Borrower shall pay to the Facility Agent all costs and expenses (including reasonable legal fees) incurred by the Facility Agent in connection with the appointment of any Consultant.

16.5	The Borrower shall, within five (5) Business Days of demand, pay the Facility Agent all fees, costs and expenses reasonably incurred and (if possible and practicable) evidenced in connection with work carried out by the Consultants in relation to the Project.

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17	Financial Model

The Financial Model

17.1	The Borrower, the Technical Agent and the Facility Agent shall each retain a copy of the Financial Model for use in producing and verifying the Forecasts to be delivered by the Borrower under this clause 17 (Financial Model) and the Borrower Compliance Certificates to be delivered pursuant to clauses 22.22 and 22.23 (Compliance Certificates).

17.2	Not later than sixty (60) days before each Scheduled Calculation Date or eight (8) Business Days before each Unscheduled Calculation Date, the Borrower will notify the Technical Agent, the Independent Technical Consultant and the Facility Agent of:

(a)	any proposed updates to the Financial Model (including any changes to the Financial Model which it believes in good faith are required in order to correct any actual historical data known to be inaccurate or to correct any manifest error in the Financial Model, or any changes to reflect changes to the JV Plan and Budget which have been approved by the Technical Agent or the Facility Agent (each acting on the instructions of the Majority Lenders));

(b)	the Technical Assumptions to be used for such Calculation Date; and

(c)	the figures to be used for the Economic Assumptions for such Calculation Date,

each of which will be determined in accordance with this clause 17.

17.3	The assumed price for diamonds shall be as set out in Schedule 10 (Economic Assumptions), or as otherwise determined by the Majority Lenders on an annual basis following receipt of the first Diamond Valuation Report in each calendar year.

17.4	All other Assumptions (other than the assumed diamond price determined in clause 17.3) and the other figures for Economic Assumptions shall be as set out in the Financial Model, provided that each of the Borrower and the Technical Agent (acting on the instructions of the Majority Lenders) shall have the right, following any material change in circumstance or any material change in projections, or in the case of the Technical Agent only, following receipt of a Diamond Valuation Report, to propose revisions to:

(a)	the Technical Assumptions; and

(b)	the figures to be used for the Economic Assumptions (other than the assumed diamond price, which shall be set in accordance with clause 17.3 above),

to be used for any subsequent Financial Model, Cost to Complete Certificate, Forecast or Borrower Compliance Certificate to be delivered in accordance with this Agreement.

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17.5	Each of the Technical Agent (acting on the instructions of the Majority Lenders) and the Borrower may propose changes to the Financial Model which it believes in good faith are required in order to correct any historical data known to be inaccurate or to correct any manifest error in the Financial Model.

17.6	The Borrower and the Technical Agent (acting on the instructions of the Majority Lenders) will:

(a)	make any such proposals in relation to the Financial Model in accordance with clause 17.5 above or the Assumptions in accordance with clause 17.3 above to each other, with a copy to the Facility Agent;

(b)	make any such proposals in good faith after careful consideration and enquiry and such proposals will genuinely reflect views which it believes in good faith to be reasonable in the circumstances and will be consistent with the provisions of the Transaction Documents in all material respects; and

(c)	provide written reasons for its proposed revisions.

17.7	Within ten (10) Business Days (or in the case of an Unscheduled Calculation Date, four (4) Business Days), of receipt of the Borrower's proposals for the changes to the Financial Model (including any relevant Assumptions) in accordance with this clause 17, the Technical Agent shall notify the Borrower whether it agrees with the Borrower's proposals and, if it disagrees, the reasons for the disagreement, provided that the Technical Agent may not disagree with any proposals from the Borrower under this clause (but may designate any or all such changes as Cost Overruns) where the update proposed by the Borrower accurately reflects changes to the JV Plan and Budget in the Financial Model, and the Technical Agent or the Facility Agent (each acting on the instructions of the Majority Lenders) approved such changes to the JV Plan and Budget prior to Ontario voting to approve the changes at the JV Management Committee. In determining whether it agrees with the Borrower's proposals and whether to designate any change as a Cost Overrun, the Technical Agent may submit those proposals to the Independent Technical Consultant and obtain the Independent Technical Consultant's recommendations in respect of those proposals.

17.8	Within ten (10) Business Days (or in the case of an Unscheduled Calculation Date, four (4) Business Days), following receipt of the Technical Agent's proposals for the changes to the Financial Model (including any relevant Assumptions), the Borrower shall notify the Technical Agent whether it agrees with the Technical Agent's proposals and, if it disagrees, the reasons for the disagreement.

17.9	If the Technical Agent and the Borrower disagree with each other's proposals, then the Borrower and the Technical Agent shall negotiate in good faith to agree the changes to the Financial Model (including any relevant Assumptions). If the Parties are unable to reach agreement by the date falling ten (10) days prior to the relevant Scheduled Calculation Date or, as the case may be, one (1) Business Day before the relevant Unscheduled Calculation Date, then the disputed matters shall be determined by the Technical Agent (acting on the instructions of the Majority Lenders) and notified to the Borrower, and such determination shall be binding on the Parties.

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17.10	If the Technical Agent or the Borrower (as applicable) has not notified the other that it disagrees with any of the proposed changes within the period required by clause 17.7 or 17.8 above (as applicable) then the Technical Agent or the Borrower (as applicable) shall be deemed to have agreed the others proposed changes.

17.11	Any changes to the Financial Model (including the Assumptions) shall take effect and be binding on the Parties on and from the date such changes are agreed or determined in accordance with clauses 17.1 to 17.10 above, and shall be incorporated into an updated Financial Model.

17.12	The Technical Agent, acting on the instructions of the Majority Lenders, may, at the Technical Agent's option, require that the updated or amended Financial Model be audited by the Independent Model Auditor.

Account balances

17.13	On each Calculation Date and on the Business Day following the agreement or determination of the Assumptions and changes to the Financial Model (if any), the Account Bank shall deliver a statement to the Borrower setting out the balance of each of the Project Accounts (except the Distribution Account) as at the close of business on the previous Business Day.

Delivery of Forecast

17.14	The Borrower shall deliver a Forecast to the Technical Agent:

(a)	no later than four (4) Business Days before the relevant Scheduled Calculation Date; or

(b)	if applicable, prior to or on the relevant Unscheduled Calculation Date.

Technical Agent can prepare Forecasts

17.15	In the event that the Borrower:

(a)	fails to deliver a Forecast by the relevant Calculation Date; or

(b)	delivers a Forecast that has been proposed on the basis of Assumptions or changes to the Financial Model that have not been agreed or determined in accordance with this Agreement,

then the Technical Agent, acting on the instructions of the Majority Lenders, may, at the expense of the Borrower and having given prior notice to the Borrower, prepare the relevant Forecast in accordance with this clause 17.

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17.16	Any such Forecast prepared by the Technical Agent, acting on the instructions of the Majority Lenders, under clauses 17.15 above shall constitute the Forecast for the purposes of the Finance Documents and shall supersede and replace any existing Forecast.

Preparation of Forecasts

17.17	The Borrower shall prepare each Forecast in such a manner so as to ensure that:

(a)	the Forecast is prepared using the Financial Model and is based on the Assumptions determined in accordance with clauses 17.3 to 17.11 (The Financial Model).

(b)	the Forecast accounts for income and expenditure on a cash basis;

(c)	the Forecast calculates tax payments on the basis of legislation and practice in force at the time of preparation of the Forecast; and

(d)	the Forecast takes into account the terms of the Transaction Documents in preparing estimates of income and expenditure.

Contents of each Forecast

17.18	The Borrower shall set out or enclose the following details (and with respect to each financial covenant set out below, only to the extent that such financial covenant is tested on the relevant Calculation Date) in each Forecast, which shall be substantially in the form of the Financial Model:

(a)	details of the Assumptions on which the Forecast is based;

(b)	the CFADS for the current Calculation Period;

(c)	the Forecast CFADS in respect of the Calculation Period commencing on the day after the next Calculation Date and each subsequent Calculation Period until the Final Scheduled Repayment Date;

(d)	if issued in relation to any Unscheduled Calculation Date prior to Project Completion, the extent of any Cost to Complete Shortfall;

(e)	the Historic Debt Service Cover Ratio for that Calculation Date;

(f)	the Forecast Debt Service Cover Ratio for that Calculation Date and each subsequent Scheduled Calculation Date until the Final Scheduled Repayment Date;

(g)	the Loan Life Cover Ratio for that Calculation Date and each subsequent Scheduled Calculation Date until the Final Scheduled Repayment Date;

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(h)	the Project Life Cover Ratio for that Calculation Date and each subsequent Scheduled Calculation Date until the Final Scheduled Repayment Date;

(i)	the Ore Reserve Tail Ratio for that Calculation Date and each subsequent Scheduled Calculation Date until the Final Scheduled Repayment Date;

(j)	the anticipated DSRA Minimum Balance as at the next Scheduled Calculation Date and as at each subsequent Scheduled Calculation Date until the Final Scheduled Repayment Date;

(k)	Distributions made during the current Calculation Period and forecast to be made during each subsequent Calculation Period up to the Final Scheduled Repayment Date; and

(l)	details of the calculations undertaken by the Borrower to enable the Technical Agent to verify the accuracy of the matters set out in the Forecast.

Cost to Complete Shortfall

17.19	Unless a Cost to Complete Certificate has been provided by the Borrower in the previous thirty (30) days pursuant to clause 4.4 (Further conditions precedent to drawdown of the Loans), the Borrower shall provide the Technical Agent and the Facility Agent on each Quarter Date from Financial Close until Project Completion, with a Cost to Complete Certificate certifying whether a Cost to Complete Shortfall exists (and, if so, the amount of the Cost to Complete Shortfall) together with supporting calculations undertaken by the Borrower to enable the Technical Agent to verify the accuracy of such certificate.

Requirements as to preparation of budgets and forecasts

17.20	The Borrower shall ensure that each Forecast, Construction Budget, Operating Budget and any other report required to be delivered to the Facility Agent under this Agreement shall:

(a)	be prepared in good faith and after reasonable due diligence;

(b)	accurately document historical data and include the Borrower's best estimate of projected receipts and expenditure;

(c)	be true and accurate in all material respects and not omit anything which would make it misleading in a material respect; and

(d)	comply with the Finance Documents and take into account obligations and rights of the Obligors, and to the extent applicable the Operator, under the Project Documents.

17.21	The Borrower shall promptly inform the Technical Agent and the Facility Agent and the Technical Agent shall promptly inform the Borrower and the Facility Agent, in each case as soon as it becomes aware, of any error in the Financial Model which would materially affect any calculation.

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18	Budgets

Construction Budget

18.1	The Borrower shall deliver the Initial Construction Budget to the Technical Agent and the Facility Agent in accordance with clause 4.1 (Initial conditions precedent) and Part 1 of Schedule 3 (Conditions Precedent).

18.2	The Borrower may, at any time before Project Completion, deliver to the Technical Agent and the Facility Agent and to the Independent Technical Consultant a revised draft construction budget for approval by the Majority Lenders.

18.3	The Technical Agent may, and if instructed by the Majority Lenders shall, issue a notice to the Borrower requiring it to prepare a draft revision to the then current Construction Budget if a Default or a change in circumstances has occurred which, in any case, is likely to have caused the then current Construction Budget to have become incorrect in a material respect, or if the Technical Agent considers that the then current Construction Budget does not reflect the JV Plan and Budget. If the Technical Agent delivers a notice under this clause 18.3, the Borrower shall, within fifteen (15) Business Days of receipt of the notice, prepare and deliver to the Technical Agent and the Facility Agent and to the Independent Technical Consultant a revised draft construction budget as at the last day of the month preceding the date of the notice.

18.4	Any revised draft construction budget (a Revised Construction Budget) delivered to the Technical Agent and to the Independent Technical Consultant pursuant to clauses 18.2 or 18.3 above shall:

(a)	update the Construction Budget to reflect the JV Plan and Budget, if necessary;

(b)	be consistent with the Financial Model and set out the costs and revenues in reasonable detail together with all related Technical Assumptions;

(c)	set out an estimate of any Construction Costs (on a line by line basis as set out in the Construction Budget) to be incurred during the remainder of the Construction Period;

(d)	detail all Construction Costs incurred since the date of this Agreement; and

(e)	compare the Construction Budget with the Revised Construction Budget and provide full explanations for any material deviations.

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18.5	The Technical Agent shall, as soon as is practicable after receipt by it of each Revised Construction Budget, notify the Borrower whether or not the Majority Lenders have approved such Revised Construction Budget. To the extent that changes made in the Revised Construction Budget are based on changes to the JV Plan and Budget and the Technical Agent or the Facility Agent (each acting on the instructions of the Majority Lenders) approved such changes to the JV Plan and Budget prior to Ontario voting to approve the changes at the JV Management Committee, the Lenders may not refuse to approve the Revised Construction Budget, but may designate any or all such changes as Cost Overruns.

18.6	If the Majority Lenders do not approve the Revised Construction Budget then:

(a)	the Technical Agent shall provide the Borrower with reasonable details of the grounds for such disapproval;

(b)	the then existing Construction Budget shall continue in effect without any amendment; and

(c)	the Borrower may (or, in the case of clause 18.3 above, shall) submit a further revised draft construction budget to the Technical Agent for approval in the manner contemplated by clauses 18.1 to 18.7 (Construction Budget).

18.7	Upon the Technical Agent notifying the Borrower under clause 18.5 above that the Lenders have approved the relevant Revised Construction Budget the relevant Revised Construction Budget shall become the Construction Budget for the purposes of this Agreement.

Construction expenditure

18.8	Unless approved by the Technical Agent (acting on the instructions of Majority Lenders), the Borrower shall not (except as provided in clause 18.9 below) incur or pay any particular Eligible Cost before Project Completion where that cost or payment (in aggregate with all other amounts incurred or paid in respect of that particular Eligible Cost for the relevant twelve (12) Month period) exceeds the aggregate amount allowed for that particular category of Eligible Costs for that twelve (12) Month period in the Construction Budget.

18.9	Clause 18.8 above shall not restrict or prevent the Borrower from incurring or paying a particular Eligible Cost to the extent that:

(a)	the relevant Eligible Cost is a Finance Cost or a Tax;

(b)	the relevant Eligible Cost is incurred pursuant to a Cash Call by the Operator which is made in accordance with the then current JV Plan and Budget to the extent that the JV Plan and Budget has been or is approved by the Majority Lenders;

(c)	the relevant Eligible Cost is a Cost Overrun which is paid for by amounts withdrawn from the Cost Overrun Account in accordance with clause 19.13 (Cost Overrun Reserve Account);

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(d)	the relevant Eligible Cost is necessary to mitigate in accordance with Good Industry Practice the effects of an Emergency; or

(e)	such Eligible Cost does not (in aggregate with all other amounts incurred or paid in respect of that line item (as set out in the Financial Model) of Eligible Cost for the relevant twelve (12) Month period) exceed the aggregate amount allowed for that line item (as set out in the Financial Model) of Eligible Cost (excluding any such Eligible Cost incurred or paid pursuant to clause 18.9(d) above) for that twelve (12) Month period in the Construction Budget by more than five per cent (5%), or such Eligible Cost has been approved (in accordance with this Agreement) to be funded from the Contingency Balance.

Operating Budget

18.10	Not less than sixty (60) days and not more than ninety (90) days before:

(a)	the Projected Completion Date; and

(b)	thereafter, the first day of each of its financial years,

the Borrower shall, deliver to the Technical Agent and the Facility Agent and the Independent Technical Consultant a revised draft operating budget (a Revised Operating Budget) for approval by the Majority Lenders.

18.11	Each Revised Operating Budget shall comprise an operating budget based upon the Life of Mine Plan (together with a commentary thereon) for the next following twenty-four (24) months setting out costs and revenues for such twenty-four (24) month period on a monthly basis and setting out the costs and revenues for all subsequent financial years until the Final Scheduled Repayment Date on a semi-annual basis. The Borrower shall also ensure that each Revised Operating Budget is consistent with the Financial Model and sets out the costs and revenues in reasonable detail together with all related Technical Assumptions.

18.12	Within thirty (30) days of receipt of the Revised Operating Budget, the Technical Agent shall notify the Borrower whether the Revised Operating Budget has been approved by the Majority Lenders. The Lenders agree that they shall not refuse approval of a Revised Operating Budget that shows no material departure from the then existing Operating Budget unless the Majority Lenders consider that the approval of the relevant Revised Operating Budget could lead to a Material Adverse Effect. To the extent that the Revised Operating Budget reflects changes to the JV Plan and Budget and the Technical Agent or the Facility Agent (each acting on the instructions of the Majority Lenders) approved such changes to the JV Plan and Budget prior to Ontario voting to approve the changes at the JV Management Committee, the Lenders may not refuse to approve the Revised Operating Budget.

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18.13	If the Majority Lenders do not approve the Operating Budget, then:

(a)	the Technical Agent shall provide the Borrower with reasonable details of the grounds for such disapproval; and

(b)	the then existing Operating Budget shall continue in effect without any amendment; and

(c)	the Borrower shall submit a further revised draft operating budget to the Technical Agent for approval in the manner contemplated by clauses 18.10 to 18.14 (Operating Budget).

18.14	Upon the Technical Agent notifying the Borrower under clause 18.12 above that the Majority Lenders have approved the relevant Revised Operating Budget the relevant Revised Operating Budget shall become the Operating Budget for the purposes of this Agreement.

Operating expenditure

18.15	Unless approved by the Technical Agent (acting on the instructions of the Majority Lenders), the Borrower shall not (except as provided in clause 18.16 below) incur or pay any cost where that cost or payment (in aggregate with all other amounts incurred or paid in respect of that category of cost for the relevant twelve (12) Month period) exceeds the aggregate amount allowed for that category of costs for that twelve (12) Month period in the Operating Budget.

18.16	Clause 18.15 above shall not restrict or prevent the Borrower from incurring or paying a particular cost to the extent that:

(a)	the relevant cost is a Finance Cost or Tax;

(b)	the relevant cost is incurred pursuant to a Cash Call by the Operator which is made in accordance with the current JV Plan and Budget to the extent that the JV Plan and Budget has been or is approved by the Majority Lenders;

(c)	the relevant cost is necessary to mitigate in accordance with Good Industry Practice the effects of an Emergency; or

(d)	such cost does not (in aggregate with all other amounts incurred or paid in respect of that line item (as set out in the Financial Model for the relevant twelve (12) Month period)) exceed the aggregate amount allowed for that line item (as set out in the Financial Model) of cost (excluding any such cost incurred or paid pursuant to clause 18.16(c) above) for that twelve (12) Month period in the Operating Budget by more than five per cent (5%).

Life of Mine Plan

18.17	No later than the delivery of the Revised Operating Budget under clause 18.10 (Operating Budget), for each of the Borrower’s financial years the Borrower shall, deliver to the Technical Agent, the Facility Agent and the Independent Technical Consultant an updated Life of Mine Plan (an Updated Life of Mine Plan) for approval by the Majority Lenders.

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18.18	Either the Technical Agent (acting on behalf of the Majority Lenders) or the Borrower may from time to time propose changes to the Life of Mine Plan which it believes in good faith are required in order to correct any historical data known to be inaccurate, or to reflect any changes to the JV Plan and Budget which have been approved by the Technical Agent or the Facility Agent (each acting on the instructions of the Majority Lenders). The Technical Agent (acting on behalf of the Majority Lenders) or the Borrower may propose such a change by giving written notice to the other setting out the proposed change and the reasons why it believes such a change is required.

18.19	Each Updated Life of Mine Plan shall, amongst other things, detail the expected Project Production and full costs of production until the Project Termination Date.

18.20	Within thirty (30) days of receipt of any such changes or Updated Life of Mine Plan proposed by the Borrower, the Technical Agent shall notify the Borrower whether such changes or Updated Life of Mine Plan (as applicable) has been approved by the Majority Lenders. To the extent such changes or Updated Life of Mine Plan (as applicable) reflect changes to the JV Plan and Budget and the Technical Agent or the Facility Agent (each acting on the instructions of the Majority Lenders) approved such changes to the JV Plan and Budget prior to Ontario voting to approve the changes at the JV Management Committee, the Lenders may not refuse to approve such changes or Updated Life of Mine Plan.

18.21	If the Majority Lenders do not approve an Updated Life of Mine Plan or changes to the Life of Mine Plan proposed by the Borrower, then:

(a)	the Technical Agent shall provide the Borrower with reasonable details of the grounds for such disapproval; and

(b)	the then existing Life of Mine Plan shall continue in effect without any amendment; and

(c)	the Borrower shall submit a further revised draft life of mine plan to the Technical Agent for approval in the manner contemplated by clauses 18.17 to 18.22 (Life of Mine Plan).

18.22	Upon the Technical Agent notifying the Borrower under clause 18.20 above that the Majority Lenders have approved the relevant Updated Life of Mine Plan or the changes proposed to the Life of Mine Plan, the relevant Updated Life of Mine Plan or the Life of Mine Plan as updated with the relevant changes, as applicable, shall become the Life of Mine Plan for the purposes of this Agreement.

18.23	If any disagreement arises in relation to any changes to the Life of Mine Plan proposed by the Technical Agent under clause 18.18 above, the Technical Agent and the Borrower will negotiate in good faith for the purpose of agreeing changes to the Life of Mine Plan. If the Technical Agent and the Borrower are unable to reach agreement on such changes to the Life of Mine Plan by the date falling twenty (20) days after they were proposed by the Technical Agent, then the Technical Agent, acting on the instructions of the Majority Lenders, shall determine the changes that shall be made to the Life of Mine Plan and such determination shall be binding on the Parties. The Life of Mine Plan, as updated with such changes, shall become Life of Mine Plan for the purposes of this Agreement.

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19	Project Accounts

Accounts Agreement

19.1	The Borrower shall operate the Project Accounts (except the Distribution Account) in accordance with the Accounts Agreement and the other Finance Documents.

Proceeds Accounts

19.2	At all times during the Facility Period, the Borrower will procure that all monies paid to (or to the order of) the Borrower or received by the Borrower (including amounts utilised under the Facility) or paid to the Borrower on account of Ontario that are not required by this Agreement to be paid into another Project Account are:

(a)	if received in Canadian Dollars, deposited directly into the CAD Proceeds Account; and

(b)	if received in any other currency, deposited directly into the USD Proceeds Account.

19.3	The Borrower shall only withdraw monies from the Proceeds Accounts to make payments in accordance with the Financial Model that have fallen due in accordance with the Payment Cascade, provided that:

(a)	any Canadian Dollar payments that have fallen due in accordance with the Payment Cascade shall be made directly from the CAD Proceeds Account; and

(b)	to the extent the credit balance on the CAD Proceeds Account at any time is insufficient to make such Canadian Dollar payments, the Borrower may transfer monies from the USD Proceeds Account to the CAD Proceeds Account in order to pay such Canadian Dollar amounts from the CAD Proceeds Account.

Debt Service Reserve Account

19.4	On and from the earlier of (i) the Projected Completion Date and (ii) Project Completion, until the First Repayment Date, the Borrower shall maintain a credit balance on the Debt Service Reserve Account of an amount at least equal to the DSRA Minimum Balance (Project Completion) by making Additional Equity Contributions or transfers from the USD Proceeds Account (or the Cost Overrun Reserve Account if permitted pursuant to clause 19.14 (Cost Overrun Reserve Account)) to the Debt Service Reserve Account, provided that the Facility may not be used to fund the Debt Service Reserve Account.

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19.5	On and from the First Repayment Date, the Borrower shall maintain a credit balance on the Debt Service Reserve Account of an amount at least equal to the DSRA Minimum Balance by making Additional Equity Contributions or transfers from the USD Proceeds Account (or the Cost Overrun Reserve Account if permitted pursuant to clause 19.14 (Cost Overrun Reserve Account)) to the Debt Service Reserve Account, provided that the Facility may not be used to fund the Debt Service Reserve Account.

19.6	The Borrower may only withdraw amounts from the Debt Service Reserve Account:

(a)	to pay Finance Costs that have fallen due, to the extent that there are insufficient credit balances in the USD Proceeds Account to pay such Finance Costs in accordance with the Payment Cascade; and

(b)	to transfer amounts in excess of the DSRA Minimum Balance to the USD Proceeds Account.

19.7	If any amount is withdrawn from the Debt Service Reserve Account, the Borrower shall, as soon as possible but in any event by the next Repayment Date, ensure that there is a credit balance on the Debt Service Reserve Account of an amount at least equal to the DSRA Minimum Balance.

Insurance Proceeds Account

19.8	The Borrower shall procure that all Insurance Proceeds (other than any insurance proceeds in respect of third party liability insurance where such proceeds are to be paid to third parties) shall be paid into the Insurance Proceeds Account.

19.9	The Borrower may only withdraw amounts from the Insurance Proceeds Account:

(a)	in order to prepay Loans in accordance with clauses 7.4 to 7.5 (Mandatory Prepayment - Insurance Proceeds/Compensation Proceeds); or

(b)	to the extent that it is permitted to apply those monies to the repair or reinstatement of Project Assets in accordance with clauses 7.4 to 7.5 (Mandatory Prepayment - Insurance Proceeds/Compensation Proceeds).

Distribution Account

19.10	The Borrower shall pay any amounts that are to be declared or paid as Distributions into the Distribution Account, to the extent that there are sufficient funds available for this purpose in accordance with the operation of the Payment Cascade, by making transfers from the USD Proceeds Account to the Distribution Account in accordance with clause 7.7 (Mandatory prepayment - cash sweep). The Borrower shall not transfer any amounts from the USD Proceeds Account to the Distribution Account unless all the requirements specified in clauses 25.29 to 25.31 (Distributions) have been satisfied.

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19.11	The Borrower may withdraw amounts standing to the credit of the Distribution Account at any time.

Cost Overrun Reserve Account

19.12	The Borrower shall procure that the credit balance on the Cost Overrun Reserve Account at Financial Close is at least equal to the Cost Overrun Reserve Amount by making deposits of Canadian Dollars directly in to the Cost Overrun Reserve Account.

19.13	Prior to Project Completion, the Borrower shall only withdraw amounts from the Cost Overrun Reserve Account:

(a)	with the prior consent of, or on the instructions of, the Facility Agent (acting on the instructions of the Majority Lenders); or

(b)	to pay Cost Overruns which are (i) approved by the Technical Agent (acting on the instructions of the Majority Lenders and with advice from the Independent Technical Consultant) or (ii) designated as Cost Overruns as contemplated in clauses 17.7 (The Financial Model) and 18.5 (Construction Budget),

in each case in order to transfer such amounts to the CAD Proceeds Account to make payments of Cash Calls to the Operator; or

(c)	to transfer such amounts in accordance with clause 19.14 below.

19.14	Following Project Completion (or on the instructions of the Facility Agent in order to achieve Project Completion), the Borrower shall transfer any balance to the credit of the Cost Overrun Reserve Account:

(a)	first, to the Cash Call Reserve Account, until the balance on the Cash Call Reserve Account equals the Cash Call Reserve Minimum Balance;

(b)	second, to the Sunk Cost Reserve Account, until the balance on the Sunk Cost Reserve Account equals the Sunk Cost Reserve Minimum Balance; and

(c)	third, to the Debt Service Reserve Account, until the balance on the Debt Service Reserve Account equals the DSRA Minimum Balance,

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and thereafter may transfer any remaining balance to the Distribution Account provided that (i) the Borrower has provided the Facility Agent with such evidence as is necessary to satisfy the Facility Agent that the Distribution Conditions have been satisfied (by reference to the most recent Calculation Date, as applicable), and the Facility Agent (acting on behalf of the Majority Lenders) has confirmed that the Distribution Conditions are satisfied, and (ii) the Facility Agent (acting on behalf of the Majority Lenders) has confirmed that on the date of any such transfer, the balance on the Cash Call Reserve Account equals the Cash Call Reserve Minimum Balance, the balance on the Sunk Cost Reserve Account equals the Sunk Cost Reserve Minimum Balance, and the balance on the Debt Service Reserve Account equals the DSRA Minimum Balance.

Cash Call Reserve Account

19.15	On and from the earlier of (i) 31 March 2017 and (ii) the date which is three (3) Months following the Commencement of Commercial Production, the Borrower shall maintain a credit balance on the Cash Call Reserve Account of an amount at least equal to the Cash Call Reserve Minimum Balance by making transfers from the USD Proceeds Account (or the Cost Overrun Reserve Account if permitted pursuant to clause 19.14 (Cost Overrun Reserve Account)) to the Cash Call Reserve Account.

19.16	The Borrower may only withdraw amounts from the Cash Call Reserve Account in order to transfer such amounts to the USD Proceeds Account with the prior consent of the Facility Agent to make payment of Cash Calls by the Operator and other Project Costs.

19.17	If any amount is withdrawn from the Cash Call Reserve Account, the Borrower shall, as soon as possible but in any event by the next Quarter Date, ensure that there is a credit balance on the Cash Call Reserve Account of an amount at least equal to the Cash Call Reserve Minimum Balance.

Sunk Cost Reserve Account

19.18	On and from the earlier of (i) the Projected Completion Date and (ii) the date which is six (6) Months following the Commencement of Commercial Production, the Borrower shall ensure that the Sunk Cost Reserve Account reflects a credit balance at least equal to the Sunk Cost Reserve Minimum Balance, which balance shall be accrued by making transfers from the USD Proceeds Account (or the Cost Overrun Reserve Account if permitted pursuant to clause 19.14 (Cost Overrun Reserve Account)) to the Sunk Cost Reserve Account, provided that the Facility may not be used to fund the Sunk Cost Reserve Account without the prior consent of the Facility Agent (acting on the instructions of the Majority Lenders).

19.19	The Borrower may only withdraw amounts from the Sunk Cost Reserve Account in order to transfer such amounts to the USD Proceeds Account to:

(a)	with the prior consent of the Facility Agent, make payments to De Beers of MPV Expenses which are due and payable in accordance with the Joint Venture Agreement; or

(b)	on the instructions of the Facility Agent (acting on the instructions of the Majority Lenders), make early repayments, in full or in part, to De Beers of MPV Expenses prior to the date on which such MPV Expenses are due and payable in accordance with the Joint Venture Agreement.

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Reclamation Reserve Account

19.20	Subject to clause 19.21 below, on and from Project Completion, the Borrower shall, within ten (10) Business Days of each Scheduled Calculation Date, transfer the Reclamation Reserve Transfer Amount (or such lesser amount to ensure that following the transfer of funds from the USD Proceeds Account to the Reclamation Reserve Account, the aggregate credit balances on the Proceeds Accounts and the Cash Call Reserve Account will be at least sufficient to meet Operating Costs (other than MPV Expenses) anticipated to fall due and payable within the ninety (90) day period following such transfer) from the USD Proceeds Account to the Reclamation Reserve Account.

19.21	The Borrower shall only be required to make a transfer from the USD Proceeds Account to the Reclamation Reserve Account in accordance with clause 19.20 if and to the extent that the credit balance on the Reclamation Reserve Account on the relevant Scheduled Calculation Date is less than the Reclamation Reserve Minimum Balance.

19.22	The Borrower may only withdraw amounts from the Reclamation Reserve Account in order to transfer such amounts to the USD Proceeds Account with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders) to apply such amounts towards Reclamation Obligations in the manner agreed by the Facility Agent (acting on the instructions of the Majority Lenders).

20	Guarantee

Guarantee and indemnity

20.1	Each Guarantor has entered into this guarantee for valuable consideration from each Finance Party and acknowledges receipt of that consideration.

20.2	Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by the Borrower of the Borrower’s obligations under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part;

(b)	undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand (even if no demand has been made on the Borrower) pay that amount as if it was the Borrower; and

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(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand (even if no demand has been made on the Borrower) against any cost, loss or liability it incurs as a result of the Borrower or a Guarantor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 20 (Guarantee) if the amount claimed had been recoverable on the basis of a guarantee.

Duration of the guarantee

20.3	Subject to clause 20.5 (Maximum Liability) in respect of the Parent only, this guarantee is a continuing guarantee throughout the Facility Period save that any Called-up Obligations will continue until they have been irrevocably and unconditionally paid or discharged in full, regardless of any intermediate payment or discharge in whole or in part.

20.4	For the purpose of this clause 20.3 (Duration of the guarantee), Called-up Obligations shall mean outstanding obligations of the Borrower or the Guarantors under or in connection with this guarantee which relate to, and which the Guarantors were called upon to perform, prior to the expiry of the Facility Period.

Maximum Liability

20.5	Following Project Completion, the maximum aggregate amount receivable from the Parent under this Guarantee shall be limited in recourse to the Security Interest granted by the Parent under the Parent Share Pledge and the obligations of the Parent under this Guarantee are payable by it only out of the income, dividends, profits, interest and monies of any kind whatsoever payable pursuant to, or arising out of, such Security Interest and its proceeds, save that following Project Completion, any Called-Up Obligations will continue until they have been irrevocably and unconditionally paid or discharged in full, regardless of any intermediate payment or discharge in whole or in part.

Reinstatement

20.6	Subject to clause 20.3 (Duration of the guarantee), if any discharge, release or arrangement (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 20 (Guarantee) will continue or be reinstated as if the discharge release or arrangement had not occurred.

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Waiver of defences

20.7	Subject to clause 20.3 (Duration of the guarantee), the obligations of each Guarantor under this clause 20 (Guarantee) will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 20 (Guarantee) (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, the Borrower or other person;

(b)	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

Immediate recourse

20.8	Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 20 (Guarantee). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

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Appropriations

20.9	Subject to clause 20.3 (Duration of the guarantee), until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 20 (Guarantee).

Deferral of Guarantors' rights

20.10	Subject to clause 20.3 (Duration of the guarantee), until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 20 (Guarantee):

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 20.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

20.11	If a Guarantor receives any benefit, payment or distribution in relation to the rights described in clause 20.10 above it will promptly pay an equal amount to the Facility Agent for application in accordance with clause 33 (Payment mechanics). Subject to clause 20.3 (Duration of the guarantee) above, this only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full.

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Additional security

20.12	This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21	Representations

Representations

21.1	Each Obligor represents and warrants the matters set out in this clause 21 (Representations) to each Finance Party on the date of this Agreement, provided that each Obligor other than the Borrower shall only represent and warrant such matters in relation to itself.

Status

21.2	Each Obligor and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator and De Beers as JV Participant, is duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

21.3	Each Obligor has the power to own its assets and carry on its business as it is currently being conducted.

21.4	To the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator has the power to own the Joint Venture Property and carry on the business of an operator under the Joint Venture Agreement.

21.5	The trust constituted by the Joint Venture Agreement under which the Operator owns the Project Assets is a valid trust under the laws of Canada.

21.6	No Obligor is a FATCA FFI nor a US Tax Obligor.

Binding obligations

21.7	Each Transaction Document constitutes legal, valid, binding and enforceable obligations of each Obligor and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator and De Beers as JV Participant, which is a party to it, subject to any other general principles of law limiting such party's obligations, and in the case of the Project Documents only, except to the extent that any such Project Document has been discharged in accordance with its terms and provided that no rights, obligations or liabilities (contingent or otherwise) of any party to it remain outstanding.

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Powers and Authority

21.8	Each Obligor and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator and De Beers as JV Participant, has power and authority to enter into, perform and deliver, and has taken all necessary action to authorise its entry into and performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those documents.

Non-conflict

21.9	The entry into, and performance by, each Obligor and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator and De Beers as JV Participant, of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to each Obligor (or the Operator or De Beers as JV Participant, as applicable);

(b)	the constitutional documents of each Obligor (or the Operator or De Beers as JV Participant, as applicable) and any Subsidiaries of any Obligor, to the extent applicable; or

(c)	any agreement or instrument binding on an Obligor (or the Operator or De Beers as JV Participant, as applicable) or any Subsidiaries of any Obligor or any assets of any Obligor (or the Operator or De Beers as JV Participant, as applicable) or of any Subsidiaries of any Obligor.

Validity and admissibility in evidence; Authorisations

21.10	All:

(a)	Project Authorisations and Environmental or Social Permits required by each Obligor and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator, to enable it to lawfully enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party;

(b)	Project Authorisations and Environmental or Social Permits required to lawfully develop, construct, operate and finance the Project in accordance with the Development Plan and Life of Mine Plan (having regard to the Project’s then current stage of construction or operation);

(c)	Project Authorisations and Environmental or Social Permits required by each Obligor and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator, to make the Transaction Documents to which it is a party admissible in evidence in the jurisdiction of its incorporation and in the relevant jurisdiction in respect of that Transaction Document; and

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(d)	Project Authorisations and Environmental or Social Permits required by each Obligor and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator, to ensure that the Security Interests created under each of the Security Documents has the priority and ranking contemplated by the relevant Security Document, have been obtained or effected and are in full force and effect.

21.11	No Obligor is aware, having made due and careful enquiry, of:

(a)	any steps taken to cancel, revoke, challenge or annul any Project Authorisation or Environmental or Social Permit;

(b)	any circumstances whereby a Project Authorisation or Environmental or Social Permit will not be obtained, effected or in full force and effect by the time it is required to implement the Project; or

(c)	any circumstances which may lead to a condition or requirement being imposed on a Project Authorisation or Environmental or Social Permit that the Borrower or Ontario does not reasonably expect the Operator to be able to satisfy.

Governing law and enforcement

21.12	Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered to the Facility Agent pursuant to clause 4.1 (Initial conditions precedent), the choice of English or Ontario law (as the case may be), as the governing law of the Transaction Documents will be recognised and enforced in each Obligor's Relevant Jurisdiction.

21.13	Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered to the Facility Agent pursuant to clause 4.1 (Initial conditions precedent), any judgment obtained in England, the province of Ontario, Canada or elsewhere in Canada in relation to a Transaction Document will be recognised and enforced in each Obligor's Relevant Jurisdiction.

Deduction of Tax

21.14	No Obligor is required under any applicable law or regulation to make any deduction for or on account of Tax from any payment the Obligor may make under any Finance Document.

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No filing or stamp taxes

21.15	Other than any filings to be made and/or registration fees to be paid in relation to the execution of relevant Finance Documents, which shall be made or paid promptly after the date of the relevant Finance Document, it is not necessary or advisable that this Agreement or any other Transaction Document be filed, recorded or enrolled with any court, public office or other authority in any jurisdiction or that any stamp, documentary, registration, notarial or similar Taxes or fees be paid on or in relation to this Agreement or any other Transaction Document or the transactions contemplated by the Transaction Documents.

No Security Interest or Indebtedness

21.16	Save for Permitted Security Interests, no Security Interest or Quasi-Security Interest exists over all or any of the present or future revenues or assets of any Obligor.

21.17	Save for Permitted Indebtedness, no Obligor has incurred any Financial Indebtedness.

21.18	The Operator has not granted any Security Interests (as defined in the Joint Venture Agreement) over any Joint Venture Property in relation to any third party debt financing of the Project (provided that where this representation is made in accordance with clause 21.87 (Repeating) as a Repeating Representation, it is made by each of the Borrower and the Obligor to the best of its knowledge and belief having made due and careful enquiry).

No Default

21.19	Other than as disclosed under clauses 22.18 and 22.19 (Notification of Default):

(a)	no Event of Default and (in relation to any such representation given on the date of this Agreement and the date of Financial Close only) no Default, has occurred and is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document;

(b)	no other event or circumstance is outstanding under any other agreement or instrument which is binding on an Obligor or any of its Subsidiaries or to which an Obligor's (or any of its Subsidiaries') assets are subject which constitutes an event of default (however described) thereunder which might have a Material Adverse Effect; and

(c)	no other event or circumstance is outstanding under any other agreement or instrument which is binding on an Obligor or any of its Subsidiaries or to which an Obligor's (or any of its Subsidiaries') assets are subject which, with the expiry of the relevant grace period, the giving of notice, the making of any determination, the fulfilment of any other condition or any combination of the foregoing would constitute an event of default (however described) thereunder which might have a Material Adverse Effect.

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21.20	No JV Event of Default has occurred and no event or circumstance is outstanding or has occurred which would, on the expiry of any relevant grace period, constitute a JV Event of Default.

No proceedings pending or threatened

21.21	No litigation, arbitration or administrative proceedings of or before any court, arbitral body, agency or governmental body which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started against any Obligor or, to the best of the Obligors' knowledge and belief having made due and careful enquiry, been threatened against any Obligor or the Operator in relation to the Project.

Information

21.22	Any Information provided to the Finance Parties in connection with this Agreement and the Project is true, complete and accurate in all material respects at the time it was given or made.

21.23	There are no facts or circumstances or any other information which could make the Information provided to the Finance Parties incomplete, untrue, inaccurate or misleading (as at the time it was given, in relation to any repetition of such representation and warranty made or deemed to be made after the date of Financial Close) in any material respect.

21.24	The Information provided to the Finance Parties does not (as at the time it was given, in relation to any repetition of such representation and warranty made or deemed to be made after the date of Financial Close) omit anything which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.

21.25	All opinions, projections, forecasts or expressions of intention contained in the Information and the assumptions on which they are based (save to the extent provided by the Finance Parties or their Consultants) have been arrived at after due and careful enquiry and consideration and are reasonable as at the date they were given or made.

21.26	For the purposes of clauses 21.22 to 21.25 (Information) above, Information means any information provided by an Obligor or the Operator or any of their Affiliates to the Finance Parties in connection with the Project or its financing (including, but not limited to, the Development Plan, the Financial Model and each Borrower Compliance Certificate).

Disclosure of project terms

21.27	No:

(a)	Obligor has entered into any arrangement or agreement with De Beers other than (i) the Joint Venture Agreement, (ii) the Intent Letter, (iii) the Confirmation of Assignment Agreement, and (iv) the Letter of Credit Agreements disclosed to the Facility Agent prior to the date of this Agreement or entered into after the date of this Agreement with prior approval of the Facility Agent (acting on the instructions of the Majority Lenders);

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(b)	Obligor has entered into any arrangement or agreement (other than the Joint Venture Agreement) with any third party under which it is or may become liable for an amount which is not incorporated in the Financial Model; and

(c)	JV Management Committee decision which might be material to a lender to the Project has been made which has not been disclosed in writing to the Lenders.

21.28	Each Project Document:

(a)	to which an Obligor is a party, is in full force and effect; and

(b)	to which the Operator (but no Obligor) is a party is, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, in full force and effect,

except to the extent that such Project Document has been discharged in accordance with its terms and provided that no rights, obligations or liabilities (contingent or otherwise) of any party to it remain outstanding.

21.29	The originals, copies or certified copies (as applicable) of the Transaction Documents, the Project Authorisations and Environmental or Social Permits provided by the Borrower, Ontario or the Operator to the Facility Agent pursuant to clause 4.1 (Initial conditions precedent) are true, complete and up to date and include all ancillary agreements and arrangements.

21.30	No Obligor is party to any contract or arrangement (other than the Transaction Documents) which, if disclosed, would have been reasonably likely to have had an adverse effect on the decision of a prudent lender to enter into the Finance Documents.

21.31	No Obligor has entered into any agreement to share its income or profits with a third party, other than under the Joint Venture Agreement and in respect of the Impact and Benefit Agreements entered into by the Operator on behalf of the Joint Venture and in respect of any Royalties which are set out in the Financial Model.

21.32	Other than any disputes notified to the Facility Agent in accordance with this Agreement:

(a)	there is no dispute in connection with any Project Document to which an Obligor is a party; and

(b)	to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, there is no dispute in connection with any Project Document to which the Operator (but not an Obligor) is a party.

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Environmental and Social Matters

21.33	Ontario has (or has procured that the Operator has) conducted an Environmental and Social Assessment which addresses the relevant environmental and social risks and impacts of the Project. Copies of all of the Assessment Documentation have been provided to the Facility Agent and this documentation proposes measures to minimise, mitigate and offset adverse impacts in a manner relevant and appropriate to the nature and scale of the Project.

21.34	The Environmental and Social Assessment has addressed and evaluated the potential risks related to, and compliance by the Operator and to the extent applicable, by the Borrower and Ontario with, all Environmental and Social Standards.

21.35	Ontario has (or has procured that the Operator has) made a summary of the ESIA accessible and available online.

21.36	All assets (including underlying groundwater) owned, operated, leased, licensed or utilised by any Obligor or, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator (including any and all Project Assets) have been, and continue to be, owned, operated, leased, licensed or utilised by that Obligor or the Operator or any other relevant person, in compliance with the ESMP and in compliance with all Environmental and Social Standards and Environmental and Social Permits.

21.37	Other than as previously disclosed in writing to the Facility Agent (as to which, the Borrower represents and warrants the same has no reasonable prospect of success), there have been no past, and (to the best of the Obligors’ knowledge and belief having made due and careful enquiry) there are no outstanding, pending or threatened Environmental or Social Claims against any Group Member, or against or in connection with the Project or any assets of any Obligor (or the Operator in relation to any of the Project Assets), and no facts or circumstances exist which are likely to give rise to any such Environmental or Social Claim.

21.38	Without prejudice to clauses 21.33 and 21.37 above, each Group Member and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator has performed and observed all applicable Environmental and Social Standards.

21.39	There has not been any leakage, spillage, release or emission of Environmental Contaminants at or from any of any Obligor's facilities or the Project Assets which either:

(a)	contravenes any applicable Environmental Law, Social Law or any Environmental or Social Permit and which has not been rectified or remedied in accordance with Environmental and Social Standards; or

(b)	has a Material Adverse Effect.

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Ownership and use of assets

21.40	Ontario is a party to the Joint Venture Agreement and has legal and beneficial ownership of its Participating Interests in the Joint Venture, which Participating Interest is forty nine per cent. (49%) on the date of this Agreement.

21.41	Each Obligor and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator, as applicable, has acquired or has acquired the use of (or will acquire or acquire the use of by the date they are required in relation to the Project) all Project Assets and all Mining Rights, and has obtained (or will obtain by the date they are required in relation to the Project) such other surface and other rights as are necessary for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps and ancillary facilities which are or will be required in connection with the development of the Project substantially in accordance with the Development Plan and the Life of Mine Plan.

21.42	All such Project Assets, Mining Rights and other rights are (or once acquired in accordance with clause 21.40 (Ownership and use of assets) above will be) sufficient in scope and substance for the development of the Project as contemplated by the Development Plan and the Life of Mine Plan and no part of the purchase price payable in connection with the acquisition of such Mining Rights and other rights remains unpaid.

21.43	Each Obligor has good, valid and marketable title to all of the assets it owns or purports to own and necessary to carry on its business as presently conducted (including, in the case of Ontario, its Participating Interests in the Joint Venture), free and clear of all Security Interests (including infringement claims with respect to patents, trademarks, copyrights and similar intellectual property rights) except Permitted Security Interests.

21.44	To the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator has good, valid and marketable title to all of the Joint Venture Property it owns or purports to own and any other assets necessary to carry on its business as presently conducted, free and clear of all Security Interests (including infringement claims with respect to patents, trademarks, copyrights and similar intellectual property rights) except Permitted Security Interests.

21.45	Neither the Borrower nor Ontario owns any assets or properties other than those used in connection with the Project and those incidental to the operation of the Project (and, in the case of the Borrower, the shares in Ontario).

21.46	Each of the Borrower, Ontario and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator has complied in all material respects with all contractual obligations relating to any Project Asset leased, operated, licensed or used by it and all instruments pursuant to which it is entitled to lease, operate, license or use any such Project Assets are in full force and effect.

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21.47	Each Obligor and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator has or will have at the time they are required for the Project, good, valid and marketable title to, or valid leases or licenses of, and all appropriate Project Authorisations to use, the assets necessary to carry on its business as presently conducted.

No other business

21.48	Except as expressly contemplated by the Transaction Documents, neither the Borrower nor Ontario has undertaken any trading activity or business since the date of its incorporation, other than in connection with the implementation and conduct of the Project.

Ownership and Group structure

21.49	The Borrower has no Subsidiaries other than Ontario.

21.50	Ontario has no Subsidiaries.

21.51	The shares of the Borrower are wholly owned by the Parent.

21.52	The shares of Ontario are wholly owned by the Borrower.

21.53	The shares of the Borrower and Ontario are fully paid.

21.54	No person has any right to call for the issue or transfer of any share capital or loan stock in the Borrower or Ontario other than in accordance with the Finance Documents.

21.55	The Group Structure Chart is complete and accurate in all respects and shows each Group Member, including current name, company registration number, details of all shareholders (except in relation to the Parent) and the jurisdiction of incorporation.

Pari passu ranking

21.56	Each Obligor's payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

Security

21.57	Subject to any general principles of law specifically disclosed in any legal opinion delivered under clause 4.1 (Initial conditions precedent) and as contemplated in the De Beers Subordination Agreement, the security created by the Security Documents constitutes legal, valid and enforceable security and ranks as a first priority security interest over the assets described in the relevant Security Document and those assets are not subject to any prior or pari passu security (other than Permitted Security Interests).

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21.58	Subject to any filings, registration or notice requirements which are to be carried out in accordance with clause 4.1 (Initial conditions precedent) and Part 1 of Schedule 3 (Conditions Precedent), all actions required to perfect the security created by the Security Documents have been duly performed and the security created by the Security Documents constitutes perfected security on all the assets described in the Security Documents.

21.59	The security created by the Security Documents complies in all respects with the applicable requirements of the Joint Venture Agreement.

Taxes

21.60	Each Obligor and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator has:

(a)	filed all tax returns, reports and supporting information required to be filed by it (in the case of the Operator, in relation to the Project); and

(b)	paid or discharged all Taxes and governmental charges due and payable by the relevant Obligor (or the Operator in relation to the Project) on or before the due date except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with IAS and, to the extent that any Taxes are not due and payable, the Obligor (or the Operator in relation to the Project) has provided adequate reserves for the payment of those Taxes in accordance with IAS.

Development Plan, Integrated Environmental and Social Management Plan, Technical Report, Diamond Consultant Report and Environmental Report

21.61	The Development Plan contains summary descriptions of the Project Assets and the development and operation of the Project as proposed to be conducted during the Project Period.

21.62	The ESMP contains summary descriptions of the environmental aspects of the Project Assets and the development and operation of the Project as now conducted and as proposed to be conducted throughout the Project Period.

21.63	The factual information provided by, or on behalf of, the Obligors and the Operator to the Independent Technical Consultant, the Independent Diamond Consultant and the Independent Environmental Consultant in connection with the preparation of the Technical Report, the Diamond Consultant Report and the Environmental Report (as applicable) is true and accurate in all material respects and does not omit to state any information or fact the omission of which might render such provided information misleading in any respect.

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Insurance

21.64	The insurance contracts required to be obtained by it in accordance with Schedule 9 (Insurances) have been obtained and maintained and those Insurances have not been amended, modified or cancelled (except in a manner consistent with the Finance Documents) and are in full force and effect.

21.65	To the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the insurance contracts required to be obtained by the Operator, the Diamond Broker or the Diamond Transporter in accordance with Schedule 9 (Insurances) and clauses 26.31 and 26.32 (Insurances) have been obtained and maintained by the Operator, the Diamond Broker or the Diamond Transporter, as applicable, and those Insurances have not been amended, modified or cancelled (except in a manner consistent with the Finance Documents) and are in full force and effect.

21.66	No Obligor or, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator, the Diamond Broker or the Diamond Transporter, has done, or omitted to do anything, and no event or circumstance has occurred, which has made, or could make, any Insurances void, voidable or subject to any restriction or limitation.

21.67	No Obligor has received any notification from its Insurers (or from the Operator, the Diamond Broker or the Diamond Transporter) that the relevant Insurer’s liability under the Insurances has been reduced or avoided, and no Insurer has had its rating reduced below A- by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or A3 by Moody’s Investors Services Inc. (“Moody’s”) (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognised rating service).

Corrupt gifts

21.68	Neither any Obligor nor, to the best of each of the Borrower’s and Ontario’s knowledge and belief, having made due and careful enquiry, the Operator has offered, given or agreed to give to any person employed by or on behalf of any Competent Authority, any improper, dishonest or unlawful gift, commission or consideration.

21.69	No agent, contractor, sub-contractor or employee of any Obligor or, to the best of each of the Borrower’s and Ontario’s knowledge and belief, having made due and careful enquiry, of the Operator has, in connection with the Project, offered, given or agreed to give any person employed by or on behalf of any Competent Authority any improper, dishonest or unlawful gift, commission or consideration.

21.70	No improper, dishonest or unlawful commission has been paid or agreed to be paid by any Obligor or, to the best of each of the Borrower’s and Ontario’s knowledge and belief, having made due and careful enquiry, by the Operator or by any of their respective employees, agents, contractors or sub-contractors in connection with any Project Document.

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No Insolvency

21.71	No corporate action, legal proceedings or other procedures or steps have been taken or are threatened against any Obligor or, as far as each of the Borrower and Ontario is aware having made due and careful enquiries, the Operator for its bankruptcy, winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, bankruptcy trustee or similar officer of it or of any or all of its (or, in the case of Ontario, the Operator’s) assets or revenues.

Project Documents

21.72	Neither any Obligor nor, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator is in breach of any of its material obligations under Project Documents to which it is a party.

21.73	No party to any Project Document (other than an Obligor or the Operator) is (so far as the Obligors are aware having made reasonable enquiries) in breach of the material terms of any Project Document to which it is a party.

No immunity

21.74	Each Obligor, the Operator and De Beers as JV Participant is subject to civil and commercial law with respect to its obligations under each of the Transaction Documents to which it is a party.

21.75	The entry into and performance of the Transaction Documents to which it is a party by each Obligor, the Operator and De Beers as JV Participant constitute private and commercial acts (rather than governmental or public acts).

21.76	No Obligor nor any of its assets will be entitled to claim any right of immunity from set-off, suit, execution, attachment or other legal process in respect of its obligations under the Finance Documents.

Project Accounts

21.77	Neither the Borrower nor Ontario holds any bank accounts other than:

(a)	the Project Accounts; and

(b)	such other accounts held with the prior consent of the Facility Agent (acting on the instructions of the Majority Lenders).

Financial statements

21.78	The Initial Financial Statements:

(a)	were prepared in accordance with IAS;
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(b)	in the case of the audited financial statements, were audited by the relevant Obligor's or Operator’s auditors; and

(c)	fairly represent each Obligor's financial condition as at the date on which they were drawn up and the results of their operations (consolidated in the case of the Parent) for the period ending on that date in conformity with the relevant legislation and IAS, applied on a consistent basis.

21.79	There has been no material adverse change in any Obligor's business or financial condition (or the business or consolidated financial condition of the Group in the case of the Parent) since the date on which the Initial Financial Statements were drawn up.

Compliance with laws

21.80	The Obligors and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator are in compliance in all material respects with all laws and regulations to which they are subject and to which the Project is bound.

Anti-Terrorism Laws

21.81	Neither any Obligor nor, to the best of each of the Borrower’s and Ontario’s knowledge and belief, having made due and careful enquiry, the Operator:

(a)	are named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or any list of persons issued by OFAC pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as in effect from time to time, or any similar list issued by OFAC (collectively, the OFAC Lists) or on any other relevant list of blocked persons in connection with terrorism;

(b)	are persons determined by the Secretary of the Treasury of the United States to be owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists or on any other relevant list of blocked persons in connection with terrorism;

(c)	are subject to any Sanctions imposed pursuant to any regulation relating to terrorism; or

(d)	have conducted business with or engaged in any transaction with any person identified in clauses 21.81(a), 21.81(b) or 21.81(c) above.

Sanctions

21.82	Neither any Obligor nor, to the best of each of the Borrower’s and Ontario’s knowledge and belief, having made due and careful enquiry, no other Major Project Party:

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(a)	is using or will use the proceeds of the Facility for the purpose of financing or making funds available directly or indirectly to any person or entity which is a Sanctioned Entity, to the extent such financing or provision of funds would currently be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions;

(b)	is contributing or will contribute or otherwise make available the proceeds of the Facility to any other person or entity for the purpose of financing the activities of any person or entity which is a Sanctioned Entity, to the extent such contribution or provision of proceeds would currently be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions; or

(c)	has been or is targeted under any Sanctions or has violated or is violating any applicable Sanctions.

Illicit Origin

21.83	No funds invested in the shares in either of Ontario or the Borrower or to the best of each of the Borrower’s and Ontario’s knowledge and belief, having made due and careful enquiry in the shares in the Parent or the Operator by way of shareholder contributions or otherwise are of Illicit Origin.

Intellectual Property

21.84	To the best of each of the Borrower’s and Ontario’s knowledge and belief, having made due and careful enquiry, the Operator owns and possesses or has acquired the right to use (or will on or prior to the date on which such rights are necessary for the development and operation of the Project in accordance with the Development Plan, own and possess or have acquired the right to use) all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights necessary, in accordance with the nature of the industry in which the Joint Venture operates, for the development and operation of the Project in accordance with the Development Plan.

Margin Regulations; Investment Company Act

21.85	No Obligor is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Facility shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Facility to be considered a "purpose credit" within the meaning of Regulations T, U, or X issued by the Board of Governors of the Federal Reserve System of the United States.

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21.86	None of the Obligor Group is or is required to be registered as an "investment company" under the United States Investment Company Act of 1940.

Repetition

21.87	The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request, each Utilisation Date, each Scheduled Calculation Date, each Interest Payment Date, each Hedging Transaction Date, the date of Project Completion, and upon issue of each Borrower Compliance Certificate pursuant to clauses 22.22 to 22.23 (Compliance Certificates) provided, however, that:

(a)	the Parent will be deemed (except in the case of clauses 21.2 to 21.3 (Status), 21.7 (Binding Obligations) to 21.9 (Non-conflict), 21.51 to 21.52 (Ownership and Group structure), 21.53 to 21.54 (Ownership and Group structure), 21.56 (Pari passu ranking) to 21.59 (Security), 21.68 to 21.70 (Corrupt gifts), 21.80 (Compliance with laws) to 21.83 (Illicit origin) and without prejudice to any outstanding liability of the Parent as a result of any breach of any such representation or warranty made by the Parent on or prior to Project Completion) not to have made any new representations or warranties pursuant to the terms of this clause 21.87 (Repetition) at any time following Project Completion; and

(b)	in respect of each Repeating Representation made in respect of the Operator and/or De Beers as JV Participant, neither the Borrower nor Ontario shall be obliged (except in the case of clauses 21.2 and 21.3 (Status), 21.7 (Binding obligations), 21.8 (Powers and Authority), 21.9 (Non-conflict) and 21.74 to 21.76 (No immunity)) to make due and careful enquiry unless any of the Borrower or Ontario believes, or has reason to believe, that facts or circumstances may have arisen which may result in such Repeating Representation not being true and accurate on the date on which it will be made.

21.88	Any representation with respect to a future matter made prior to Project Completion by the Parent, shall cease to have any force or effect on and from Project Completion, save that any existing liability for any breach of any such representation made by the Parent on or prior to Project Completion under clause 21.87 above shall continue until settled.

22	Information undertakings

22.1	The undertakings in this clause 22 (Information undertakings) remain in force throughout the Facility Period, provided that (without prejudice to any liability arising as a result of any breach on or prior to Project Completion of any undertaking of the Parent contained in this clause 22 (Information undertakings)) the Parent will not be under any further obligation under this clause 22 (Information undertakings) at any time following Project Completion.

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Construction Report

22.2	The Borrower shall prepare and deliver to the Facility Agent, the Technical Agent and the Independent Technical Consultant a Construction Report on a monthly basis up to and including Project Completion. Each Construction Report shall be delivered by the Borrower as soon as practicable and, in any event, by no later than the last day of the Month following the Month to which the Construction Report relates (or such longer period as the Facility Agent may permit in order to enable the Borrower to obtain the required information from the Operator), and shall, where applicable, be based on information received by Ontario from the Operator.

22.3	The Borrower and Ontario shall ensure that each Construction Report contains or encloses the following details:

(a)	copies of all reports or correspondence provided by the Operator to the JV Participants, including, on and from the Commencement of Commercial Production, copies of the semi-annual estimates of the JV Management Committee in respect of the probable quantity of Project Production which can be produced per Month in the next semi-annual period;

(b)	actual expenditure for the relevant Month and a comparison of that expenditure against the corresponding figures in the Construction Budget, including details of any use of the Contingency Balance during that Month;

(c)	total actual expenditure since the date of this Agreement and a comparison of that expenditure against the corresponding figures in the Construction Budget and explanations as to material deviations, including details of any use of the Contingency Balance during that period;

(d)	actual progress on construction for the relevant Month and a comparison of that progress against the anticipated program;

(e)	total actual progress on construction since the date of this Agreement and a comparison of that progress against the anticipated program and explanations as to material deviations;

(f)	details of any actual or forecast Cost Overrun;

(g)	for the following twelve (12) Months, forecast expenditure for each of those Months together with a comparison of that forecast expenditure against the corresponding figures in the Construction Budget and explanations as to material deviations;

(h)	the Borrower's opinion as to whether Project Completion is likely to be achieved by the Projected Completion Date and, if the Borrower thinks that date is not achievable, the Borrower's best estimate of when Project Completion will be achieved (together with reasons for that estimate);

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(i)	details of the extent of compliance with the ESMP and Environmental or Social Permits during the relevant Month together with (i) a description of any instances of material non-compliance with the ESMP or Environmental or Social Permits and details of the remedial action to be taken and (ii) a representation that each Obligor has and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator has, complied with all Environmental and Social Standards and Environmental or Social Permits;

(j)	details on environmental, social and health and safety operating status and events (including, but not limited to, confirmation of compliance with (i) applicable Environmental and Social Standards; (ii) each Environmental or Social Permit; and (iii) the Integrated Environmental and Social Management Plan, or details of any non-compliance and confirmation of compliance with the applicable Corrective Action Plan);

(k)	any material change, damage to or destruction of any material Project Asset;

(l)	any material delay to the works or any extensions of time granted by the Operator to any party carrying out construction related activities under any Project Document;

(m)	copies of any material certificates and reports provided to the Operator or any Obligor under the Project Documents;

(n)	details of any Delay Liquidated Damages which have been paid to or received by the Operator or any Obligor under the Project Documents;

(o)	an updated risk assessment from the Operator in relation to the Project;

(p)	details of any material routine maintenance scheduled to be performed at the Project in the next three (3) Months, including details of the equipment affected and the impact such maintenance is likely to have on the equipment and mill availability;

(q)	details on the construction and use of the winter road and a comparison against the plan for such construction and use, including in relation to ice road thickness and load bearing capacity, any deviation from plan, and remedial plans, if applicable;

(r)	any other or additional information that the Facility Agent might reasonably request the Borrower or Ontario to provide in relation to the construction of the Project.

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Operating Report

22.4	The Borrower shall prepare and deliver to the Facility Agent and the Independent Technical Consultant an Operating Report for each Quarter from Project Completion until the end of the Facility Period. Each Operating Report shall be delivered by the Borrower as soon as practicable and, in any event, within fifteen (15) Business Days of the end of each relevant Quarter (or such longer period as the Facility Agent may permit in order to enable Ontario to obtain the required information from the Operator), and shall, where applicable, be based on information received by Ontario from the Operator.

22.5	The Borrower and Ontario will ensure that each Operating Report contains or encloses the following details:

(a)	copies of all reports or correspondence provided by the Operator to the JV Participants, including copies of the semi-annual estimates of the JV Management Committee in respect of the probable quantity of Project Production which can be produced per Month in the next semi-annual period;

(b)	the actual performance and production of the Project during the Quarter ending on that Quarter Date and a comparison of that performance and production against the corresponding figure in the Operating Budget;

(c)	the total actual performance and production of the Project since Project Completion and a comparison of that performance and production against the corresponding figure in the Operating Budget and explanations as to material deviations;

(d)	actual expenditure for each Month during the relevant Quarter and a comparison of that expenditure against the corresponding figures in the Operating Budget and explanations as to material deviations;

(e)	total actual expenditure since Project Completion and a comparison of that expenditure against the corresponding figures in the Operating Budget and explanations as to material deviations;

(f)	forecast expenditure for each Month during the next following eight (8) Quarters together with a comparison of that forecast expenditure against the corresponding figures in the Operating Budget;

(g)	details of the extent of compliance with the ESMP during the relevant Quarter together with (i) a description of any instances of material non-compliance with the ESMP and details of the remedial action to be taken and (ii) a representation that each Obligor and, to the best of each of the Borrower’s and Ontario’s knowledge and belief having made due and careful enquiry, the Operator, has complied with all Environmental and Social Standards and Environmental or Social Permits;

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(h)	details on environmental, social and health and safety operating status and events (including, but not limited to, confirmation of compliance with (i) applicable Environmental and Social Standards; (ii) each Environmental or Social Permit; and (iii) the ESMP, or details of any non-compliance and confirmation of compliance with the applicable Corrective Action Plan);

(i)	any material change, damage to or destruction of any material Project Asset;

(j)	details of any material routine maintenance scheduled to be performed at the Project in the next three (3) Months, including details of the equipment affected and the impact such maintenance is likely to have on the equipment and mill availability;

(k)	copies of any material certificates or reports provided to the Operator or any Obligor under the Project Documents;

(l)	cash balances of each of the Project Accounts (except the Distribution Account) as at the first day and the last day of the relevant Quarter;

(m)	from the date when production at the Project commences, the actual performance and production of the Project during the Month and a comparison of that performance and production against the corresponding figure in the Operating Budget; and

(n)	any other or additional information that the Facility Agent might reasonably request the Borrower or Ontario to provide in relation to the operation of the Project.

Environmental and Social Monitoring Report

22.6	Each of the Borrower and Ontario shall promptly provide such documents, evidence or other information as are reasonably requested by the Independent Environmental Consultant and, notwithstanding clauses 26.34 and 26.35 (Books and records and access to Site), use commercially reasonable efforts to procure that the Independent Environmental Consultant is given such access to the Site and the Project Assets as is reasonably required by the Independent Environmental Consultant (which shall be no less than one visit in each half year prior to Project Completion and one visit in each of the Borrower's financial years after Project Completion), to conduct the Independent Review, to assist it to produce an Environmental and Social Monitoring Report in relation to Environmental and Social Matters, and to verify the information relating to compliance with Environmental and Social Standards, and the ESMP contained in each Construction Report and each Operating Report. The Independent Environmental Consultant shall supply to the Facility Agent, in sufficient copies for all the Lenders such Environmental and Social Monitoring Reports:

(a)	prior to Project Completion, within forty-five (45) days of each half year period; and

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(b)	after Project Completion, within forty-five (45) days of the end of each of the Borrower's financial years.

22.7	Such Environmental and Social Monitoring Reports by the Independent Environmental Consultant shall be in form and substance satisfactory to the Facility Agent and shall, inter alia, set out in detail:

(a)	Environmental and Social Matters relevant to the Project;

(b)	all of the actions and activities undertaken by or on behalf of the Operator pursuant to the ESMP during the period to which the Environmental and Social Monitoring Reports relates;

(c)	any non-compliance with any Environmental and Social Standard and any Environmental and Social Permits, and the Environmental and Social Impact Assessment, together with details of the actions which the Operator has taken, is taking or intends to take in order to rectify such non-compliance; and

(d)	if applicable, how the Impact and Benefit Agreements and the Socio-Economic Agreement are being implemented at the Project, including under any socio-economic implementation plan, adaptive management plan and/or on-going monitoring programs.

22.8	The Obligors shall (or shall procure that the Operator does) publicly report GHG emission levels (combined Scope 1 Emissions and Scope 2 Emissions) during the operational phase of the Project if such emissions exceed 100,000 tonnes of CO2 annually, as required by the Equator Principles.

Financial statements

22.9	The Borrower shall supply to the Facility Agent:

(a)	as soon as they become available, but in any event within one hundred and twenty (120) days after the end of each of its financial years, the audited financial statements of the Borrower, the audited financial statements of Ontario and the consolidated audited financial statements of the Parent for that financial year;

(b)	as soon as they become available, but in any event within ninety (90) days after the end of each financial half year, the financial statements of the Borrower and the financial statements of Ontario and the consolidated financial statements of the Parent for that financial half year; and

(c)	as soon as they become available, but in any event within sixty (60) days after each Quarter Date, the quarterly management accounts of the Borrower and the quarterly management accounts of Ontario and the quarterly consolidated management accounts of the Parent for the Quarter ending on that Quarter Date.

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22.10	The Borrower shall supply to the Facility Agent as soon as they are made available to the Borrower by the Operator, copies of any accounting records or financial statements prepared by the Operator in relation to the Joint Venture.

Requirements as to Financial statements

22.11	Each set of financial statements delivered by the Borrower pursuant to clause 22.9 (Financial statements) shall be certified by an authorised signatory of the relevant Obligor as complying with the requirements in clause 22.14 below.

22.12	Each Obligor shall ensure that the financial statements delivered under clause 22.9 (Financial statements) are:

(a)	prepared in accordance with IAS;

(b)	fairly represent the financial condition of the Obligors as at the date to which they were drawn up and the results of its operation for the period ending on that date in conformity with relevant legislation and IAS; and

(c)	in the case of the annual audited financial statements, are not the subject of any qualifications in the corresponding auditor's opinion.

22.13	Each Obligor shall maintain as its auditors an internationally recognised firm of accountants acceptable to the Facility Agent (acting reasonably).

22.14	Each Obligor shall procure that each set of financial statements delivered pursuant to clause 22.9 (Financial statements) is prepared using accounting practices and financial reference periods consistent with those applied in the preparation of the Initial Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in IAS, the accounting practices or reference periods and it, or its auditors, delivers to the Facility Agent:

(a)	a description of any change necessary for those financial statements to reflect the IAS, accounting practices and reference periods upon which that Obligor's Initial Financial Statements were prepared; and

(b)	sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Finance Parties to determine whether clause 23 (Financial and Reserve Undertakings) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Initial Financial Statements.

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22.15	Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Initial Financial Statements were prepared.

Hedging Report

22.16	The Borrower shall supply to the Facility Agent on or before the end of each Quarter, a report detailing the Hedging Transactions entered into pursuant to each Hedging Agreement and the Borrower’s exposure under such transactions.

Sales of Fancies and Special Stones

22.17	Within three (3) Business Days of the opening of the JV Participants’ sealed bids in relation to the purchase of Fancies and Special Stones, the Borrower shall supply to the Facility Agent details of the amounts bid by each JV Participant for the Fancies and Special Stones, and confirmation as to which JV Participant won the bid to purchase the Fancies and Special Stones.

Notification of Default and Change of Control

22.18	The Borrower, Ontario and the Parent shall notify the Facility Agent (i) of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence; and (ii) promptly on becoming aware that a Change of Control is reasonably likely to occur, of such Change of Control or events or circumstances which are reasonably likely to constitute a Change of Control (unless a notification has already been provided by another Obligor).

22.19	Promptly upon a request by the Facility Agent if in its opinion a Default has or may have occurred, the Borrower, Ontario and the Parent shall supply to the Facility Agent a Certificate of No Default signed by a relevant authorised signatory certifying that no Default has occurred and is continuing (or if a Default has occurred and is continuing, specifying the Default and the steps, if any, being taken to remedy it).

Notification of force majeure

22.20	The Borrower, Ontario and the Parent shall promptly following the occurrence thereof (or the date on which the occurrence of such event is notified to it by the Operator) inform the Facility Agent of:

(a)	any event which constitutes an event of force majeure or a delay event (howsoever defined) under any Project Document (as defined in the relevant Project Document); and

(b)	details of such event including the date on which such event occurred or commenced). The Borrower shall also give notice to the Facility Agent, and the Independent Technical Consultant when it becomes aware that any event referred to in clause 22.20(a) above has occurred and when the effect thereof terminates.

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Shareholder and creditor documents

22.21	The Borrower shall supply to the Facility Agent all material documents dispatched by any Obligor to its shareholders (or any class of them) or its creditors generally or to any stock exchange or (subject to any conflicting duty of confidentiality imposed by any regulations) any other regulatory body at the same time that they are dispatched.

Compliance Certificates

22.22	The Borrower shall supply to the Facility Agent within thirty (30) days after each Calculation Date and on any other date requested by the Facility Agent (acting reasonably), a Borrower Compliance Certificate calculated as of such date, indicating, inter alia, compliance on that Calculation Date with each of the ratios set forth in clause 23.1 (Financial undertakings - Borrower).

22.23	With each Borrower Compliance Certificate delivered in accordance with clause 22.22 above, the Borrower will deliver:

(a)	such information concerning the calculations and assumptions used by the Borrower in preparing such Borrower Compliance Certificate as the Technical Agent may require (acting reasonably); and

(b)	a statement of the balance of all Project Accounts (except the Distribution Account).

Environmental and Social Matters

22.24	Each of the Borrower and Ontario shall, to the extent that it does not have such information in its possession, procure from the Operator and shall supply to the Facility Agent:

(a)	details of any non-compliance with applicable Environmental and Social Standards or any Environmental or Social Permit;

(b)	details of any suspension, revocation, cancellation, annulment or amendment of any Environmental or Social Permit;

(c)	details of any environmental bonds, guarantees or letters of credit obtained or issued by the Operator in relation to the Project pursuant to any Environmental or Social Permit, including:

(i)	the total principal amount of all letters of credit issued (and not cancelled) to any Government Agency pursuant to any Environmental or Social Permit; and

(ii)	the total principal amount of all letters of credit required to be issued to any Government Agency pursuant to any Environmental or Social Permit in the next twelve (12) Months;

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(d)	details of any breach of any Environmental or Social Permit;

(e)	details of any event resulting in the release or discovery of any material Environmental Contaminant on the Site;

(f)	details of any material community or worker-related protest affecting the Project which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in national or international media attention;

(g)	a Corrective Action Plan, if requested by the Facility Agent, in response to any of the events or circumstances described in clauses 22.24(a) to 22.24(f) above; and

(h)	details (and, where applicable, copies) of (i) any negotiations relating to and the execution of new Impact and Benefit Agreements, (ii) any amendments to existing Impact and Benefit Agreements and the Socio-Economic Agreement, and (iii) how the Impact and Benefit Agreements and the Socio-Economic Agreement are being implemented at the Project, including a socio-economic implementation plan, an adaptive management plan and on-going monitoring programs in accordance with the Operator’s obligations under the Socio-Economic Agreement and the Impact and Benefit Agreements.

Miscellaneous information

22.25	Each of the Borrower and Ontario shall, to the extent that it does not have such information in its possession, procure from the Operator and shall supply to the Facility Agent:

(a)	details of any material litigation, arbitration, regulatory or administrative proceedings (including any Environmental or Social Claim) which are current, pending or threatened against or involving:

(i)	any Obligor, the Project or (in relation to the Project) the Operator; and

(ii)	any other Major Project Party in connection with the Project or its performance of the Project Documents,

including any such proceedings which are reasonably likely to result in:

(A)	a liability exceeding two hundred and fifty thousand Dollars (US$250,000) (other than in relation to a claim for workers’ compensation);

(B)	a material delay to Project Completion; or

(C)	a Material Adverse Effect;

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(b)	details of any material Environmental and Social Incident and Environmental and Social Accident, including the nature of the Environmental and Social Incident and Environmental and Social Accident, the on-site and off-site impacts of such Environmental and Social Incident and Environmental and Social Accident and the actions the Operator is taking or proposes to take in order to address such impacts;

(c)	a copy of any notice or communication received by it or the Operator from any regulatory body, court, organisation or other person prohibiting, suspending, varying or requiring the halting of all or any part of any activity or process carried out in respect of the Project;

(d)	details of any material breach by any party, frustration, rescission, repudiation, termination or cancellation of, or material disputes under, any Transaction Document together with details of any proposed action it or the Operator, as applicable, proposes to take in relation to the same;

(e)	a copy of any notice received or given by any Obligor or the Operator constituting any step towards, or purporting or threatening default or, the rescission, repudiation, termination or cancellation of any of the Transaction Documents together with details of any proposed action it proposes to take in relation to the same;

(f)	details of any occurrence or circumstance (including any third party claim or liability) of which such Obligor becomes aware which is likely to have a Material Adverse Effect;

(g)	details of any damage or destruction of any Project Asset where the cost of repair or reinstatement is likely to exceed [REDACTED];

(h)	details of any suspension, revocation, cancellation, annulment or amendment of any Project Authorisation which, if substantiated, is likely to have a Material Adverse Effect or result in any liability for a Finance Party;

(i)	details of any breach of any Project Authorisation or any law which, if substantiated, is likely to have a Material Adverse Effect or result in any liability for a Finance Party;

(j)	details of any event of circumstance that entitles a person to cancel, terminate or suspend any Project Authorisation, Environmental or Social Permit or any Transaction Document;

(k)	within two (2) Business Days of its occurrence, details of any unscheduled stoppage or disruption to mining or surface operations or production which lasts for more than two (2) days;

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(l)	any proposal to suspend or abandon the Project;

(m)	copies of any Project Documents entered into after the date of this Agreement;

(n)	copies of any material agreements entered into by, or under which material obligations are assumed by the Operator in relation to the Project;

(o)	a notification of the termination of any Project Document to which no Obligor is a party, or of any other material agreements entered into by the Operator in relation to the Project;

(p)	copies of any notices or communications received from the Operator, including notices of Cash Calls and JV Management Committee meetings or decisions to be made, and copies of all records or minutes of JV Management Committee meetings and decisions;

(q)	an annual statement of Mineral Reserves for the Project; and

(r)	any other information reasonably requested by the Facility Agent in respect of the financial condition, business and/or operations of an Obligor or the Project, or the compliance by the Borrower, Ontario or the Operator with all Environmental and Social Standards, including any information reasonably required by the Independent technical Consultant to prepare its reports to the Finance Parties.

22.26	The Borrower and Ontario shall deliver the information contemplated by clause 22.25 above promptly upon becoming aware of the relevant matter or, as the case may be, promptly upon receipt of the relevant notice, claim or communication.

Insurance information

22.27	Each of the Borrower and Ontario shall, to the extent that it does not have such information in its possession procure from the Operator, the Diamond Broker or the Diamond Transporter, as applicable, and shall supply to the Facility Agent:

(a)	annually, within five (5) Business Days of the annual Renewal Date of the Insurances (if applicable, or otherwise on an annual basis during the first Quarter of each year):

(i)	a memorandum prepared by the Borrower summarising the then outstanding Insurances with respect to the Project, in form and substance satisfactory to the Facility Agent, which memorandum must confirm that:

(A)	the Insurances are in full force and effect and all premiums payable in connection therewith have been paid; and

(B)	the Security Trustee is named as co-insured and loss payee under all policies of Insurance under which it is required to be named as co-insured and loss payee; and

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(ii)	a certificate or certificates of insurance prepared by the Independent Insurance Consultant, in form and substance satisfactory to the Facility Agent, which certificates must confirm that:

(A)	the Independent Insurance Consultant has received evidence that the Insurances are in full force and effect and that all premiums due as at the date of the certificate or memorandum have been paid;

(B)	in the opinion of the Independent Insurance Consultant such insurance is sufficient for the purposes of the Project and is responsive to the requirements of Schedule 9 (Insurances) and, if applicable, clauses 26.36 and 26.40 (Diamond Sales);

(C)	the Security Trustee is named as co-insured and loss payee under all policies of Insurance under which it is required to be named as co-insured and loss payee; and

(D)	if required, each policy of Insurance has attached to it an endorsement in form satisfactory to the Facility Agent and the Independent Insurance Consultant;

(b)	as soon as practicable upon becoming aware (having made due and reasonable enquiry) of the occurrence of the relevant event and details as to any:

(i)	material disputes with any of the Insurers in relation to any of the Insurances;

(ii)	failure to pay any insurance premium as and when required that might result in the cancellation of any Insurance;

(iii)	act or omission or of any event of which it has knowledge which may have a material impact on the cover provided under the Insurances;

(iv)	material reduction in the amount of, or any other material change in, insurance coverage maintained in connection with the Project;

(v)	down-grading of an Insurer’s rating below A- by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or A3 by Moody’s Investors Services Inc. (“Moody’s”) (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognised rating service);

(vi)	failure to comply with the Obligors’ obligations under clauses 26.31 and 26.32 (Insurances), in each case stating the reasons therefore;

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(vii)	notices received from any Insurer with respect to the cancellation of or proposed cancellation of any Insurance (and, in the case of the notification of such details, stating the reasons therefore, together with any other information concerning the insurance coverage required to be maintained pursuant to this Agreement as the Independent Insurance Consultant may reasonably require); and

(viii)	claims or circumstances which are likely to give rise to a claim in relation to the Insurances in excess of one million Dollars (US$1,000,000) and of anything which has been done or omitted to be done where the renewal of any such Insurances is likely to be adversely affected or the premiums due in respect of such Insurances are likely to be increased as a result of an event or change in circumstances (other than as a result of inflation);

(c)	promptly and in any event no later than sixty (60) days prior to any such changes becoming effective, details of any material changes which are proposed to be made to the terms of the Insurances and which, if effected, would result in any material reduction in limits or coverage (including those resulting from extensions) or in any increase in deductibles, exclusions or exceptions or would result in termination, cancellation, suspension or expiry (in the latter case, which is not immediately followed by a renewal upon the same terms with the same Insurers) of any of the Insurances; and

(d)	upon written request by the Facility Agent in each case, certified copies of all policies, cover notes, certificates, endorsements, renewal receipts and confirmation of renewal and payment of premiums in respect of the Insurances.

Law

22.28	Each Obligor shall notify the Facility Agent promptly upon becoming aware of the introduction, amendment, repeal or replacement of any law or regulation being made or proposed which might reasonably be expected to have a Material Adverse Effect.

Cash Sweep Calculation Certificate

22.29	In accordance with clause 7.6 (Mandatory prepayments – cash sweep), within ten (10) Business Days of each Calculation Date, the Borrower shall supply to the Facility Agent a Cash Sweep Calculation Certificate relating to the Cash Sweep Period ending on such Calculation Date.

Sufficient copies

22.30	The Borrower and Ontario, if so required by the Facility Agent, shall supply sufficient copies of each document to be supplied under the Finance Documents to the Facility Agent to distribute to each of the Lenders.

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"Know your customer" checks

22.31	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status or ownership of an Obligor or any of its Affiliates after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Facility Agent or any Finance Party (or, in the case of clause 22.31(c) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Finance Party) or any Finance Party (for itself or, in the case of the event described in clause 22.31(c) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Finance Party or, in the case of the event described in clause 22.31(c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

22.32	Each Finance Party shall promptly upon the request of the Facility Agent or the Security Trustee supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent or the Security Trustee (for itself in each case) in order for it to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

Diamond Valuation Report

22.33	Each of the Borrower and Ontario shall provide the most recently available ‘Size Frequency Distribution Model’ generated by the Operator by no later than 31 December each year, and shall promptly provide such other documents, evidence or other information as are reasonably requested by the Independent Diamond Consultant, to assist it to produce quarterly Diamond Valuation Reports. The Independent Diamond Consultant shall supply to the Marketing Agent, in sufficient copies for all the Lenders (i) the first Diamond Valuation Report in any calendar year within twenty (20) Business Days of the end of the previous calendar year and (ii) other Diamond Valuation Reports within five (5) Business Days of each other Quarter Date.

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22.34	Diamond Valuation Reports by the Independent Diamond Consultant shall be in form and substance satisfactory to the Marketing Agent (acting on the instructions of the Majority Lenders) and shall include:

(a)	in relation to the first Diamond Valuation Report to be issued in each calendar year, an annual re-pricing model and report setting out a per-pipe average price per carat for the remaining Mineral Reserves calculated as at 31 December of the immediately prior year; and

(b)	in relation to the second, third and final Diamond Valuation Reports to be issued in each calendar year, proposed adjustments to be made to the Economic Assumptions by applying a price adjustment index.

23	Financial and Reserve Undertakings

Financial and reserve undertakings

23.1	The Borrower shall ensure that:

(a)	on any relevant Calculation Date the Historic Debt Service Cover Ratio for the Calculation Period ending on that Calculation Date is no less than [REDACTED];

(b)	on any relevant Calculation Date the Loan Life Cover Ratio on that Calculation Date and any future Scheduled Calculation Date until the Final Scheduled Repayment Date is no less than [REDACTED];

(c)	on any relevant Calculation Date the Project Life Cover Ratio on that Calculation Date and any future Scheduled Calculation Date until the last day of the Project Period is no less than [REDACTED]; and

(d)	at all times and on each relevant Calculation Date, the Ore Reserve Tail Ratio is greater than [REDACTED].

Financial Testing

23.2	The financial covenants set out in clauses 23.1(a) to (d) (Financial and reserve undertakings) shall be calculated in accordance with IAS and tested by reference to the Financial Model, each Forecast and each Borrower Compliance Certificate delivered pursuant to clause 22.22 to 22.23 (Compliance Certificates).

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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24	Positive undertakings

24.1	The undertakings in this clause 24 (Positive undertakings) remain in force throughout the Facility Period provided, however, that (except in the case of clauses 24.9 (Taxes and judgements), 24.15 and 24.16 (Security Interest), 24.18 (Corporate Existence) and 24.25 and 24.26 (Anti-corruption) below and without prejudice to any outstanding liability of the Parent arising as a result of any breach on or prior to Project Completion of any undertaking of the Parent contained in this clause 24 (Positive undertakings)) the Parent will not be under any further obligation under this clause 24 (Positive undertakings) at any time following Project Completion.

24.2	To the extent Ontario is required to use commercially reasonable efforts to procure that the Operator complies with the undertakings in this clause 24 (Positive undertakings), it shall take all commercially reasonable actions in its capacity as JV Participant and given its commercial relationship with De Beers, and exercise in a commercially reasonable manner all of its rights under the Joint Venture Agreement, in order to do so, and the Finance Parties acknowledge that Ontario’s ability under the Joint Venture Agreement to procure that the Operator complies with the undertakings in this clause 24 (Positive undertakings) may be limited.

Purpose

24.3	The Borrower shall only use the Loans for the purpose specified in clause 3.1 (Purpose).

24.4	Ontario shall only use the funds advanced to it under the Intra-Group Loan in the manner and for the purposes permitted under the Finance Documents.

Law

24.5	Each Obligor shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, comply in all material respects with all laws and regulations to which it or the Project is subject.

Pari passu

24.6	Each Obligor shall ensure that the payment obligations of such Obligor under this Agreement and each other Finance Document to which such Obligor is a party rank at least pari passu in right of payment with all of such Obligor's present and future other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of applicable law.

Property

24.7	Each of the Borrower and Ontario shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, maintain, preserve, protect and keep:

(a)	all of its ownership, lease, use, licence and other interests in the Project Assets (including the Mining Rights) as are necessary for it to be able to operate the Project in accordance with Good Industry Practice and in a manner that is consistent at all times with the requirements of, and projections contained in, the Development Plan and the Life of Mine Plan; and

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(b)	all of the Project Assets owned by it in good repair, working order and condition, make necessary and proper repairs, renewals and replacements so that the Project may be properly conducted at all times, such operation to be in accordance with Good Industry Practice unless the continued maintenance of any such Project Asset is no longer necessary for Ontario (or the Operator) to be able to perform its obligations under the Transaction Documents.

24.8	Each Obligor shall maintain, preserve, protect and keep good, valid and marketable title to all of its assets that are the subject of any Security Interest created by the Security Documents.

Taxes and judgments

24.9	Each Obligor shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall (in respect of the Project only), and, notwithstanding clause 24.1 above, the Parent shall procure that each other Group Member shall, at all times:

(a)	file all tax returns (including all property tax returns and other similar tax returns applicable to the Project) required to be filed by it in any jurisdiction;

(b)	promptly pay all Taxes and other governmental charges when due and payable and promptly pay and discharge any amounts payable pursuant to any judgment or order when due and payable (or within applicable grace periods permitted by law) (unless any final judgment or order for payment of such Taxes has been made) other than in respect of those Taxes which are being diligently contested by it in good faith and for which adequate reserves have been provided for the payment of that Tax in accordance with IAS; and

(c)	apply all Tax credits, losses, reliefs or allowances in the manner and to the extent they were taken into account in the Financial Model.

24.10	The Borrower, Ontario and the Parent will each maintain its tax residence in Canada and ensure that it is not resident for tax purposes in any other jurisdiction.

24.11	The Borrower and Ontario will each promptly notify the Facility Agent of the imposition of, or any material change in the assessment of, any tax to which it is subject.

Hedging

24.12	The Borrower shall promptly, upon entry into any Hedging Agreement, deliver to the Facility Agent an original or certified copy of that Hedging Agreement, an original or certified copy of each confirmation in relation to that Hedging Agreement and, if appropriate an original or certified copy of an Intercreditor Deed of Accession. All Hedging Agreements and Hedging Transactions must comply with the Hedging Strategy.

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24.13	The Borrower shall only enter into a Hedging Agreement or Hedging Transaction in form and substance acceptable to the Facility Agent and with a Lender or an Affiliate of a Lender at the time of entry into the relevant Hedging Agreement or Hedging Transaction and, in relation to any Hedging Agreements to be entered into by the Borrower, if the Borrower’s rights under those Hedging Agreements are secured in favour of, and in a manner acceptable to, the Security Trustee.

24.14	The Borrower shall comply with the Hedging Strategy and shall not enter into any hedging or other financial arrangement on a margined or term reviewable basis.

Security Interest

24.15	Each Obligor shall maintain and preserve the Security Interests created by the Security Documents and the priority of such Security Interests.

24.16	Each Obligor shall at any time required by the Security Trustee create such further Security Interests, execute such further documents (whether public or private) and/or grant assurances in favour or for the benefit of the Security Trustee for itself and as trustee for the Finance Parties and do all such acts and things as the Security Trustee shall from time to time require over or in relation to all or any of its assets, rights or interests which are in the opinion of the Facility Agent material to secure all obligations and liabilities (whether present or future) that the Obligors may have under any Finance Document or to perfect (in accordance with any relevant Security Document) or protect the Finance Parties' security over all or any part of the assets, rights or interests of the Obligors.

Defence of Claims and actions by third parties

24.17	Each Obligor shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, promptly defend any action, claim or other proceeding made against or affecting the relevant Obligor (or Operator, as applicable) (including any protests or challenges by any third parties to the instruction, development or operation of the Project) or, if there is no effective defence to, or if it is not commercially worthwhile for the Obligor (or the Operator, as applicable) to defend such action, claim or proceeding (based on legal advice received by it), each Obligor shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, use all reasonable endeavours to minimise or mitigate the effect of such claim, action or proceeding upon the Project, the relevant Obligor (or the Operator, as applicable) and its business (including settling or compromising such claim if commercially appropriate to do so).

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Corporate Existence

24.18	Each Obligor shall do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence and authority to conduct its business.

24.19	Ontario shall use commercially reasonable efforts to procure that the Operator preserves and keeps in full force and effect its existence and authority to conduct its business in relation to the Project.

Ownership of the Borrower and Ontario

24.20	The Parent shall maintain at all times one hundred per cent (100%) of the direct ownership and control interest in the Borrower.

24.21	The Borrower shall maintain at all times one hundred per cent (100%) of the direct ownership and control interests in Ontario.

Further Assurance

24.22	Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may specify (and in such form as the Security Trustee may require in favour of the Security Trustee or its nominee(s)):

(a)	to create, perfect, protect or maintain the Security Interests created or intended to be created under or evidenced by the Security Documents (or other Permitted Security Interests) (which may include the execution of a mortgage, charge, assignment or other Security Interests over all or any of the assets which are, or are intended to be, the subject of the Security Documents, or the placing or removal of any registration or financing statement) or for the exercise of any rights, powers and remedies of the Security Trustee or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(b)	to confer on the Security Trustee or confer on the Finance Parties Security Interests over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security Interests intended to be conferred by or pursuant to the Security Documents; and/or

(c)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

24.23	Ontario shall use commercially reasonable efforts to procure that each of the Operator and De Beers as JV Participant promptly does all such acts or execute all such documents (including consents, notices and instructions) as the Security Trustee may specify (and in such form as the Security Trustee may require in favour of the Security Trustee or its nominee(s)):

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(a)	to perfect, protect or maintain the Security Interests created or intended to be created under or evidenced by the Security Documents or for the exercise of any rights, powers and remedies of the Security Trustee or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(b)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

24.24	Each Obligor shall use all reasonable endeavours to procure that each counterparty to each Project Document (other than those counterparties who have executed a Direct Agreement), each Hedge Provider and the Account Bank promptly signs the acknowledgement attached to each notice delivered to it pursuant to clauses 4.1 (Initial conditions precedent) and Part 1 of Schedule 3 (Conditions Precedent).

Anti-corruption

24.25	Notwithstanding the generality of clause 24.5 (Law), each Obligor shall, and Ontario shall use commercially reasonable endeavours to procure that the Operator shall:

(a)	comply with Corrupt Practices Laws;

(b)	not (and shall procure that none of its directors, officers or employees, nor any person acting on its behalf or with whom it is associated shall) commit any Corrupt Act;

(c)	maintain in place its own policies and procedures designed to ensure compliance with this clause 24.25; and

(d)	from time to time, provided that it is no more than once per year unless the Facility Agent reasonably suspects a Default has occurred, at the request of the Facility Agent, confirm in writing that it has complied with its undertakings under this clause 24.25 and provide any information reasonably requested by the Facility Agent in support of that confirmation.

24.26	Each Obligor shall promptly notify the Facility Agent of any breach or potential breach of clause 24.25 of which it becomes aware, and shall co-operate with the Facility Agent and provide the Facility Agent with all information that is reasonably requested by the Facility Agent for the purpose of assessing the Finance Parties’ potential liability under Corrupt Practices Laws arising in connection with any such breach or potential breach.

25	Negative undertakings

25.1	The undertakings in this clause 25 (Negative undertakings) remain in force throughout the Facility Period, provided that (except for clause 25.33 (Sanctions) and without prejudice to any outstanding liability arising as a result of any breach on or prior to Project Completion of any undertaking of the Parent contained in this clause 25 (Negative undertakings)) the Parent will not be under any further obligation under this clause 25 (Negative undertakings) at any time following Project Completion.

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25.2	To the extent Ontario is required to use commercially reasonable efforts to procure that the Operator complies with the undertakings in this clause 25 (Negative undertakings), it shall take all commercially reasonable actions in its capacity as JV Participant and given its commercial relationship with De Beers, and exercise in a commercially reasonable manner all of its rights under the Joint Venture Agreement, in order to do so, and the Finance Parties acknowledge that the Borrower’s ability under the Joint Venture Agreement to procure that the Operator complies with the undertakings in this clause 25 (Negative undertakings) may be limited.

Corporate structure

25.3	No Obligor shall enter into any amalgamation, merger, demerger or corporate reconstruction, except if otherwise permitted by this Agreement.

Acquisitions

25.4	Except as provided in clause 25.5 below, no Obligor shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall not:

(a)	purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein), in, or incorporate, any other company or agree to do any of the foregoing; or

(b)	purchase or otherwise acquire any assets (other than in the ordinary course of trade and in accordance with the Financial Model) or revenues or (without limitation to any of the foregoing) acquire any business or interest therein or form or enter into, any partnership, consortium, joint venture or other like arrangement or agree to do so, without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders) (such consent not to be unreasonably withheld in respect of the Operator or a Group Member other than the Borrower or Ontario).

25.5	Clause 25.4 (Acquisitions) above shall not apply to:

(a)	Permitted Investments, provided that, in relation to Ontario and the Borrower, the same are specifically permitted in accordance with the Accounts Agreement;

(b)	an acquisition of an asset that is otherwise permitted by this Agreement;

(c)	an acquisition of an asset that has been approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders), which approval shall not (other than in the case of Ontario) be unreasonably withheld;

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(d)	any such action by the Operator which is unrelated to its role as operator in respect of the Joint Venture;

(e)	any such action by the Operator in its capacity as Operator for the proper implementation of the Project in accordance with and to the extent contemplated in the then current JV Plan and Budget; and

(f)	any subscription for shares by the Parent in the Borrower as a result of any Additional Equity Contributions.

Business activities

25.6	Neither the Borrower nor Ontario shall, and Ontario shall use commercially reasonable efforts to procure that the Operator (on behalf of the Joint Venture) shall not:

(a)	engage in any business or activities other than the development and operation of the Project in accordance with the Development Plan and the Life of Mine Plan; or

(b)	maintain any place of business other than the location of the Project or elsewhere in Canada.

25.7	Notwithstanding clause 25.6 above, Ontario shall not engage in any business or other activities other than:

(a)	its role as a JV Participant; and

(b)	in relation to the marketing and sale of Diamonds,

in each case as contemplated under the Transaction Documents, without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).

Constitutional documents

25.8	Neither the Borrower nor Ontario shall amend or vary any of its articles of incorporation or other constitutional documents without the prior approval of the Facility Agent (which approval (other than in the case of Ontario) shall not be unreasonably withheld).

25.9	The Parent shall not amend or vary any of its articles of association or other constitutional documents in a way which may prejudice the rights of the Finance Parties under the Transaction Documents or have a Material Adverse Effect.

25.10	No Obligor shall permit any amendment or variation of the Joint Venture Agreement without the prior approval of the Facility Agent (acting on the instructions of the Majority Lenders).

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No disposals

25.11	Except as provided in clause 25.12 below, no Obligor shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall not, sell, lease, transfer, discount, factor, assign or otherwise dispose of, by a single transaction or a series of transactions, whether related or not, and whether voluntary or involuntary, all or any part of:

(a)	the Project Assets which it owns or which it has the right to prevent being disposed of;

(b)	the Obligors' (or the Operator’s) rights under the Transaction Documents; or

(c)	in the case of the Obligors only, any of its other present or future assets.

25.12	Clause 25.11 above shall not apply to any disposal:

(a)	made on market-standard commercial arm's length terms in the ordinary course of trade;

(b)	made on commercial arm's length terms of worn, damaged, obsolete or defective assets which have been replaced with assets of at least equal quality;

(c)	which is contemplated under the Finance Documents; or

(d)	approved with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders),

provided that Ontario shall only be permitted to make a disposal pursuant to clauses 25.12(c) and (d) above.

Negative pledge

25.13	No Obligor shall create or permit to subsist any Security Interest or Quasi-Security Interest over any of its assets except a Permitted Security Interest.

25.14	Ontario shall use commercially reasonable efforts to procure that the Operator does not create or permit to subsist any Security Interest or Quasi-Security Interest over any of the Project Assets except:

(a)	a Permitted Security Interest; or

(b)	with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders) as contemplated under the Joint Venture Agreement.

Guarantees

25.15	Except as provided in clause 25.16 below, no Obligor shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall not, give, incur or allow to be outstanding any Guarantee in respect of any person.

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25.16	Clause 25.15 above shall not apply to:

(a)	any Guarantee given pursuant to the Transaction Documents;

(b)	any Guarantee constituting Permitted Indebtedness or a Permitted Security Interest;

(c)	any Guarantee given by the Operator which is unrelated to its role as operator in respect of the Joint Venture Agreement;

(d)	in relation to the Operator, any environmental bonds, guarantees or letters of credit required to be issued by the Operator in relation to the Project pursuant to any Environmental or Social Permit; or

(e)	any Guarantee approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders).

Loans

25.17	Save in relation to loans made by the Parent or the Borrower to Ontario or the Borrower which are subordinated to the Loans pursuant to the Intercreditor Deed (including the Intra-Group Loan), no Obligor shall make any loans or otherwise grant any form of credit to any person except for:

(a)	loans or credit that constitutes a Permitted Investment; or

(b)	loans or credit approved by the Facility Agent (acting on the instructions of the Majority Lenders).

25.18	Ontario shall use commercially reasonable efforts to procure that the Operator shall not make any loans or otherwise grant any form of credit to any person except for:

(a)	loans or credit on market-standard commercial arm's length terms in the ordinary course of the business of the Project; or

(b)	loans or credit made or granted by the Operator which are unrelated to its role as operator in respect of the Joint Venture Agreement.

Indebtedness

25.19	No Obligor shall, and the Parent shall ensure that no other Group Member shall, create, incur, assume or suffer to exist or otherwise become liable in respect of any Indebtedness other than Permitted Indebtedness.

25.20	Ontario shall use commercially reasonable efforts to procure that the Operator shall not create, incur, assume or suffer to exist or otherwise become liable in respect of any Indebtedness other than:

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(a)	Permitted Indebtedness; and

(b)	any Financial Indebtedness incurred by the Operator which is unrelated to its role as operator in respect of the Joint Venture Agreement

Agreements

25.21	Except as otherwise permitted by this Agreement (including with the consent of the Majority Lenders), no Obligor shall:

(i)	enter into any agreements;

(ii)	enter into any agreements relating to the sale of Diamonds; or

(iii)	assume any obligations,

other than:

(a)	the Transaction Documents (provided that no Obligor shall enter into any Letter of Credit Agreement after the date of this Agreement without the prior written approval of the Facility Agent (acting on the instructions of the Majority Lenders));

(b)	agreements envisaged by the Transaction Documents (other than the Joint Venture Agreement) to be entered into by that Obligor;

(c)	in relation to the Borrower and the Parent only, immaterial agreements or in relation to assuming immaterial obligations; or

(d)	with the prior written approval of the Facility Agent (acting on the instructions of the Majority Lenders),

and Ontario shall promptly notify the Facility Agent of any material agreements entered into or any material obligations assumed by the Operator, in relation to the Project, and promptly thereafter provide copies of such agreements in accordance with clause 22.25(n) (Miscellaneous information).

Transactions with Affiliates

25.22	No Obligor shall enter into any arrangement or transaction with any of its Affiliates other than:

(a)	the Transaction Documents;

(b)	transactions (other than with Ontario) on market-standard arm's length terms which the relevant Obligor certifies to the Facility Agent are no less favourable to the relevant Obligor than any terms that could be obtained by the relevant Obligor in a market-standard arm's length arrangement or transaction with a person who is not an Affiliate of it; and

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(c)	in relation to any transactions involving Ontario, with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).

Share capital

25.23	Subject to clause 25.24 below, neither the Borrower nor Ontario shall:

(a)	purchase, reduce, cancel, repay or redeem any of its share capital or any option over its share capital unless (subject to clause the other terms of this Agreement) using funds from the Distribution Account;

(b)	redeem, reduce, cancel, repay, purchase or transfer any shareholder loans or loan stock (other than by making a Distribution in accordance with clauses 25.29 and 25.31 (Distributions) or in accordance with the Intra-Group Loan Agreement and the Intercreditor Deed) unless (subject to the other terms of this Agreement) using funds from the Distribution Account;

(c)	issue any shares or grant any right to acquire or be issued any shares;

(d)	alter the nature of, or any rights attaching to, any of its shares; or

(e)	issue any voting capital,

without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).

25.24	Clauses 25.23(a) and (e) above do not apply to restrict the Borrower from issuing any shares or any voting capital for the purpose of making Additional Equity Contributions.

Development Plan

25.25	Neither the Borrower nor Ontario shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall not, amend or vary (or permit to or agree such amendment or variation of) the Development Plan without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders) or, in relation to the Construction Budget and the Operating Budget, other than in accordance with clause 18 (Budgets) .

Project Accounts

25.26	Neither the Borrower nor Ontario shall hold any bank accounts or maintain any similar deposit arrangements other than:

(a)	the Project Accounts;

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(b)	any account in connection with any Permitted Investment pursuant to part (c) of the definition of Permitted Investment; and

(c)	such other accounts with the prior consent of the Facility Agent (acting on the instructions of the Majority Lenders).

25.27	Each of the Borrower and Ontario shall operate the Project Accounts in accordance with clause 19 (Project Accounts).

Tax losses

25.28	Neither the Borrower nor Ontario shall dispose of any Tax losses, credit, relief or allowance available to it.

Distributions

25.29	The Borrower and Ontario may only declare, make, pay or permit any Distribution in relation to funds held in the Distribution Account.

25.30	Notwithstanding clause 25.29 above, unless permitted under the Intra-Group Loan Agreement and the Intercreditor Deed, or under clause 26.17 (Intra-Group Loan and dividends), Ontario shall not declare make, pay or permit any Distribution during the Facility Period without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders)

25.31	The Borrower shall not transfer any amounts to the Distribution Account otherwise than pursuant to clause 7.7 (Mandatory prepayment – cash sweep).

Financial year

25.32	No Obligor shall without the prior written consent of the Facility Agent change its financial year end.

Sanctions

25.33	No Obligor shall, and each Obligor shall use commercially reasonable endeavours to procure that no other Major Project Party shall, contribute or otherwise make available the proceeds of the Facility, directly or indirectly, to any person or entity (whether or not related to it) for the purpose of financing the activities of any person or entity which is a Sanctioned Entity, to the extent such contribution or provision of proceeds would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions.

25.34	No Obligor shall fund all or part of any payment under the Finance Documents out of proceeds derived from transactions which would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions.

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25.35	Each Obligor shall, and shall use commercially reasonable endeavours to procure that each other Major Project Party shall, ensure that appropriate controls and safeguards are in place which are designed to prevent any proceeds of the Facility from being used in a manner prohibited under clause 25.33.

Management Agreement

25.36	The Borrower shall not pay to any Affiliate, pursuant to the Management Agreement or otherwise, management or similar fees greater than those set out in the then current Financial Model.

Employees

25.37	No Obligor shall have in place any employee pension plans.

26	Project undertakings

26.1	The undertakings in this clause 26 (Project undertakings) remain in force throughout the Facility Period, provided however that (except in the case of clause 26.20 (Project Authorisations) and 26.31 (Insurances) and save in relation to any liability arising as a result of any breach on or prior to Project Completion of any undertaking of the Parent contained in this clause 26 (Project undertakings)) the Parent will not be under any further obligation under this clause 26 (Project undertakings) at any time following Project Completion.

26.2	To the extent Ontario is required to use commercially reasonable efforts to procure that the Operator complies with the undertakings in this clause 26 (Project undertakings), it shall take all commercially reasonable actions in its capacity as JV Participant and given its commercial relationship with De Beers, and exercise in a commercially reasonable manner all of its rights under the Joint Venture Agreement, in order to do so, and the Finance Parties acknowledge that Ontario’s ability under the Joint Venture Agreement to procure that the Operator complies with the undertakings in this clause 26 (Project undertakings) may be limited.

Project Documents

26.3	Each Obligor shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, duly and punctually perform, comply with and observe its material obligations under each Project Document to which it is a party.

26.4	Each Obligor shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, in accordance with Good Industry Practice, maintain and enforce its material rights under the Project Documents and shall use all reasonable endeavours to ensure that each other party maintains and enforces its material rights under the Project Document to which they are a party.

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26.5	If an Obligor has the right to terminate a Project Document, it shall exercise that right if so directed by the Majority Lenders following consultation with the Borrower.

26.6	No Obligor shall, without the prior written consent of the Facility Agent, permit or agree to:

(a)	any material amendment of a Transaction Document;

(b)	the suspension, waiver, repudiation, revocation, annulment or cancellation of the whole of, or any material provision of, a Transaction Document, an Environmental or Social Permit or a Project Authorisation;

(c)	except as expressly required under the Finance Documents, the assignment or transfer of a Transaction Document, Environmental or Social Permit or Project Authorisation;

(d)	any other party to a Transaction Document assigning or transferring that party's rights or obligations under that Transaction Document; or

(e)	the termination of a Transaction Document (unless directed to do so in accordance with clause 26.5 above).

26.7	Ontario shall use commercially reasonable efforts to procure that the Operator shall not permit or agree to:

(a)	any material amendment of a Transaction Document or any other material agreement entered into by the Operator in relation to the Project;

(b)	the suspension, waiver, repudiation, revocation, annulment or cancellation of the whole of, or any material provision of, a Transaction Document, an Environmental or Social Permit, a Project Authorisation or any other material agreement entered into by the Operator in relation to the Project;

(c)	the assignment or transfer of a Transaction Document, Environmental or Social Permit, Project Authorisation or any other material agreement entered into by the Operator in relation to the Project;

(d)	any other party to a Transaction Document or any other material agreement entered into by the Operator in relation to the Project assigning or transferring that party's rights or obligations under that Transaction Document or agreement; or

(e)	the termination of a Transaction Document or any other material agreement entered into by the Operator in relation to the Project.

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26.8	The Borrower and Ontario shall:

(a)	and the Parent shall, use commercially reasonable efforts to procure, within ninety (90) days of Financial Close, the acknowledgement of the Government to the transfer by the Parent of its rights and obligations under the Secondary Diamond Industry (Polishing) Agreement to Ontario; and

(b)	no later than 10 (ten) Months prior to the earlier of: (i) the expected date of Commencement of Commercial Production at the Project as set out in the Financial Model, and (ii) the expected date Commercial Production (as defined in the Secondary Diamond Industry (Polishing) Agreement), prepare a draft ‘framework document’ as contemplated under the Secondary Diamond Industry (Polishing) Agreement for approval by the Facility Agent. No Obligor may submit such framework document to the Government in accordance with the Secondary Diamond Industry (Polishing) Agreement until it has received confirmation from the Facility Agent that such document is in form and substance satisfactory to the Majority Lenders.

Joint Venture

26.9	Ontario shall comply with its obligations under the Joint Venture Agreement and no Obligor shall take, or omit to take, any action which may result in:

(a)	a dilution of Ontario’s Participating Interests,

(b)	a reduction of Ontario’s share of Diamonds;

(c)	Ontario losing the right to attend meetings of or participate in the decisions of the JV Management Committee;

(d)	the ability of any JV Participant (other than Ontario) to enforce any Security Interest created under the Joint Venture Agreement;

(e)	a JV Event of Default; and/or

(f)	any default under any Project Document to which De Beers (in any capacity) and any Obligor are party,

without the prior consent of the Facility Agent (acting on the instructions of the Majority Lenders).

26.10	Subject to 26.11, Ontario shall attend all JV Management Committee meetings and shall at all times vote on any matter before the JV Management Committee (including JV Special Business) or otherwise in relation to the business of the Joint Venture or the Project in a such a way as to ensure compliance with its obligations under the Finance Documents.

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26.11	Ontario shall not, whether by taking any action or failing to act, approve or otherwise vote on any JV Special Business before the JV Management Committee, or on any decision whatsoever relating to the budgeting for or incurrence of costs or expenses by the Operator or the payment of management fees to the Operator, or relating to approving, amending or updating the JV Plan and Budget prepared by the Operator or the Joint Venture Agreement, in any case whether or not such decision is JV Special Business, without the prior approval and/or instructions, as the case may be, of the Facility Agent (acting on the instructions of the Majority Lenders, and, if appropriate on the advice of the Independent Technical Consultant).

26.12	The Borrower shall, on behalf of Ontario, pay to the Operator or De Beers, as applicable, all amounts in relation to Cash Calls, any other amounts in respect of Ontario’s Cost Share, all MPV Expenses and other amounts payable to the Operator, any JV Participant (other than Ontario) or De Beers, as and when required under the Joint Venture Agreement or the relevant Project Document. Any such payments made by the Borrower on behalf of Ontario shall constitute amounts advanced to Ontario under the Intra-Group Loan in accordance with clause 26.16 (Intra-Group Loan).

26.13	Ontario shall not take any action to change its notice details under the Joint Venture Agreement, or the bank details to which any amounts payable to it under the Joint Venture Agreement shall be paid, from those details notified to the Operator and the JV Participants pursuant to the notice referred to in paragraph 4.3 (Project Documents and Joint Venture) of Schedule 3 (Conditions Precedent), without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).

26.14	Notwithstanding clause 22.18 (Notification of Default and Change of Control), if any event or circumstance arises, or any Obligor or third party takes any action or omits to take any action, which does, or would on the expiry of any relevant grace or remedy period, constitute a JV Event of Default, the Borrower and Ontario shall immediately notify the Facility Agent and shall immediately do all such acts (or refrain from acting) as the Facility Agent (acting on the instructions of the Majority Lenders) may specify in order to avoid a JV Event of Default.

26.15	Ontario shall procure that any person who becomes a JV Participant following Financial Close shall, on becoming a JV Participant, execute a subordination agreement in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) in favour of the Security Trustee on terms substantially similar to the De Beers Subordination Agreement.

Intra-Group Loan and dividends

26.16	Any amounts:

(a)	transferred from the Project Accounts to the Operator by the Account Bank in accordance with the Irrevocable Payment Instructions, the Accounts Agreement or any other Finance Document;

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(b)	transferred from the Project Accounts to the Operator by the Borrower to fund Cash Calls, payment for MPV Expenses, other payments in respect of Ontario’s Cost Share, or other amounts payable to the Operator, any JV Participant (other than Ontario) or De Beers under any Project Document;

(c)	of Equity Contributions made to Ontario whether before or after the date of this Agreement;

(d)	paid by the Borrower to the Operator or otherwise incurred by the Borrower in relation to the Project, in each case prior to the date of this Agreement; and

(e)	otherwise paid on behalf of Ontario,

shall constitute advances under the Intra-Group Loan.

26.17	Ontario shall direct each counterparty to any agreement to which Ontario is a party to pay all amounts due to Ontario to the relevant Proceeds Account. To the extent there is:

(a)	an outstanding balance on the Intra-Group Loan, any amounts received by the Borrower into a Project Account on account of amounts payable to Ontario shall constitute a repayment of amounts outstanding under the Intra-Group Loan; and

(b)	no outstanding balance on the Intra-Group Loan, any amounts received by the Borrower into a Project Account on account of amounts payable to Ontario shall constitute a dividend paid by Ontario to the Borrower, provided that such dividend shall remain in the relevant Proceeds Account to be applied in accordance with the Payment Cascade.

26.18	The Borrower shall maintain a register and record of each Intra-Group Loan and repayment (and any applicable rate of exchange), and make such register and record available for review by the Facility Agent at any time on demand by the Facility Agent. In the event of any dispute between the Facility Agent and/or the Borrower and/or Ontario in regards to any Intra-Group Loan or any repayment thereof, the determination of the Facility Agent shall, in the absence of manifest error, be conclusive and binding on the Parties.

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26.19	Interest on the Intra-Group Loan will accrue at the same rate as applicable to the Loan under this Agreement plus an additional margin of [REDACTED], as adjusted as contemplated in the Intra-Group Loan.

Project Authorisations

26.20	Each Obligor shall, and each of the Borrower and Ontario shall procure that each other Major Project Party (other than the Operator) shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, obtain, and maintain in full force and effect, each Project Authorisation (including all Mining Rights) necessary:

(a)	to enable it to lawfully enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party;

(b)	to lawfully develop, construct, operate and finance the Project (including the achievement of Project Completion by the Projected Completion Date) in accordance with the Development Plan and the Life of Mine Plan, and the Project Documents;

(c)	to make the Transaction Documents to which it is a party admissible in evidence in the jurisdiction of its incorporation and in the relevant jurisdiction in respect of that Transaction Document; and

(d)	to ensure that the Security Interests created under each of the Security Documents has the priority and ranking contemplated by the relevant Security Document.

26.21	Each Obligor shall, and each of the Borrower and Ontario shall procure that each other Major Project Party (other than the Operator) shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, at all times comply with the material requirements of such Project Authorisations (including all Mining Rights) and shall not allow any Project Authorisation (including all Mining Rights) to be amended, cancelled, reduced or suspended except in accordance with clause 26.5 (Project Documents) above.

Environmental and Social Matters

26.22	Each of the Borrower and Ontario shall, and shall procure that each other Major Project Party (other than the Operator) shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, ensure that it has (and maintains in full force and effect) all Environmental or Social Permits necessary:

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(a)	to enable it to lawfully enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party; and

(b)	to lawfully develop, construct, operate and finance the Project (including the achievement of Project Completion by the Projected Completion Date) in accordance with the Development Plan and the Life of Mine Plan, and the Project Documents.

26.23	Each of the Borrower and Ontario shall, and shall procure that each other Major Project Party (other than the Operator) shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, ensure that it maintains, and complies with the terms of all Environmental or Social Permits which it is obliged to obtain and maintain under clause 26.22 above.

26.24	Each of the Borrower and Ontario shall, and shall procure that each other Major Project Party (other than the Operator) shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall:

(a)	comply with and carry out the Project in accordance with all applicable Environmental and Social Standards and shall do all things necessary to ensure that the Borrower and the Project are in compliance with the Equator Principles; and

(b)	comply with the terms of the ESMP.

26.25	Each of the Borrower and Ontario shall, and shall procure that each other Major Project Party (other than the Operator) shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, maintain, and comply with the terms of, the Environmental and Social Management System with respect to the Project in accordance with the Equator Principles in a manner which is satisfactory to the Facility Agent.

26.26	Ontario shall use commercially reasonable efforts to obtain and provide full details to the Facility Agent and the Independent Environmental Consultant of all environmental tests and studies carried out in relation to the Project.

26.27	Each of the Borrower and Ontario shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, take all action reasonably necessary to prevent the Project from being adversely affected by Environmental Contaminants.

Completion

26.28	Each of the Borrower and Ontario shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, ensure that the Project is constructed, operated, maintained and developed, that Project Production is produced and processed and that Project Costs are incurred, in each case in accordance with the Development Plan and in all material respects in accordance with all applicable laws and regulations, the Project Documents and Good Industry Practice (including so as to achieve Project Completion by no later than the Projected Completion Date).

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Consultants

26.29	The Obligors shall co-operate with, and shall use all reasonable endeavours to ensure that each other party to the Project Documents co-operates with, each Consultant.

Tests

26.30	Ontario shall give the Facility Agent, the Technical Agent, the Independent Technical Consultant and the Independent Environmental Consultant reasonable notice of all completion and acceptance tests carried out in respect of the Project. Ontario shall use commercxially reasonable efforts to procure that representatives of the Finance Parties, the Independent Technical Consultant and the Independent Environmental Consultant are permitted to attend whilst tests are carried out and inspect the results of the tests.

Insurances

26.31	Each of the Borrower and Ontario shall, and Ontario shall use commercially reasonable efforts to procure that the Operator, the Diamond Broker and Diamond Transporter shall:

(a)	comply with the insurance requirements set out in Schedule 9 (Insurances) and any other insurance requirements determined by the Facility Agent or the Insurance Agent in accordance with clauses 26.36 or 26.40 (Diamond sales), in respect of the Project, the Borrower and the Diamonds, as applicable;

(b)	ensure that the Insurances are in full force and effect and that all premia are paid when due;

(c)	ensure that the conditions of the Insurances are complied with; and

(d)	ensure that nothing will be done or omitted which would reduce or avoid liability under any of the Insurances.

26.32	Each Obligor shall effect and maintain or procure that there will be effected and at all times maintained Insurances on and in relation to its business and assets against those risks and on such terms as would be usual or appropriate for prudent companies carrying on the same or substantially similar business, on terms and with insurers or underwriters acceptable to the Facility Agent from time to time, including naming the Security Trustee as co-insured and loss payee.

Power to remedy

26.33	If the Obligors do not comply with their respective obligations under clause 26.28 (Completion), or clauses 26.31 and 26.32 (Insurances), Ontario shall use commercially reasonable efforts to allow the Facility Agent or any of its representatives, agents or contractors upon giving notice to enter the Site and do anything (at the Borrower's cost) the Facility Agent considers necessary or reasonably desirable to remedy such failure to comply.

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Books and records and access to Site

26.34	Each Obligor shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, keep financial records and statements (including but not limited to its books and accounts) reflecting all of its business affairs and transactions (in the case of the Operator, only in relation to the Project) in accordance with IAS.

26.35	Each Obligor shall, and Ontario shall use commercially reasonable efforts to procure that the Operator shall, ensure that the Finance Parties (or their representatives) and the Consultants are (at the expense of the Borrower):

(a)	given reasonable access to any and all of its properties and operations (including the Site and the Project Assets);

(b)	entitled to visit all of its offices or any other location where relevant personnel or records are located, to discuss its financial matters with its officers, its banks and its auditors (as the case may be) and to inspect and take copies of the Obligors' books and records (including all drawings and specifications) on reasonable prior notice to the relevant Obligor or the Operator, as applicable; and

(c)	(to the extent permitted by the Government) entitled to attend meetings with the Government and any Obligor or the Operator in relation to any breach or potential breach of the Mining Licences,

in each case:

(i)	at any time from the date of this Agreement until Project Completion, quarterly;

(ii)	at any time after Project Completion, annually;

(iii)	if an Event of Default has occurred and is continuing, at such times as any Lender requires; and

(iv)	at all times in respect of sub-paragraph (c) above,

provided that the Borrower shall only be liable for the costs of two representatives of each Finance Party (whether or not a Finance Party has more than one role) and two representatives of each of the Independent Technical Consultant, the Independent Environmental Consultant and the Independent Insurance Consultant, in relation to each visit.

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Diamond sales

26.36	Ontario shall by no later than 31 December 2015:

(a)	establish protocols for the transportation and insurance of Diamonds from the Yellowknife Facility to the Diamond Broker or the Offtakers; and

(b)	procure that the Diamond Broker to be appointed by Ontario provides to the Marketing Agent its protocol on its own procedures to be followed from the point of receiving the Diamonds at its offices in Antwerp from the Diamond Transporter, including in relation to the movement of goods, security, tax issues, insurance, cleaning/acidizing, details of how the Diamond Broker will sort the Diamonds prior to each sale, the competence and experience of the staff involved, the sales presentations, the tender/auction methodology, invoicing winners of tenders/auctions and receipt of funds prior to handing over or exporting the Diamonds to buyers.

26.37	Ontario shall by no later than 31 March 2016 appoint a Diamond Broker under a Diamond Brokering Agreement pursuant to which the Diamond Broker shall agree:

(a)	to prepare, market and sell Diamonds in accordance with the Diamond Brokering Agreement and on a Diamond Auction Platform;

(b)	to maintain suitable security arrangements to ensure the safety and security of the Diamonds in its possession;

(c)	to obtain and maintain insurances in respect of the Diamonds in its possession which are satisfactory to the Insurance Agent (acting on the instructions of the Majority Lenders and in consultation with the Independent Insurance Consultant), and to provide Ontario and the Insurance Agent with such documents, evidence or other information to satisfy the Insurance Agent (acting on the instructions of the Majority Lenders and in consultation with the Independent Insurance Consultant) that such Insurances are in place, have adequate limits and have been placed with acceptable Insurers;

(d)	to conduct a minimum number of auctions annually, which shall be at regular intervals to ensure regular receipt of Revenues; and

(e)	not to, and not to agree to, release any Diamonds to purchasers of such Diamonds until the Borrower has confirmed to the Diamond Broker that it has received the sale proceeds in respect of such Diamonds in full in the USD Proceeds Account.

26.38	If the Diamond Brokering Agreement is terminated or cancelled and no replacement Diamond Broker is immediately appointed by Ontario, the Marketing Agent shall be entitled to appoint on Ontario’s behalf a temporary Diamond Broker acceptable to it (acting on the instructions of the Majority Lenders).

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26.39	By no later than 31 March 2016:

(a)	Ontario shall appoint a Diamond Valuer under a Diamond Valuer Appointment Letter; or

(b)	the Borrower shall employ a Diamond Valuer;

and Ontario shall procure that the Diamond Valuer optimises the marketing of Diamonds to increase Revenues.

26.40	Ontario shall by no later than 31 March 2016 appoint a Diamond Transporter under a Diamond Transportation Agreement pursuant to which the Diamond Transporter shall agree to:

(a)	transport the Diamonds (other than the Fancies and Special Stones) from the Yellowknife Facility to the Diamond Broker;

(b)	obtain and maintain insurances in respect of the Diamonds in its possession which are satisfactory to the Insurance Agent (acting on the instructions of the Majority Lenders and in consultation with the Independent Insurance Consultant), and to provide Ontario and the Insurance Agent with such documents, evidence or other information to satisfy the Insurance Agent (acting on the instructions of the Majority Lenders and in consultation with the Independent Insurance Consultant) that such Insurances are in place, have adequate limits and have been placed with acceptable Insurers; and

(c)	maintain suitable security arrangements to ensure the safety and security of the Diamonds in its possession.

26.41	Ontario shall not make any bids to purchase Fancies and Special Stones without the support of an Offtaker in accordance with clause 26.42, unless the Marketing Agent (acting on the instructions of the Majority Lenders) has given its prior written consent to Ontario to do so.

26.42	Ontario shall by no later than 31 March 2016 appoint at least one Offtaker (unless otherwise agreed with the Marketing Agent, acting on the instructions of the Majority Lenders and on the advice of the Independent Diamond Consultant) under an Offtake Contract pursuant to which such Offtaker(s) shall:

(a)	or their authorised representative(s) shall, attend each presentation of Fancies and Special Stones to the JV Participants;

(b)	provide Ontario with sufficient information for Ontario to make timely bids in respect of Fancies and Special Stones on behalf of the Offtaker;

(c)	in the event that Ontario (through a bid supported by such Offtaker) makes the highest bid for Fancies and Special Stones either (as required by the Marketing Agent (acting on the instructions of the Majority Lenders)):

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(i)	make payment immediately to the USD Proceeds Account of the full amount of Ontario’s bid in Dollars; or

(ii)	make payment immediately to the USD Proceeds Account of the De Beers Portion of Ontario’s bid, and make payment of the remaining portion of Ontario’s bid to the USD Proceeds Account within thirty (30) days of the date on which the winner of the bid is determined (or such other period as may be determined by the Marketing Agent), in each case in Dollars;

(d)	if required by the Marketing Agent, provide assurance of its payment obligations as set out in (c) above by:

(i)	depositing an amount equal to its bid amount in an escrow account prior to Ontario making its bid, which amount may be immediately accessed by the Borrower in the event that such Offtaker fails to make a payment in accordance with (c) above; or

(ii)	procuring a letter of credit for an amount equal to its bid amount which may be immediately drawn by the Borrower in the event that such Offtaker fails to make a payment in accordance with (c) above; or

(iii)	such other assurance of payment which is acceptable to the Marketing Agent (acting on the instructions of the Majority Lenders); and

(e)	deliver copies of all notices to and correspondence with Ontario to the Marketing Agent and the Facility Agent.

26.43	The Borrower shall promptly, and in any event in accordance with Ontario’s obligations under the Joint Venture Agreement, on receipt of funds from an Offtaker in respect of a winning bid for Fancies and Special Stones, make payment of the required portion of such funds to each JV Participant (other than Ontario).

26.44	Ontario shall, and shall use commercially reasonable efforts to procure that the Operator shall, ensure that the Independent Diamond Consultant (at the expense of the Borrower), the Diamond Valuer and any Offtaker may attend the presentation of Fancies and Special Stones to the JV Participants.

26.45	Ontario shall:

(a)	not agree any procedures or processes or make any other decision in the JV Management Committee relating to the division, marketing or sale of diamonds from the Project other than with the prior written consent of the Marketing Agent (acting on the instructions of the Majority Lenders); and

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(b)	promptly following each delivery of Diamonds to Ontario, provide the Marketing Agent with a certification that the diamonds produced at the Project have been sorted in accordance with the Joint Venture Agreement and according to the current Participating Interests of each JV Participant.

26.46	Ontario shall use commercially reasonable efforts to procure that the Operator shall, by no later than 31 December 2015, agree with the Diamond Sorter, on terms acceptable to the Marketing Agent (acting on the instructions of the Majority Lenders):

(a)	the annual rental amounts to be paid by the Operator in relation to the sorting and splitting of diamonds produced at the Project at the Yellowknife Facility; and

(b)	any other arrangements in relation to the cleaning and sorting of diamonds produced at the Project including precautions to be adhered to by the Diamond Sorter to keep the diamonds produced at the Project separate from other diamonds at the Sorting Facility.

Suspension and abandonment

26.47	Ontario shall not, and shall use commercially reasonable efforts to procure that the Operator shall not, suspend or abandon the Project.

Rehabilitation

26.48	Ontario shall use commercially reasonable efforts to procure that the Operator maintains a rehabilitation schedule for the Project in accordance with their obligations under the Project Authorisations and consistent with applicable laws and with Good Industry Practice.

Decommissioning

26.49	Ontario shall use commercially reasonable efforts to procure that the Operator ensures that the Project is decommissioned in accordance with the Decommissioning Plan and applicable Environmental and Social Standards.

Application of FATCA

26.50	No Obligor shall become a FATCA FFI or a US Tax Obligor.

Contracts with Ontario

26.51	Ontario shall notify each party with whom it enters into any Project Document that, until the expiry of the Facility Period:

(a)	the bank account for the purpose of any payments to be made to Ontario shall be the relevant Proceeds Account; and

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(b)	if required by the Facility Agent, Ontario’s address for the service of all notices and communications shall be the address of the Facility Agent.

27	Equity Contributions

27.1	Each of the Borrower and Ontario irrevocably directs the Parent that all Equity Contributions made after the date of Financial Close shall be paid directly into the Proceeds Accounts.

27.2	The Parent may make Additional Equity Contributions to the Borrower or Ontario at any time provided that such Additional Equity Contributions shall not be included in any calculation of Cash Flow Available for Debt Service/CFADS, any Additional Equity Contributions made by way of intercompany loan or other Financial Indebtedness shall be subordinated to amounts owing under the Finance Documents in accordance with the Intercreditor Deed, and any Additional Equity Contributions made to Ontario shall constitute advances under the Intra-Group Loan.

28	Default

28.1	Each of the events and circumstances set out in this clause 28 (Default) is an Event of Default (save for clause 28.61 (Consequences of an Event of Default)).

Non-payment

28.2	Any Obligor does not pay on the due date any amount payable by it under any Finance Document (including an amount to be paid into a Project Account (except the Distribution Account)) unless:

(a)	its failure to pay is caused by:

(i)	an administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within five (5) Business Days of its due date:

Financial covenants

28.3	Any requirement of clause 23 (Financial and reserve undertakings) is not satisfied.

Breach of other obligations

28.4	Any Relevant Party fails to comply with any provision of a Finance Document (other than those provisions referred to in clause 28.2 (Non-payment) or 28.3 (Financial covenants)) unless:

(a)	the Facility Agent considers (acting reasonably) that the relevant non-compliance is capable of remedy; and

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(b)	the relevant non-compliance is remedied within ten (10) Business Days of the earlier of (i) the Facility Agent giving written notice of the non-compliance to the Borrower and (ii) the date on which an Obligor became aware or ought reasonably to have become aware of such non-compliance).

28.5	For the purposes of clause 28.4 above but without limitation, any failure to comply with clauses 24.3 (Purpose), 24.6 (Pari passu ranking), 24.25 (Anti-corruption), 25.3 (Corporate Structure), 25.4 (Acquisitions), 25.6 (Business Activities), 25.11 (No Disposals), 25.13 (Negative pledge), 25.15 (Guarantees), 25.17 (Loans), 25.19 (Indebtedness), 25.21 (Agreements), 25.22 (Transactions with Affiliates), 25.23 (Share Capital), 25.29 (Distributions), 25.33 and 25.35 (Sanctions) and 26.9 to 26.12 (Joint Venture) shall not be capable of remedy.

Misrepresentation

28.6	Any representation, warranty or statement made or repeated or deemed to be made or repeated by any Relevant Party in any Finance Document or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is, or proves to have been, incorrect or misleading in any material respect when made or repeated or deemed to be made or repeated unless the Facility Agent considers (acting reasonably) that the circumstances giving rise to the misrepresentation are capable of remedy and are remedied with ten (10) Business Days of the earlier of (i) the Facility Agent giving written notice of such misrepresentation to the Borrower and (ii) the date on which an Obligor or the Relevant Party became aware or ought reasonably to have become aware of the misrepresentation.

Cross-default

28.7	Any Financial Indebtedness of a Major Project Party is not paid when due nor within any originally applicable grace period.

28.8	Any Financial Indebtedness of any Major Project Party:

(a)	is declared to be or otherwise becomes due and payable prior to its specified maturity;

(b)	is placed on demand; or

(c)	is capable of being declared by a creditor to be due and payable prior to its specified maturity or is capable of being placed on demand,

in each case, as a result of an event of default (however described).

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28.9	Any commitment for or underwriting of any Financial Indebtedness of a Major Project Party is cancelled or suspended by a creditor of a Major Project Party as a result of an event of default (however described).

28.10	[REDACTED]:

(a)	[REDACTED]

(i)	[REDACTED]

(ii)	[REDACTED]

(b)	in relation to any Major Project Party (other than an Obligor, the Operator, a Diamond Broker, the Diamond Transporter and an Offtaker), a Material Adverse Effect has not occurred as a result thereof; or

(c)	in respect of any Major Project Party (other than an Obligor and the Operator):

(i)	where within five (5) Business Days of such occurrence, the Borrower provides the Facility Agent with an initial outline plan for the remedy of the occurrence or the replacement of the relevant Major Project Party, which is satisfactory to the Majority Lenders, and consults with the Facility Agent as to such remedy or replacement plan;

(ii)	where within ten (10) Business Days of such occurrence, the Borrower provides the Facility Agent with a final plan for the remedy of the occurrence or the replacement of the Major Project Party, which is satisfactory to the Majority Lenders; and

(iii)	where the Borrower proceeds with the remedy of the occurrence or the replacement of the Major Project Party in accordance with the final plan approved by the Majority Lenders in order to complete the remedy or replacement within twenty (20) Business Days of the relevant occurrence.

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Insolvency

28.11	Any of the following occurs in respect of a Major Project Party:

(a)	it is, or is deemed for the purposes of any law to be, unable or admits inability to pay its debts as they fall due;

(b)	it suspends or threatens to suspend making payments on any of its debts or announces or threatens an intention to do so;

(c)	a moratorium is declared in respect of any of its Indebtedness. If a moratorium occurs in respect of a Major Project Party, the ending of the moratorium will not remedy any Event of Default caused by that moratorium; or

(d)	the value of its assets is less than the value of its liabilities (taking into account all prospective and contingent liabilities),

unless:

(i)	in respect of any Major Project Party (other than an Obligor and the Operator):

(A)	within five (5) Business Days of such occurrence, the Borrower provides the Facility Agent with an initial outline plan for the remedy of the occurrence or the replacement of the relevant Major Project Party, which is satisfactory to the Majority Lenders, and consults with the Facility Agent as to such remedy or replacement plan;

(B)	within ten (10) Business Days of such occurrence, the Borrower provides the Facility Agent with a final plan for the remedy of the occurrence or the replacement of the Major Project Party, which is satisfactory to the Majority Lenders; and

(C)	the Borrower proceeds with the remedy of the occurrence or the replacement of the Major Project Party in accordance with the final plan approved by the Majority Lenders in order to complete the remedy or replacement within twenty (20) Business Days of the relevant occurrence; or

(ii)	in respect of a Major Project Party (other than an Obligor, the Operator, a Diamond Broker, the Diamond Transporter and an Offtaker) a Material Adverse Effect has not occurred as a result thereof.

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Insolvency proceedings

28.12	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any Indebtedness, winding up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Major Project Party;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Major Project Party;

(c)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Major Project Party or any of their assets;

(d)	the enforcement of any Security Interest over any asset of any Major Project Party;

(e)	any Major Project Party commencing negotiations with one or more of its creditors with a view to rescheduling its Indebtedness; or

(f)	any analogous procedure or step is taken in any jurisdiction,

(other than a petition for winding up being issued which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement) and unless:

(i)	in respect of any Major Project Party (other than an Obligor and the Operator):

(A)	within five (5) Business Days of such occurrence, the Borrower provides the Facility Agent with an initial outline plan for the remedy of the occurrence or the replacement of the relevant Major Project Party, which is satisfactory to the Majority Lenders, and consults with the Facility Agent as to such remedy or replacement plan;

(B)	within ten (10) Business Days of such occurrence, the Borrower provides the Facility Agent with a final plan for the remedy of the occurrence or the replacement of the Major Project Party, which is satisfactory to the Majority Lenders; and

(C)	the Borrower proceeds with the remedy of the occurrence or the replacement of the Major Project Party in accordance with the final plan approved by the Majority Lenders in order to complete the remedy or replacement within twenty (20) Business Days of the relevant occurrence; or

(ii)	in respect of a Major Project Party (other than an Obligor, the Operator, a Diamond Broker, the Diamond Transporter and an Offtaker) a Material Adverse Effect has not occurred as a result thereof.

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Creditors' process

28.13	Any expropriation, attachment, sequestration, distress, execution or analogous event affects any asset(s) of a Major Project Party unless (other than in relation to any Mining Rights or any shares in the Borrower or Ontario):

(a)	the Majority Lenders determine that such event or assets are not material and the relevant expropriation, attachment, sequestration, distress, execution or analogous event is discharged within fourteen (14) days;

(b)	in respect of any Major Project Party (other than an Obligor and the Operator):

(i)	within five (5) days of such occurrence, the Borrower provides the Facility Agent with an initial outline plan for the remedy of the occurrence or the replacement of the relevant Major Project Party, which is satisfactory to the Majority Lenders, and consults with the Facility Agent as to such remedy or replacement plan;

(ii)	within ten (10) days of such occurrence, the Borrower provides the Facility Agent with a final plan for the remedy of the occurrence or the replacement of the Major Project Party, which is satisfactory to the Majority Lenders; and

(iii)	the Borrower proceeds with the remedy of the occurrence or the replacement of the Major Project Party in accordance with the final plan approved by the Majority Lenders in order to complete the remedy or replacement within twenty (20) days of the relevant occurrence; or

(c)	in respect of a Major Project Party (other than an Obligor, the Operator, a Diamond Broker, the Diamond Transporter and an Offtaker) a Material Adverse Effect has not occurred as a result thereof.

Cessation of business

28.14	A Major Project Party ceases, or threatens to cease, to carry on business unless:

(a)	in respect of any Major Project Party (other than an Obligor and the Operator), as part of a fully solvent reorganisation;

(b)	in respect of any Major Project Party (other than an Obligor and the Operator):

(i)	within five (5) days of such occurrence, the Borrower provides the Facility Agent with an initial outline plan for the remedy of the occurrence or replacement of the relevant Major Project Party, which is satisfactory to the Majority Lenders, and consults with the Facility Agent as to such remedy or replacement plan;

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(ii)	within ten (10) days of such occurrence, the Borrower provides the Facility Agent with a final plan for the remedy of the occurrence or the replacement of the Major Project Party, which is satisfactory to the Majority Lenders; and

(iii)	the Borrower proceeds with the remedy of the occurrence or the replacement of the Major Project Party in accordance with the final plan approved by the Majority Lenders in order to complete the remedy or replacement within twenty (20) days of the relevant occurrence; or

(c)	in respect of a Major Project Party (other than an Obligor, the Operator, a Diamond Broker, the Diamond Transporter and an Offtaker) a Material Adverse Effect has not occurred as a result thereof.

Unlawfulness

28.15	It is or becomes unlawful for any person (other than a Finance Party) to perform any of its obligations under the Finance Documents.

Compliance with law

28.16	Any Obligor or the Operator fails to comply in any material respect with any law or regulation to which it or the Project is subject.

Immunity

28.17	Any Obligor, the Operator, a Diamond Broker, the Diamond Transporter or an Offtaker or, in each case, any of their respective assets is or becomes immune from any legal process in respect of their obligations under the Transaction Documents.

Sanctions

28.18	Any Obligor or the Operator:

(a)	participates in any conduct or activity which directly or indirectly benefits any party against which Sanctions have been established by any Sanctioning Body from time to time;

(b)	becomes a Sanctioned Entity;

(c)	becomes a person determined by the Secretary of the Treasury of the United States to be owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists or on any other relevant list of blocked persons in connection with terrorism; or

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(d)	conducts business with or engages in any transaction with any person who is a Sanctioned Entity or is identified in paragraph (c) above.

28.19	Any Major Project Party:

(a)	uses the proceeds of the Facility for the purpose of financing or making funds available directly or indirectly to any person or entity which is a Sanctioned Entity, to the extent such financing or provision of funds would at the time be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions;

(b)	contributes or otherwise makes available the proceeds of the Facility, directly or indirectly, to any other person or entity (whether or not related to it) for the purpose of financing the activities of any person or entity which is a Sanctioned Entity, to the extent such contribution or provision of proceeds would at the time be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions;

(c)	fails to ensure that appropriate controls and safeguards are in place which are designed to prevent any proceeds of the Facility from being used in a manner contemplated in paragraph (b) above; or

(d)	is or becomes targeted under any Sanctions or has violated or is violating any applicable Sanctions.

28.20	Funds of Illicit Origin are invested in the shares in any Obligor or the Operator by way of shareholder contributions or otherwise.

28.21	Any Obligor or the Operator:

(a)	fails to comply with Corrupt Practices Laws;

(b)	commits (or any of its directors, officers or employees, or any person acting on its behalf or with whom it is associated commits) any Corrupt Act; and

(c)	fails to maintain in place its own policies and procedures designed to ensure compliance with clause 24.25 (Anti-corruption).

28.22	Any Obligor or the Operator:

(a)	offers, gives or agrees to give to any person employed by or on behalf of any Competent Authority, any improper, dishonest or unlawful gift, commission or consideration; or

(b)	pays or agrees to pay improper, dishonest or unlawful commission.

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28.23	Any agent, contractor, sub-contractor or employee of any Obligor or the Operator:

(a)	offers, gives or agrees to give, in connection with the Project, any person employed by or on behalf of any Competent Authority any improper, dishonest or unlawful gift, commission or consideration; or

(b)	pays or agrees to pay any improper, dishonest or unlawful commission in connection with any Project Document.

Cost to Complete Shortfall

28.24	The Majority Lenders consider (based on advice from the Independent Technical Consultant) that there is a Cost to Complete Shortfall, unless:

(a)	the Majority Lenders consider that there is a Cost to Complete Shortfall only because the Available Resources are less than the Projected Project Costs due to a Cost Overrun having occurred and not because the Available Resources (Physical Completion) are less than the Projected Project Costs (Physical Completion); and

(b)	the Majority Lenders are satisfied that the Cost Overrun (and any future Costs Overruns which are forecast by Majority Lenders based on advice from the Independent Technical Consultant) can be funded with amounts in the Cost Overrun Reserve Account.

Completion

28.25	Project Completion has not occurred on or prior to the date which is six (6) Months following the Projected Completion Date.

Access to the Project: Ice road

28.26	An event or circumstance arises which affects access to the Project by the winter road, including the winter road being impassable or unusable for the delivery of equipment including plant and machinery, fuel, freight, consumables and replacement parts and spares when scheduled, such that the Majority Lenders consider, in their discretion, that there is likely to be:

(a)	a delay in:

(i)	achieving Commencement of Commercial Production and/or Project Completion; or

(ii)	carrying out material maintenance as scheduled; or

(b)	a Cost Overrun or a material increase in Operating Costs,

as a result thereof.

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Change of shareholding

28.27	There is a change in the shareholders of the Borrower or Ontario or their respective shareholdings other than in accordance with the Finance Documents.

Participating Interests

28.28	Ontario ceases to have a Participating Interest of at least forty nine per cent (49%).

28.29	De Beers and its Affiliates cease to have Participating Interests of, in aggregate, at least fifty one per cent (51%).

Operator

28.30	De Beers resigns, or gives notice in writing that it intends to resign, or the JV Management Committee makes a decision to remove De Beers, or De Beers is otherwise removed, as the Operator under the Joint Venture Agreement.

28.31	The Operator fails to comply with its obligations under the Joint Venture Agreement, or any event or circumstance occurs which would entitle the JV Participants to remove the Operator.

Effectiveness of Finance Documents

28.32	Any Relevant Party repudiates a Finance Document or evidences an intention to repudiate a Finance Document, or the Borrower or Ontario seeks to amend, revoke or cancel the Irrevocable Payment Instructions without the prior consent of the Facility Agent.

28.33	Any provision of any Finance Document is or becomes or is alleged in writing by any party thereto to be invalid, non-binding, illegal, ineffective or unenforceable.

28.34	Any Finance Document is terminated (other than in accordance with its terms or the prior approval of the Facility Agent) or rescinded or any Relevant Party evidences an intention to terminate (other than in accordance with its terms) or rescind any Finance Document.

28.35	Any Security Document does not create legal, valid, binding and enforceable security over the assets charged under that Security Document or the ranking or priority of such security is adversely affected.

Joint Venture Agreement and Diamond Sorting

28.36	Without prejudice to the generality of clauses 28.37 and 28.38 (Project Documents) below:

(a)	any party repudiates the Joint Venture Agreement or evidences an intention to repudiate the Joint Venture Agreement;

(b)	any party terminates the Joint Venture Agreement;

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(c)	any amendment or variation is made to the Joint Venture Agreement without the prior approval of the Facility Agent (acting on the instructions of the Majority Lenders);

(d)	any JV Participant fails to comply with its obligations under, or breaches any provision of, the Joint Venture Agreement;

(e)	any event or circumstance arises, or any Obligor or third party takes any action or omits to take any action, which would on the expiry of any relevant grace or remedy period constitute a JV Event of Default;

(f)	a JV Event of Default has occurred and is continuing;

(g)	Ontario approves or otherwise votes on any JV Special Business before the JV Management Committee, or any decision whatsoever contemplated in clause 26.11 (Joint Venture) whether or not such decision is JV Special Business, without the prior approval and/or instructions, as the case may be, of the Facility Agent (acting on the instructions of the Majority Lenders;

(h)	the Operator grants any Security Interest over the Joint Venture Property in relation to any third party financing of the Project or the Operator without the prior approval of the Facility Agent (acting on the instructions of the Majority Lenders); or

(i)	a Diamond Sorting Agreement is executed by the Operator and the Diamond Sorter which is not in form and substance satisfactory to the Marketing Agent (acting on the instructions of the Majority Lenders and on the advice of the Independent Diamond Consultant).

Project Documents and Project Authorisations

28.37	Any:

(a)	party repudiates any Project Document or evidences an intention to repudiate a Project Document;

(b)	material provision of any Project Document (other than the Joint Venture Agreement) is invalid, non-binding, illegal, ineffective, unenforceable or is amended (without the prior written consent of the Majority Lenders) for any reason whatsoever, or it is or becomes unlawful for any person (other than a Finance Party) to perform any material obligations under a Project Document (other than the Joint Venture Agreement);

(c)	Major Project Party does not have, or ceases to have, power or authority to enter into, perform and deliver, or has not taken all necessary action to authorise its entry into and performance and delivery of:

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(i)	the Transaction Documents to which it is a party; and

(ii)	the transactions contemplated by those documents;

(d)	party to a Project Document (other than the Joint Venture Agreement) does not comply with any of its obligations under any Project Document and, in each case other than where such party is an Obligor or the Operator, such event has a Material Adverse Effect; or

(e)	notice is given by any party to a Project Document to terminate or rescind such Project Document or any Project Document is terminated or rescinded or becomes capable of being terminated or rescinded or any party evidences an intention to terminate or rescind any Project Document, unless (other than in relation to the Mining Licences):

(i)

(A)	within five (5) Business Days of the relevant event, the Borrower provides the Facility Agent with an initial outline plan for the replacement of the relevant Project Document, which is satisfactory to the Majority Lenders, and consults with the Facility Agent as to such replacement plan;

(B)	within ten (10) Business Days of such occurrence, the Borrower provides the Facility Agent with a final plan for the replacement of the relevant Project Document, which is satisfactory to the Majority Lenders; and

(C)	the Borrower proceeds with the replacement of the relevant Project Document in accordance with the final plan approved by the Majority Lenders in order to complete the replacement within twenty (20) Business Days of the relevant occurrence;

(ii)	in the case of a termination of a Project Document, the termination occurs as the result of a direction by the Majority Lenders under clause 26.5 (Project Documents) or with the prior written consent of the Facility Agent under clause 26.6(e); or

(iii)	in the case of a Project Document to which no Obligor is a party, a Material Adverse Effect has not occurred as a result thereof.

28.38	Any Project Document, Project Authorisation (including the Mining Rights) or Environmental or Social Permit or any other material agreement entered into or granted to the Operator in relation to the Project:

(a)	or a material provision thereof, is waived; or

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(b)	is assigned or transferred (by the Operator or another party),

in each case without the prior written consent of the Majority Lenders, unless in the case of a Project Document to which no Obligor is a party, a Material Adverse Effect has not occurred as a result thereof.

28.39	Any:

(a)	Project Authorisations (including the Mining Rights) or Environmental or Social Permits required by the Operator to enable it to lawfully enter into, exercise its rights or comply with its obligations under the Transaction Documents to which it is a party;

(b)	Project Authorisations (including the Mining Rights) or Environmental or Social Permits required to lawfully develop, construct, operate or finance the Project or use the Project Assets in accordance with the Development Plan, the Life of Mine Plan or the Project Documents (having regard to the Project’s then current stage of construction or operation); or

(c)	Project Authorisations (including the Mining Rights) or Environmental or Social Permits required by the Operator make the Transaction Documents to which it is a party admissible in evidence in the jurisdiction of its incorporation or in the relevant jurisdiction in respect of that Transaction Document, is cancelled, revoked, challenged, suspended or annulled.

28.40	The Operator fails to comply with any material requirement of a Project Authorisation (including the Mining Rights).

Environmental matters

28.41	Any material Environmental Contaminant is discovered or unlawfully released on the Site unless the Majority Lenders have approved a remedy plan in relation to the same.

28.42	Any Finance Party becomes subject to any liability or obligation under any applicable Environmental Law in connection with the Project or an Obligor.

28.43	Any Finance Party's rights under any Finance Document are subordinated to the rights of any other party pursuant to an applicable Environmental Law or are otherwise adversely affected by an applicable Environmental Law.

28.44	Any material assets owned, operated, leased, licensed or utilised by the Operator (including any Project Assets) ceases to be, owned, operated, leased, licensed or utilised by the Operator or any other relevant person, in compliance with the Integrated Environmental and Social Management Plan, any Environmental and Social Standards or any Environmental and Social Permits.

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28.45	The Operator does not comply:

(a)	with the terms of any Environmental or Social Permits;

(b)	with or observe or carry out the Project in accordance with all applicable Environmental and Social Standards; or

(c)	with or carry out the Project in accordance with the Integrated Environmental and Social Management Plan.

Property and use of assets

28.46	The Operator does not maintain, preserve, protect or keep any of its ownership, lease, use, licence and other interests in the Project Assets (including the Mining Rights) as are necessary for it to be able to operate the Project in accordance with Good Industry Practice, the Development Plan and the Life of Mine Plan.

28.47	The Operator does not acquire (by the date it is required in relation to the Project) any Project Assets, Project Authorisations or Mining Rights, or does not obtain (by the date it is required in relation to the Project) such other surface and other rights as are necessary for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps and ancillary facilities which are required in connection with the development of the Project substantially in accordance with the Development Plan or the Life of Mine Plan.

Compulsory acquisition

28.48	Any Project Asset which has a value in excess of [REDACTED] or is otherwise material to the Project is seized, expropriated, nationalised, acquired, confiscated, requisitioned or administered (whether compulsorily or not) by any Competent Authority, unless (other than in relation to any Mining Rights):

(a)	within five (5) Business Days of the relevant event, the Borrower provides the Facility Agent with an initial outline plan for the replacement of the relevant Project Asset or remedy of the relevant event, which is satisfactory to the Majority Lenders, and consults with the Facility Agent as to such replacement plan;

(b)	within ten (10) Business Days of such occurrence, the Borrower provides the Facility Agent with a final plan for the replacement of the relevant Project Asset or remedy of the relevant event, which is satisfactory to the Majority Lenders; and

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(c)	the Borrower proceeds with the replacement of the relevant Project Asset or remedy of the relevant event in accordance with the final plan approved by the Majority Lenders in order to complete the replacement within twenty (20) Business Days of the relevant occurrence.

28.49	All or any part of the Parent's shares in the Borrower or the Borrower's shares in Ontario are seized, expropriated, nationalised, acquired, confiscated, requisitioned or administered (whether compulsorily or not) by any Competent Authority.

28.50	All or any part of the Ontario's or the Operator’s rights under the Transaction Documents are forfeited, suspended or otherwise abrogated by any Competent Authority.

Litigation

28.51	Any claim, litigation, arbitration or administrative proceeding (including an Environmental or Social Claim) is taking place, pending or threatened against any Major Project Party which, if adversely determined, is reasonably likely to have a Material Adverse Effect.

Abandonment and suspension

28.52	The whole or a substantial part of the Project Assets are lost or damaged.

28.53	Ontario or the Operator abandons or suspends the construction or operation of all or a material part of the Project (other than for (i) routine and scheduled maintenance or (ii) without prejudice to clause 28.26 (Access to the Project: Ice road), any seasonal suspension that is weather-related) for a period exceeding twenty-one (21) days or abandons or suspends Project Production for a period exceeding five (5) days, or in each case evidences an intention to do so.

28.54	Ontario or the Operator abandons or suspends the construction or operation of all or a material part of the Project (other than for (i) routine and scheduled maintenance or (ii) without prejudice to clause 28.26 (Access to the Project: Ice road), any seasonal suspension that is weather-related) for two or more periods which, in aggregate, exceed sixty (60) days.

Insurance

28.55	Any Insurance, or any other material insurance required to be effected in respect of the Project, (whether obtained by an Obligor, the Operator, the Diamond Broker or the Diamond Transporter):

(a)	is amended, modified or cancelled other than in a manner consistent with the Finance Documents;

(b)	is unavailable at the time it is required to be effected; or

(c)	is avoided.

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28.56	Any Insurance, or any other material insurance required to be effected in respect of the Project, (whether required to be obtained by an Obligor, the Operator, the Diamond Broker or the Diamond Transporter):

(a)	is not obtained or maintained as required by the Finance Documents; or

(b)	is not, or ceases to be, in full force and effect,

unless the Insurance is, prior to its cessation, replaced by insurance on substantially similar terms and in form and substance satisfactory to the Facility Agent (acting in consultation with the Independent Insurance Consultant).

28.57	Any Obligor, the Operator, the Diamond Broker or the Diamond Transporter does, or omits to do anything, or an event or circumstance occurs, which makes, or could make, any Insurances void, voidable or subject to any restriction or limitation.

28.58	Any Obligor, the Operator, the Diamond Broker or the Diamond Transporter fails to:

(a)	comply with the insurance requirements set out in Schedule 9 (Insurances) and any other insurance requirements determined by the Facility Agent or the Insurance Agent in accordance with clauses 26.36 or 26.40 (Diamond sales), in respect of the Project, the Borrower and the Diamonds, as applicable;

(b)	ensure that the Insurances are in full force and effect and that all premia are paid when due; and

(c)	ensure that the conditions of the Insurances are complied with.

28.59	Any insurer is entitled to avoid or otherwise reduce its liability under any Insurance or other insurance required to be effected under any Project Document, unless the Insurance is, prior to its cessation, replaced by insurance on substantially similar terms and in form and substance satisfactory to the Facility Agent (acting in consultation with the Independent Insurance Consultant).

Material Adverse Effect

28.60	Any event occurs or series of events occur (including a change to any law or regulation) which individually or together has a Material Adverse Effect.

Consequences of an Event of Default

28.61	If an Event of Default has occurred and is continuing then the Facility Agent may, and must if so directed by the Majority Lenders, by giving notice to the Borrower:

(a)	cancel all or any part of the Total Commitments; and/or

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(b)	demand repayment of all or part of any Loan and payment of other amounts accrued under the Finance Documents; and/or

(c)	declare that all or part of any Loan is repayable, and any other amounts accrued or outstanding under the Finance Documents are immediately due and payable, whereupon they shall become immediately due and payable; and/or

(d)	take any steps to enforce any rights of the Finance Parties under the Security Documents; and/or

(e)	declare that no withdrawals may be made from any Project Account (except the Distribution Account); and/or

(f)	take any steps contemplated in any Direct Agreement; and/or

(g)	require the termination of any Hedging Agreement in the manner contemplated by clause 10.1 (Close out of Hedging Agreements) of the Intercreditor Deed.

29	Changes to the Lenders

Assignments and transfers by the Lenders

29.1	Subject to this clause 29 (Changes to the Lenders) a Lender (the Existing Lender) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to a New Lender.

29.2	An Existing Lender must consult with the Borrower for no more than three (3) Business Days before it may make an assignment or transfer in accordance with clause 29.1 unless the assignment or transfer is:

(a)	to an Affiliate or a Related Fund of an Existing Lender;

(b)	made at a time when a Default has occurred and is continuing.

29.3	No Existing Lender may make an assignment or transfer in accordance with clause 29.1 to a New Lender whose stated purpose or primary business is to invest in distressed debt unless a Default has occurred and is continuing.

29.4	An assignment or transfer will only be effective on:

(a)	receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender;

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(b)	the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Deed; and

(c)	the performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

29.5	Any transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Deed and if the procedure set out in clauses 29.13 to 29.16 (Procedure for transfer) is complied with.

29.6	If:

(a)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 12 (Tax Gross-up and indemnities) or clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This clause 29.6 shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

29.7	Each New Lender, by executing the relevant Transfer Certificate confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

Assignment or transfer fee

29.8	Unless the Facility Agent otherwise agrees and excluding an assignment or transfer (a) to an Affiliate of a Lender, (b) to a Related Fund or (c) made in connection with primary syndication of the Facility, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of two thousand Dollars (US$2,000).

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29.9	Any expenses (excluding any expenses or other costs payable pursuant to clauses 12 (Tax Gross-up and indemnities) and 13 (Increased costs)) associated with the introduction of the New Lender or the assignment or transfer of the rights of any Existing Lender shall be borne by the New Lender and/or Existing Lenders and shall not be to the account of the Borrower or any Obligor (save in respect of the Borrower's own costs in consulting in accordance with clause 29.2 (Assignments and transfers by the Lenders)).

Limitation of responsibility of Existing Lenders

29.10	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(b)	the financial condition of the Borrower or any Major Project Party;

(c)	the performance and observance by the Borrower, any Major Project Party or any other person of its obligations under the Finance Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in, or in connection with, any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

29.11	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)	has made, and shall continue to make, its own independent investigation and assessment of the financial condition and affairs of the Borrower, each counterparty to the Project Documents, each Major Project Party and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or Security Interest; and

(b)	will continue to make its own independent appraisal of the creditworthiness of the Borrower, each counterparty to the Project Documents, each Major Project Party and their related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is outstanding.

29.12	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this clause 29 (Changes to the Lenders); or

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(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower, any Major Project Party or any other person of their respective obligations under the Finance Documents or otherwise.

Procedure for transfer

29.13	Subject to the conditions set out in clause 29.1 to 29.7 (Assignments and transfers by the Lenders) above transfer is effected in accordance with clause 29.16 below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to clause 29.15 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

29.14	Each Obligor and the other Finance Parties irrevocably authorise the Facility Agent to execute any Transfer Certificate on their behalf, without any consultation with them.

29.15	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

29.16	On the Transfer Date:

(a)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each Obligor and the Existing Lender shall be released from further obligations towards one another under such Finance Documents and their respective rights against one another under such Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(b)	each Obligor and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(c)	the Facility Agent, the Joint Lead Arrangers, the New Lender and other Finance Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Joint Lead Arranger, the Existing Lender and the other Finance Parties shall each be released from further obligations to each other under such Finance Documents; and

(d)	the New Lender shall become a party to the Finance Documents as a Lender.

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Copy of Transfer Certificate to Borrower

29.17	The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

Accession of Hedge Providers

29.18	Any person which becomes a party to the Intercreditor Deed as a Hedge Provider in accordance with clause 16.3 (Joining this Deed) of the Intercreditor Deed shall, at the same time, become a Party to this Agreement as a Hedge Provider.

Security over Lender’s rights

29.19	In addition to the other rights provided to Lenders under this clause 29, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, provided that no such charge, assignment or Security Interest shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

30	Changes to Obligors

30.1	No Obligor may assign any of its rights or transfer any of its rights or obligations in whole or in part under the Finance Documents.

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31	Role of the Facility Agent, the Insurance Agent, the Marketing Agent, the Technical Agent and the Joint Lead Arrangers

Appointment of the Facility Agent

31.1	Each Finance Party (other than the Facility Agent) appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

31.2	Each Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

Duties of the Facility Agent

31.3	Subject to clause 31.5 below, the Facility Agent shall:

(a)	promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party; and

(b)	notify the Lenders and the Hedge Providers of any repayment, prepayment or cancellation of Commitments, made under this Agreement.

31.4	Without prejudice to clause 29.17 (Copy of Transfer Certificate to Borrower), clause 31.3 above shall not apply to any Transfer Certificate.

31.5	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

31.6	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

31.7	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee, any other fee or any other amounts due and payable under the Finance Documents to a Finance Parties (other than a payment to either the Facility Agent or the Joint Lead Arrangers for their own account) it shall promptly notify the other Finance Parties.

31.8	The Facility Agent shall provide to the Borrower within ten (10) Business Days of a request by the Borrower (but no more frequently than once per calendar month, a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

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31.9	The Facility Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Facility Agent by any Lender or the identity of any such Lender for the purpose of clause 10.6 (Market disruption).

31.10	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

Role of the Joint Lead Arrangers

31.11	Except as specifically provided in the Finance Documents, the Joint Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

No fiduciary duties

31.12	Nothing in this Agreement constitutes the Facility Agent or any Joint Lead Arranger as a trustee or fiduciary of any other person.

31.13	Neither the Facility Agent, the Security Trustee nor the Joint Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

Business with other parties

31.14	The Facility Agent, the Security Trustee and the Joint Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group and any other party to a Transaction Document.

Rights and discretions

31.15	The Facility Agent may rely on:

(a)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

31.16	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

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(a)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 28.2 (Non-payment)); and

(b)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

31.17	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

31.18	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

31.19	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

31.20	Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor any Joint Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

Majority Lenders' instructions

31.21	Unless a contrary indication appears in a Finance Document, the Facility Agent shall:

(a)	exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the requisite instructing majority in accordance with clause 39 (Amendments and waivers) (or, if so instructed by the requisite instructing majority, refrain from exercising any right, power, authority or discretion vested in it as Agent);

(b)	refrain from exercising any right, power, authority or discretion vested in it as Agent under the Finance Documents until it has received instructions from the requisite instructing majority in accordance with clause 39 (Amendments and waivers); and

(c)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the requisite instructing majority in accordance with clause 39 (Amendments and waivers).

31.22	Unless a contrary indication appears in a Finance Document, any instructions given by the requisite instructing majority in accordance with clause 39 (Amendments and waivers) will be binding on all the Finance Parties.

31.23	The Facility Agent may refrain from acting in accordance with the instructions of the requisite instructing majority in accordance with clause 39 (Amendments and waivers) and the Intercreditor Deed until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

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31.24	In the absence of instructions from the requisite instructing majority in accordance with clause 39 (Amendments and waivers) and the Intercreditor Deed the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Finance Parties.

31.25	The Facility Agent is not authorised to act in the name of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

Responsibility for documentation

31.26	Neither the Facility Agent nor the Joint Lead Arrangers:

(a)	are responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Joint Lead Arrangers, the Borrower or any other person given in, or in connection with, any Finance Document or the Information Memorandum;

(b)	are responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)	are responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

Exclusion of liability

31.27	Without limiting clause 31.28 below (and without prejudice to the provisions of clause 33.17 (Disruption to Payment Systems)) the Facility Agent shall not be liable for any action taken by it under, or in connection with, any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

31.28	No Party (other than the Facility Agent) shall take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this clause subject to clauses 1.6 and 1.7 (Third party rights) and the provisions of the Third Parties Act.

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31.29	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

31.30	Nothing in this Agreement shall oblige the Facility Agent or the Joint Lead Arrangers to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Joint Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Joint Lead Arrangers.

Lenders' indemnity to the Facility Agent

31.31	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero (0), to its share of the Total Commitments immediately prior to their reduction to zero (0)) indemnify the Facility Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, in relation to any FATCA-related liability) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 33.17 (Disruption to payment systems) notwithstanding the Facility Agent's negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

Resignation of the Facility Agent

31.32	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

31.33	Alternatively, the Facility Agent may resign by giving not less than thirty (30) days written notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

31.34	If the Majority Lenders have not appointed a successor Facility Agent in accordance with clause 31.33 above within thirty (30) days after notice of resignation was given, the retiring Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent.

31.35	The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

31.36	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

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31.37	Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 31 (Role of the Facility Agent, the Insurance Agent, the Marketing Agent, the Technical Agent and the Joint Lead Arrangers). The Facility Agent's successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

31.38	After consultation with the Borrower, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with clause 31.33 above. In this event, the Facility Agent shall resign in accordance with clause 31.33 above.

Confidentiality

31.39	In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

31.40	If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

31.41	Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger are obliged to disclose to any other person:

(a)	any confidential information; or

(b)	any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

Relationship with the Lenders

31.42	The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(a)	entitled to or liable for any payment due under any Finance Document on that day; and

(b)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

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31.43	Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 7 (Mandatory Cost Formula).

31.44	Each Lender shall supply the Facility Agent with any information that the Security Trustee may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as Security Trustee.

31.45	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of clause 35.2 (Addresses) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

Credit appraisal by the Lenders

31.46	Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Facility Agent and the Joint Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Borrower, each Relevant Party, each Major Project Party and the counterparties to the Project Documents;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Interests and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Interests;

(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document or the Security Interests, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

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(d)	the adequacy, accuracy and/or completeness of the information or any reports provided by any adviser and any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the assets subject to or intended to be subject to the Security Documents, the priority of any of the Security Interests or the existence of any Security Interests affecting the assets subject to or intended to be subject to the Security Documents.

Deduction from amounts payable by the Facility Agent

31.47	If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

Reliance and engagement letters

31.48	Each Finance Party confirms that each of the Joint Lead Arrangers and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Joint Lead Arrangers or Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by the advisers or others in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

Agent’s time management

31.49	Following an Event of Default, any amount payable to the Facility Agent pursuant to clause 14.4 (Indemnity to the Facility Agent and Security Trustee), clause 16 (Costs and Expenses) and clause 31.31 (Lenders’ Indemnity to the Facility Agent) shall additionally include the cost of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and will be in addition to any fees paid or payable pursuant to the Facility Agent under clause 11.5 (Facility Agent fee).

Appointment of Consultants

31.50	The Facility Agent may (unless a Default has occurred and is continuing, acting reasonably, and in all cases following consultation with the Borrower and the Finance Parties at the cost and expense of the Borrower):

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(a)	appoint additional consultants or advisers to act on behalf of the Finance Parties in relation to the Project; and

(b)	if any Consultant or the Independent Model Auditor resigns or its appointment ceases or is terminated, appoint a reputable replacement Consultant or Independent Model Auditor.

Appointment of Insurance Agent

31.51	Each Finance Party (other than the Insurance Agent) appoints the Insurance Agent to act as its insurance agent under and in connection with the Finance Documents.

31.52	Each Finance Party authorises the Insurance Agent to exercise the rights, powers, authorities and discretions specifically given to the Insurance Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

Duties of the Insurance Agent

31.53	Subject to clause 31.54 below, the Insurance Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Insurance Agent for that Party by any other Party.

31.54	Except where a Finance Document specifically provides otherwise, the Insurance Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

31.55	The Insurance Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

31.56	Except as specifically provided in the Finance Documents, the Insurance Agent has no obligations of any kind to any other Party under or in connection with any Finance Document.

No fiduciary duties

31.57	Nothing in this Agreement constitutes the Insurance Agent as a trustee or fiduciary of any other person.

31.58	The Insurance Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

Business with the Group

31.59	The Insurance Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

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Application of certain clauses to Insurance Agent

31.60	Clauses 31.15 (Rights and discretions) to 31.47 (Deduction from amounts payable by the Facility Agent) inclusive (other than 31.21 to 31.25 (Majority Lenders’ instructions) shall each extend so as to apply to the Insurance Agent in its capacity as such and for that purpose each reference to the “Facility Agent” in these clauses shall extend to include in addition a reference to the “Insurance Agent” in its capacity as such.

Instructions to Insurance Agent

31.61	Unless a contrary indication appears in a Finance Document, the Insurance Agent shall (a) exercise any right, power, authority or discretion vested in it as Insurance Agent in accordance with any instructions given to it by the Facility Agent (or, if so instructed by the Facility Agent, refrain from exercising any right, power, authority or discretion vested in it as Insurance Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Facility Agent (the Facility Agent in each case acting on the instructions of the relevant Finance Parties in accordance with the Intercreditor Deed.

31.62	Unless a contrary indication appears in a Finance Document, any instructions given by the Agent to the Insurance Agent in accordance with clause 31.61 above will be binding on the Finance Parties.

Appointment of Marketing Agent

31.63	Each Finance Party (other than the Marketing Agent) appoints the Marketing Agent to act as its marketing agent under and in connection with the Finance Documents.

31.64	Each Finance Party authorises the Marketing Agent to exercise the rights, powers, authorities and discretions specifically given to the Marketing Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

Duties of the Marketing Agent

31.65	Subject to clause 31.66 below, the Marketing Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Marketing Agent for that Party by any other Party.

31.66	Except where a Finance Document specifically provides otherwise, the Marketing Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

31.67	The Marketing Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

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31.68	Except as specifically provided in the Finance Documents, the Marketing Agent has no obligations of any kind to any other Party under or in connection with any Finance Document.

No fiduciary duties

31.69	Nothing in this Agreement constitutes the Marketing Agent as a trustee or fiduciary of any other person.

31.70	The Marketing Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

Business with the Group

31.71	The Marketing Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

Application of certain clauses to Marketing Agent

31.72	Clauses 31.15 (Rights and discretions) to 31.47 (Deduction from amounts payable by the Facility Agent) inclusive (other than 31.21 to 31.25 (Majority Lenders’ instructions) shall each extend so as to apply to the Marketing Agent in its capacity as such and for that purpose each reference to the “Facility Agent” in these clauses shall extend to include in addition a reference to the “Marketing Agent” in its capacity as such.

Instructions to Marketing Agent

31.73	Unless a contrary indication appears in a Finance Document, the Marketing Agent shall (a) exercise any right, power, authority or discretion vested in it as Marketing Agent in accordance with any instructions given to it by the Facility Agent (or, if so instructed by the Facility Agent, refrain from exercising any right, power, authority or discretion vested in it as Marketing Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Facility Agent (the Facility Agent in each case acting on the instructions of the relevant Finance Parties in accordance with the Intercreditor Deed.

31.74	Unless a contrary indication appears in a Finance Document, any instructions given by the Agent to the Marketing Agent in accordance with clause 31.73 above will be binding on the Finance Parties.

Appointment of Technical Agent

31.75	Each Finance Party (other than the Technical Agent) appoints the Technical Agent to act as its technical agent under and in connection with the Finance Documents.

31.76	Each Finance Party authorises the Technical Agent to exercise the rights, powers, authorities and discretions specifically given to the Technical Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

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Duties of the Technical Agent

31.77	Subject to clause 31.78 below, the Technical Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Technical Agent for that Party by any other Party.

31.78	Except where a Finance Document specifically provides otherwise, the Technical Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

31.79	The Technical Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

31.80	Except as specifically provided in the Finance Documents, the Technical Agent has no obligations of any kind to any other Party under or in connection with any Finance Document.

No fiduciary duties

31.81	Nothing in this Agreement constitutes the Technical Agent as a trustee or fiduciary of any other person.

31.82	The Technical Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

Business with the Group

31.83	The Technical Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

Application of certain clauses to Technical Agent

31.84	Clauses 31.15 (Rights and discretions) to 31.47 (Deduction from amounts payable by the Facility Agent) inclusive (other than 31.21 to 31.25 (Majority Lenders’ instructions) shall each extend so as to apply to the Technical Agent in its capacity as such and for that purpose each reference to the “Facility Agent” in these clauses shall extend to include in addition a reference to the “Technical Agent” in its capacity as such.

Instructions to Technical Agent

31.85	Unless a contrary indication appears in a Finance Document, the Technical Agent shall (a) exercise any right, power, authority or discretion vested in it as Technical Agent in accordance with any instructions given to it by the Facility Agent (or, if so instructed by the Facility Agent, refrain from exercising any right, power, authority or discretion vested in it as Technical Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Facility Agent (the Facility Agent in each case acting on the instructions of the relevant Finance Parties in accordance with the Intercreditor Deed.

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31.86	Unless a contrary indication appears in a Finance Document, any instructions given by the Agent to the Technical Agent in accordance with clause 31.61 above will be binding on the Finance Parties.

Documentation Agent

31.87	Except as specifically provided in the Finance Documents, the Documentation Agent has no obligations of any kind to any other Party under or in connection with any Finance Document.

32	Conduct of business by the Finance Parties

32.1	No provision of this Agreement shall:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33	Payment mechanics

Payments to the Facility Agent

33.1	On each date on which an Obligor, the Security Trustee or a Lender is required to make a payment under a Finance Document, the Obligor, the Security Trustee or that Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

33.2	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.

Distributions by the Facility Agent

33.3	Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to clause 33.4 (Distributions to the Borrower) and clauses 33.5 and 33.6 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five (5) Business Days' notice with a bank in the principal financial centre of the country of that currency.

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Distributions to the Borrower

33.4	The Facility Agent may (with the consent of the Obligor or in accordance with clause 34 (Set-off) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

Clawback

33.5	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

33.6	If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

Payment Cascade

33.7	If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Facility Agent shall apply that payment towards amounts due from the Borrower to the Finance Parties in the order of priority contemplated by the Payment Cascade.

33.8	Clause 33.7 above shall override any appropriation made by an Obligor.

No set-off by the Borrower

33.9	All payments to be made by an Obligor or the Security Trustee under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

Business Days

33.10	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

33.11	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

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Currency of account

33.12	Subject to clauses 33.13 and 33.14 below, Dollars is the currency of account and payment for any sum due from any Obligor or the Security Trustee under any Finance Document.

33.13	Each payment in respect of costs, expenses or Tax shall be made in the currency in which the costs, expenses or Tax are incurred.

33.14	Any amount expressed to be payable in a Transaction Document in a currency other than Dollars shall be paid in that other currency.

Change of currency

33.15	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(b)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

33.16	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

Disruption to payment systems

33.17	If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(a)	the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)	the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in clause 33.17(a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

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(c)	the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in clause 33.17(a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 39 (Amendments and waivers);

(e)	the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 33.17; and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to clause 33.17(d).

34	Set-off

34.1	A Finance Party (other than a Hedge Provider) may set off any matured obligation due from any Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35	Notices

Communications in writing

35.1	Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or e-mail.

Addresses

35.2	The address, fax number and e-mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of each Obligor, is set out in Schedule 2 (Initial Administrative Details of the Parties);

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(b)	in the case of each Lender that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)	subject to clause 35.2(b) above, in the case of the Finance Parties, is set out in Schedule 2 (Initial Administrative Details of the Parties),

or any substitute address, fax number, e-mail address or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five (5) Business Days' notice. Such changes shall not be effective until such time as the Facility Agent has notified all other Parties of that change in accordance with clause 31.3 (Duties of the Facility Agent).

Delivery

35.3	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(c)	if by way of e-mail, when it is received in readable form,

and, if a particular department or officer is specified as part of its address details provided under clause 35.2 (Addresses), if addressed to that department or officer.

35.4	Any communication or document to be made or delivered to the Facility Agent or the Security Trustee will be effective only when actually received by the Facility Agent or the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's or Security Trustee's administrative details in Schedule 2 (Initial Administrative Details of the Parties) (or any substitute department or officer as the Facility Agent or Security Trustee shall specify for this purpose).

35.5	All notices from or to an Obligor shall be sent through the Facility Agent.

Notification of address, fax number and e-mail

35.6	Promptly upon receipt of notification of an address, fax number, e-mail address or change of address, fax number or e-mail address pursuant to clause 35.2 (Addresses) or changing its own address, fax number or e-mail address, the Facility Agent shall notify the other Parties.

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Use of websites

35.7	Each Obligor may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the Designated Website) if:

(a)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(b)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(c)	the information is in a format previously agreed between the Borrower and the Facility Agent.

35.8	If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and the relevant Obligor shall at its own cost supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.

35.9	The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Facility Agent.

35.10	Each Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(a)	the Designated Website cannot be accessed due to technical failure;

(b)	the password specifications for the Designated Website change;

(c)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(d)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(e)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

35.11	If an Obligor notifies the Facility Agent under clauses 35.10(a) or 35.10(e) above, all information to be provided by that Obligor under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

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35.12	Any Website Lender may request, through the Facility Agent, one (1) paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. Each Obligor shall at its own cost comply with any such request within ten (10) Business Days.

35.13	For the purpose of clauses 35.7 to 35.12 each Lender accepts that (unless otherwise notified), it is a Website Lender.

English language

35.14	Any notice given under, or in connection with, any Finance Document must be in English.

(a)	All other documents provided under, or in connection with, any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36	Calculations and certificates

Accounts

36.1	In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

Certificates and Determinations

36.2	Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

Day count convention

36.3	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37	Partial invalidity

37.1	If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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38	Remedies and waivers

38.1	No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39	Amendments and waivers

The Finance Documents may be amended or waived only in accordance with the provisions of the Intercreditor Deed and any such amendment or waiver will be binding on all parties.

40	Confidentiality

Confidential Information

40.1	Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 40.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

Disclosure of Confidential Information

40.2	Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 40.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any other Finance Party;

(c)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

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(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom clauses 40.2(c)(i) or 40.2(c)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under clauses 31.42 to 31.45 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to clauses 40.2(c)(i) or 40.2(c)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction, any Government Agency (including any department or agency of the European Union), any banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(viii)	to whom information is required to be disclosed in order for any Finance Party to be in compliance with the Equator Principles;

(ix)	who is a Party;

(x)	with the consent of the Borrower or the relevant Major Project Party;

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(xi)	to any person appointed by that Finance Party or by a person to whom clauses 40.2(c)(i) or 40.2(c)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 40.2 if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;

(xii)	to the International Swaps and Derivatives Association, Inc. (ISDA) or any Credit Derivatives Determination Committee or sub-committee of ISDA where such disclosure is required by them in order to determine whether the obligations under the Finance Documents will be, or in order for the obligations under the Finance Documents to become deliverable under a credit derivative transaction or other credit linked transaction which incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement or other provisions substantially equivalent thereto; or

(xiii)	to the extent necessary for the Hedge Providers to make calculations and to obtain quotes in accordance with the terms of the Hedging Agreements,

in each case, such Confidential Information as that Finance Party shall consider appropriate, provided:

(A)	in relation to clauses 40.2(c)(i), 40.2(c)(ii) and 40.2(c)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement or a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to clause 40.2(c)(iv) above the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements or confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(C)	in relation to clauses 40.2(c)(v) and 40.2(c)(vi) above the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

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(d)	to professional advisers and service providers of the persons to whom disclosure is permitted by this clause 40.2 (Disclosure of Confidential Information), provided such professional advisers and service providers are under a duty of confidentiality to such persons; and

(e)	to any rating agency, insurer or insurance broker of, or direct or indirect provider of credit protection to, any Lender or any person to whom disclosure is permitted by this clause 40.2 (Disclosure of Confidential Information).

Confidentiality Undertaking means a confidentiality undertaking on substantially similar terms to the confidentiality undertaking in this clause 40 (Confidentiality) or in any other form agreed between the Borrower and the Facility Agent.

Entire agreement

40.3	This clause 40 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information other than, in respect of Export Development Canada, the disclosure letter dated 12 January 2015 from Export Development Canada to the Parent.

Inside information

40.4	Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

Notification of disclosure

40.5	Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to clause 40.2(c)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function or, in respect of Export Development Canada, pursuant to the disclosure letter dated 12 January 2015 from Export Development Canada to the Parent; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 40 (Confidentiality).

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Continuing obligations

40.6	The obligations in this clause 40 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of:

(a)	the date on which all amounts payable by the Borrower under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

41	Counterparts

41.1	Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of that Finance Document.

42	Governing Law

42.1	This Agreement and any non-contractual obligations connected with or arising out of it are governed by English law.

43	Enforcement

Jurisdiction

43.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of, or in connection with, any Finance Document governed by English law or any non-contractual obligations connected with or arising out of any Finance Document governed by English law (including a dispute regarding the existence, validity or termination of any Finance Document governed by English law) (a Dispute).

43.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and to grant interim remedies or other provisional or protective relief and accordingly no Party will dispute to the contrary.

43.3	Clauses 43.1 and 43.2 above are for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute or seeking interim remedies or other provisional or protective relief in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions, provided that the Finance Parties shall not (subject to clause 43.5 below) be entitled to take proceedings in any such other courts if the Finance Parties have initiated proceedings in the English courts and it would be inequitable to cause those proceedings to be stopped.

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43.4	In addition, notwithstanding clause 43.2 above, the Finance Parties shall have the exclusive right, at their sole option and for their benefit, to refer any Dispute to be finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be London. The language of the arbitration shall be English.

43.5	For the avoidance of doubt, the right of the Finance Parties to refer a Dispute to arbitration under clause 43.4 above shall be exercisable even if the Borrower has purported to commence proceedings under clause 43.2 above save where the Finance Parties have consented to such commencement or have participated in those proceedings so as to render it inequitable to cause those proceedings to be stopped. Where the Finance Parties are permitted to elect arbitration proceedings in accordance with this clause 43.5 and clause 43.4 above, notwithstanding the commencement of proceedings under clause 43.2 above, the parties shall take all steps and do all things necessary to ensure that the court proceedings are stayed in favour of the arbitration proceedings.

43.6	For the avoidance of doubt, the right of the Finance Parties to exercise the option in clauses 43.3 and 43.4 above arises each time there is a Dispute that is covered by this clause and shall not be fettered by any previous election made under this clause.

Service of process

43.7	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(a)	irrevocably appoints the Law Debenture Trust plc of Fifth Floor, 100 Wood Street, London EC2V 7EX or its registered office from time to time as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(c)	if any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the relevant Obligor must immediately (and in any event within ten (10) days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

Waiver of Immunity

43.8	Each Obligor irrevocably and unconditionally:

(a)	agrees not to claim in any jurisdiction, for itself or in respect of its assets, immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and waives such present or future immunity, whether claimed or not; and

204

(b)	consents generally to the giving of any relief or the issue of any process in connection with any proceedings, including the making, enforcement or execution against any property of any nature (irrespective of its use or intended use) of any order or judgment which may be made or given in any proceedings.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1
Original Lenders and Hedge Providers

Part 1 – The Original Lenders

Name of Lender	Initial Commitment
The Bank of Nova Scotia
Natixis S.A.
Nedbank Limited, London Branch
ING Capital LLC
Export Development Canada
Bank of Montreal
Initial Total Commitments	US$	370,000,000

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Part 2 – The Original Hedge Providers

Name of Hedge Provider	Hedging Transactions proportion
The Bank of Nova Scotia
Natixis
Nedbank Limited, London Branch
ING Capital Markets LLC
Bank of Montreal
Total	100%

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Schedule 2
Initial Administrative Details of the Parties

Party	Details

2435572 Ontario Inc.	Address:	161 Bay Street, Suite 2315
P.O. Box 216
as Borrower		Toronto, Ontario M5J 2S1
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

Mountain Province Diamonds Inc.	Address:	161 Bay Street, Suite 2315
P.O. Box 216
as Parent and Guarantor		Toronto, Ontario M5J 2S1
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

2435386 Ontario Inc.	Address:	161 Bay Street, Suite 2315
P.O. Box 216
as Ontario and Guarantor		Toronto, Ontario M5J 2S1
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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THE BANK OF NOVA SCOTIA	Address:	40 King Street West
62nd floor
as Facility Agent		Toronto, Ontario M5W 2X6
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to Scotiabank as Lender:

	Address:	40 King Street West
62nd floor
Toronto, Ontario M5W 2X6
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	E-mail:	[REDACTED]

THE BANK OF NOVA SCOTIA	Address:	40 King Street West
62nd floor
as Security Trustee		Toronto, Ontario M5W 2X6
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to Scotiabank as Lender:

	Address:	40 King Street West
62nd floor
Toronto, Ontario M5W 2X6
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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THE BANK OF NOVA SCOTIA	Address:	40 King Street West
62nd floor
as Joint Lead Arranger and Bookrunner		Toronto, Ontario M5W 2X6
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to Scotiabank as Lender:

	Address:	40 King Street West
62nd floor
Toronto, Ontario M5W 2X6
Canada]

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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NEDBANK LIMITED, LONDON BRANCH	Address:	1st Floor, Millennium Bridge House
2, Lambeth Hill
as Joint Lead Arranger and Bookrunner		London EC4V 4GG
UK

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to:

	Address:	Third Floor Block F Nedbank
135 Rivonia Campus
135 Rivonia Road Sandown
Sandton 2196
South Africa

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

[REDACTED]

	Fax:	[REDACTED]

[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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NATIXIS S.A.	Address:	68-76 quai de la rapée
75012 Paris
as Joint Lead Arranger and Bookrunner		France

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to:

	Address:	1251 6th Avenue
New York, NY 10020

	Attention:	[REDACTED]

	Telephone:	+[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

ING CAPITAL LLC	Address:	1325 Avenue of the Americas, New York,
NY10019, USA
as Bookrunner
	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to:

	Address:	1325 Avenue of the Americas, New York,
NY10019, USA

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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THE BANK OF NOVA SCOTIA	Address:	Business Service Centre
20 Queen Street West, 4th Floor
as Account Bank		Toronto, Ontario
M5H 3R3

	Attention:	[REDACTED]

	Fax:	[REDACTED]

With a copy to:

GWO-Loan Operations

	Address:	720 King Street West, 2nd Floor
Toronto, Ontario
M5V 2T3

	Attention:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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NEDBANK LIMITED, LONDON BRANCH	Address:	1st Floor, Millennium Bridge House
2, Lambeth Hill
as Insurance Agent		London EC4V 4GG
UK

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to:

	Address:	Third Floor Block F Nedbank
135 Rivonia Campus
135 Rivonia Road Sandown
Sandton 2196
South Africa

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

[REDACTED]

	Fax:	[REDACTED]

[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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NEDBANK LIMITED, LONDON BRANCH	Address:	1st Floor, Millennium Bridge House
2, Lambeth Hill
as Marketing Agent		London EC4V 4GG
UK

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to:

	Address:	Third Floor Block F Nedbank
135 Rivonia Campus
135 Rivonia Road Sandown
Sandton 2196
South Africa

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

[REDACTED]

	Fax:	[REDACTED]

[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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EXPORT DEVELOPMENT CANADA	Address:	150 Slater Street
Ottawa, Ontario
as Documentation Agent		K1A 1K3
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

[REDACTED]

	Fax:	[REDACTED]

[REDACTED]

	E-mail:	[REDACTED]

NATIXIS S.A.	Address:	68-76 Quai de La Rapée
75012 Paris, France
as Technical Agent
	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

THE BANK OF NOVA SCOTIA	Address:	40 King Street West
62nd floor
as Original Hedge Provider		Toronto, Ontario M5W 2X6
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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NATIXIS	Address:	Immeuble Lumière Sud
40 avenue des Terroirs de France
as Original Hedge Provider		75012 Paris, France

	Attention:	Bank-Office Derives

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

With a copy to:

	Address:	1251 6th Avenue
New York, NY 10020

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

NEDBANK LIMITED, LONDON BRANCH	Address:	1st Floor, Millennium Bridge House
2, Lambeth Hill
as Original Hedge Provider		London EC4V 4GG
UK

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to:

	Address:	Third Floor Block F Nedbank
135 Rivonia Campus
135 Rivonia Road Sandown
Sandton 2196
South Africa

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

217

ING CAPITAL MARKETS LLC	Address:	1325 Avenue of the Americas, New York,
NY10019, USA
as Original Hedge Provider
	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to:

	Address:	1325 Avenue of the Americas, New York,
NY10019, USA

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

BANK OF MONTREAL	Address:	100 King Street West, 4th Floor,
Toronto, ON M5X 1H3
as Original Hedge Provider
	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a Copy to:

	Address:	100 King Street West, 4th Floor,
Toronto, ON M5X 1H3

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	N/A]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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THE BANK OF NOVA SCOTIA	Address:	40 King Street West
62nd floor
as Original Lender		Toronto, Ontario M5W 2X6
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	E-mail:	[REDACTED]

NATIXIS S.A.	Address:	1251 Avenue of the Americas,
New York, NY 10020

as Original Lender	Attention :	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to:

	Group email:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

219

NEDBANK LIMITED, LONDON BRANCH	Address:	1st Floor, Millennium Bridge House
2, Lambeth Hill
as Original Lender		London EC4V 4GG
UK

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to:

	Address:	Third Floor Block F Nedbank
135 Rivonia Campus
135 Rivonia Road Sandown
Sandton 2196
South Africa

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

ING CAPITAL LLC	Address:	1325 Avenue of the Americas, New York,
NY10019, USA
as Original Lender
	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a copy to:

	Address:	1325 Avenue of the Americas, New York,
NY10019, USA

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

220

BANK OF MONTREAL	Address:	100 King Street West, 4th Floor,
Toronto, ON M5X 1H3
as Original Lender
	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	[REDACTED]

	E-mail:	[REDACTED]

With a Copy to:

	Address:	100 King Street West, 4th Floor,
Toronto, ON M5X 1H3

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

	Fax:	N/A

	E-mail:	[REDACTED]

EXPORT DEVELOPMENT CANADA	Address:	150 Slater Street
Ottawa, Ontario
as Original Lender		K1A 1K3
Canada

	Attention:	[REDACTED]

	Telephone:	[REDACTED]

[REDACTED]

	Fax:	[REDACTED]

[REDACTED]

	E-mail:	[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Schedule 3
Conditions Precedent

Part 1

1	Corporate Documentation

1.1	Certified copies (in respect of each Obligor) of its constitutional documents.

1.2	Resolutions of the board of directors (or if applicable, a committee of the board of directors), of each of the Obligors (certified as a true copy by a director or by the chairman of the relevant board):

(a)	approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(b)	in respect of the relevant Obligor(s) only, approving the Development Plan;

(c)	authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf;

(d)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, in the case of the Borrower, Utilisation Requests) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party; and

(e)	in respect of Ontario and the Borrower, confirming that the board will recognise the persons to whom the shares in Ontario and the Borrower, respectively, are to be transferred in the event of any action under the Borrower Share Pledge or the Parent Share Pledge, respectively, to transfer such shares, and will approve the transfer to such persons and will give effect thereto.

1.3	Specimen signatures of each person authorised by the resolutions in paragraph 1.2(b) above to sign the Transaction Documents and any other notices or documents under or in connection with the Transaction Documents.

1.4	A copy of a resolution of a general meeting of shareholders of each of Ontario and the Borrower approving the terms of, and the transactions contemplated by, the Transaction Documents to which Ontario or the Borrower is a party.

1.5	A confirmation or resolution from the Borrower in its capacity as sole shareholder of Ontario that it will not resolve that Ontario should be wound-up or take any similar action in relation to Ontario, and a copy of the Unanimous Shareholder Agreement.

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1.6	Where a Transaction Document has been signed or will be signed by way of a power of attorney, a certified copy of each such power of attorney in respect of each Obligor (duly notarised and apostilled if necessary).

1.7	A certificate of each Obligor (signed by a director) confirming that (i) borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded; (ii) each copy document relating to it specified in Part 1 of Schedule 3 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement; and (iii) all representations and warranties set out in Clause 21 (Representations) are true, accurate and complete; and (iv) no event has occurred and is continuing or would result from the Finance Documents as at the date of this Agreement which constitutes an Event of Default.

2	Finance Documents

2.1	An agreed form original of each Finance Document (other than any Intercreditor Accession Deed and any Transfer Certificate) duly executed by the parties to such document.

3	Security

3.1	The Obligors have signed all documents, given all notices and taken all actions requested by the Security Trustee to enable the security granted or to be granted by the Security Documents to be perfected, including to facilitate:

(a)	all filings, stampings, registrations, recordings, notifications and other actions (or documents to effect such actions) in all relevant jurisdictions necessary or, in the opinion of legal advisers to the Facility Agent, advisable or desirable, in order to create in favour of the Finance Parties valid perfected first-priority Security Interests over all of the assets purported to be covered by each Security Document; and

(b)	the giving of notices of pledge, assignment or charge, as applicable in relation to the security created under the Security Documents to each of the parties to the contractual arrangements and accounts which are the subject of the Security Documents.

3.2	Evidence that no prior notice of any Security Interest (other than a Security Interest arising under the Joint Venture Agreement) has been received by any of the parties to the contractual arrangements and accounts which are the subject of the Security Documents, and that amounts payable in relation to such contractual arrangements shall be paid without set-off or counterclaim.

3.3	Evidence that no liens or encumbrances are registered against any Obligor under the Canadian Personal Property Security Act other than in favour of the Finance Parties (and, in the case of the Parent only, a financing statement filed with the Northwest Territories’ Personal Property Registry pursuant to the Personal Property Security Act (Northwest Territories) in favour of De Beers).

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3.4	Copies of all consents, if any, obtained by the Borrower or the Parent under the Joint Venture Agreement in relation to the Security Interests granted by the Security Documents.

3.5	A copy of all signed notices in agreed form required to be sent under the Security Documents including in respect of:

(a)	each relevant Project Document;

(b)	the relevant Insurances; and

(c)	the Hedging Agreements.

3.6	A copy of all signed notices in agreed form in relation to the security over the Project Accounts (except the Distribution Account) given to the Account Bank and a signed acknowledgement from the Account Bank (each in the form set out in the relevant Security Document).

3.7	Share certificates representing all of the issued and paid-up share capital of the Borrower and the Ontario and stock transfer forms in relation to the same duly endorsed in blank.

3.8	A copy of the Notice to Third Parties executed by the relevant Obligors and recorded in the Northwest Territories Mining Recorder in respect of Parent and Ontario’s interest in mining lease numbers 4199, 4200, 4201, 4341.

3.9	Registration of a Notice to Third Parties recorded in the Northwest Territories Mining Recorder in respect of Lender’s interest in mining lease numbers 4199, 4200, 4201, 4341.

4	Project Documents and Joint Venture

4.1	A certified copy of each Project Document in agreed form duly executed by the parties to such document.

4.2	Evidence that the Project Documents are unconditional and in full force and effect.

4.3	A certified copy of the notice issued by Ontario to the Operator and the other JV Participant in compliance with section 19.5 of the Joint Venture Agreement, notifying them that:

(a)	Ontario’s address for the service of all notices and communications is changed with immediate effect to the address of the Facility Agent; and

224

(b)	the bank account for the purpose of any payments to be made to Ontario in relation to the Joint Venture Agreement shall be the relevant Proceeds Account and providing all necessary details of the Proceeds Accounts, together with confirmation that the Operator and the other JV Participant have received such notice.

4.4	Evidence that the Diamond Sorter’s Yellowknife Facility may be used for the sorting and splitting of diamonds produced at the Project.

5	Authorisations and title

5.1	A certificate of an authorised representative of the Borrower, to the effect that:

(a)	all Project Authorisations (including the Mining Licences and other title documents) and Environmental or Social Permits required to be obtained in order to achieve Project Completion in accordance with the Development Plan, or which can otherwise be obtained by Ontario or the Operator, as applicable, in connection with the Project on or prior to Financial Close other than those Project Authorisations which are not necessary at the applicable time and which are expected to be obtained in the ordinary course of business by the time they are necessary having regard to the Project’s then current stage of construction, have been obtained and each such Project Authorisation (including the Mining Licences) and Environmental or Social Permit is in full force and effect (subject to any matters disclosed in the report provided pursuant to paragraph 7.1 below); and

(b)	a true, correct and complete copy of each such Project Authorisation (including the Mining Licences) and Environmental or Social Permit is attached to such certificate.

5.2	Evidence that all notices, registrations, filings, stampings, approvals and consents in relation to the Transaction Documents (to the extent required under any relevant jurisdiction) have been duly obtained, issued and/or completed (as applicable) pursuant to any applicable regulations in that jurisdiction.

6	Insurances

6.1	Evidence satisfactory to the Independent Insurance Consultant that each of Ontario, the Borrower and the Operator has in full force and effect such insurance policies as are required in accordance with Schedule 9 (Insurances), with such policies and their terms (including as to amount, risks covered and deductibles) to be to the satisfaction of the Independent Insurance Consultant.

6.2	Insurance Broker's Letter of Undertaking in relation to the relevant Insurances.

225

6.3	Evidence satisfactory to the Independent Insurance Consultant that each relevant policy of insurance taken out has attached to it an endorsement in a form satisfactory to the Independent Insurance Consultant.

7	Reports

7.1	A copy of a legal due diligence report from Norton Rose Fulbright Canada LLP in form and substance satisfactory to the Lenders.

7.2	A copy of a technical due diligence report from the Independent Technical Consultant which includes confirmation of the adequacy of mineral reserves and resources for the Project and details of the management of the Obligors and the Project in conjunction with the assessment of the contract structure, contracts, contractors and project development philosophy in form and substance satisfactory to the Lenders.

7.3	A copy of an insurance report from the Independent Insurance Consultant, in form and substance satisfactory to the Lenders.

7.4	A copy of a diamond valuation and marketing report from the Independent Diamond Consultant, in form and substance satisfactory to the Lenders.

7.5	A copy of the Environmental Report from the Independent Environmental Consultant in form and substance satisfactory to the Lenders, including confirmation from the Independent Environmental Consultant that (i) the proposed development, construction, operation and closure of the Project in accordance with the Development Plan will comply with the Equator Principles, (ii) the Integrated Environmental and Social Management Plan and the Environmental and Social Impact Assessment complies with applicable Environmental and Social Standards (and, to the extent that any aspect of the Integrated Environmental and Social Management Plan for the construction phase of the Project has to be implemented at a later date, all arrangements necessary for such timely implementation have been set out in the Integrated Environmental and Social Management Plan), and (iii) if applicable, there are no trans-boundary impacts related to the Project or the Development Plan.

8	Legal opinions

8.1	Legal opinions of each of:

(a)	Norton Rose Fulbright LLP, legal advisers to the Facility Agent, in relation to the legality, validity and enforceability of the Finance Documents governed by English law;

(b)	Bennett Jones LLP, legal advisers to the Obligors, in relation to: (i) the due capacity and authority of the Obligors to enter into, execute and deliver the Transaction Documents to which each is a party; (ii) the Security Interests registered in the Province of Ontario; and (iii) the legality, validity and enforceability of the Transaction Documents governed by the laws of the Province of Ontario;

226

(c)	Bennett Jones LLP in relation to the due capacity and authority of De Beers Canada Inc. as JV Participant and Operator to enter into, execute and deliver the relevant Transaction Documents to which each is a party;

(d)	Denroche & Associates, legal advisers to the Obligors, in relation to the Security Interests registered in the Northwest Territories and the legality, validity and enforceability of the Transaction Documents governed by the laws of the Northwest Territories; and

(e)	Bennett Jones LLP in relation to the due capacity and authority of [REDACTED] to enter into, execute and deliver the Transaction Documents to which it is a party,

each in form and substance satisfactory to, and addressed to or to be relied upon by, the Finance Parties.

8.2	A legal opinion of Bennett Jones LLP, legal advisers to the Obligors, in form and substance satisfactory to the Lenders, confirming, among other things, that the execution, delivery and performance by the Obligors of its obligation under the Transaction Documents will not result in a breach or a conflict with: (i) any applicable law of the Province of Ontario; (ii) any provision of the constating documents of the Obligors; or (iii) the Joint Venture Agreement.

8.3	A legal opinion of Lawson Lundell LLP, legal advisers to the Facility Agent, in form and substance satisfactory to the Lenders, in relation to applicable Project Authorisations and the Mining Licences.

9	Financial Model, Life of Mine Plan, model audit report and Budgets

9.1	An electronic copy of the Financial Model which contains the Base Case, each certified by an authorised signatory of the Borrower as being a true and accurate copy of the original thereof and each in form and substance satisfactory to the Lenders, which demonstrates that as at the date of first Utilisation:

(a)	on each Scheduled Calculation Date until the Final Scheduled Repayment Date, the Historic Debt Service Cover Ratio for the Calculation Period ending on that Scheduled Calculation Date is greater than [REDACTED];

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

227

(b)	on each Scheduled Calculation Date until the Final Scheduled Repayment Date, the Forecast Debt Service Cover Ratio for the next Calculation Period is greater than [REDACTED];

(c)	on each Scheduled Calculation Date until the Final Scheduled Repayment Date, the Loan Life Cover Ratio is greater than [REDACTED];

(d)	on each Scheduled Calculation Date until the last day of the Project Period, the Project Life Cover Ratio is greater than [REDACTED];

(e)	the Ore Reserve Tail Ratio is no less than one hundred per cent (100%) and shall at all times and on each Scheduled Calculation Date until the Final Scheduled Repayment Date be greater than [REDACTED]; and

(f)	that no Cost to Complete Shortfall exists.

9.2	A report and audit of the Financial Model from the Independent Model Auditor in form and substance acceptable to the Independent Technical Consultant illustrating compliance with clause 23 (Financial undertakings) at all times up to and including the Final Scheduled Repayment Date and confirming that:

(a)	the Assumptions contained or implicit in the Financial Model are reasonable, accurate and appropriate and accurately reflect the Initial Construction Budget and Initial Operating Budget;

(b)	the Borrower Compliance Certificate submitted pursuant to paragraph 10 below is true and accurate; and

(c)	the Financial Model is in all respects consistent with the provisions of this Agreement, including clause 23 (Financial undertakings).

9.3	The Initial Construction Budget.

9.4	The Initial Operating Budget.

9.5	Confirmation from the Lenders that the Life of Mine Plan is in form and substance satisfactory to the Joint Lead Arrangers, acting on the advice of the Independent Technical Consultant.

9.6	Confirmation from each Obligor that no Construction Costs have been incurred to date in relation to the Project which are not included in the Financial Model.

228

10	Property and environment

10.1	A certified copy of the ESMP satisfactory to the Facility Agent (following consultation with the Independent Environmental Consultant) evidencing that:

(a)	the Integrated Environmental and Social Management Plan has been implemented by Ontario or the Operator, as applicable, and is compliant with Environmental and Social Standards; and

(b)	Ontario or the Operator, as applicable, has made appropriate arrangements for environmental rehabilitation bonding requirements, if any, in respect of the Project on terms acceptable to the Lenders.

10.2	A certified copy of the Environmental and Social Impact Assessment.

10.3	Evidence that the ESIA has been approved by the Government under the Mackenzie Valley Resource Management Act.

10.4	A certified copy of the Environmental and Social Management System.

10.5	A certified copy of the GHG Alternatives Analysis.

10.6	Evidence that the Environmental and Social Assessment evaluates the compliance of the Project with the Environmental and Social Standards.

10.7	Evidence that the 2015 winter (ice) road shipping season has been completed according to plan and progress made to date will not result in an adverse change to the Project budget and/or schedule to achieve Project Completion.

11	Compliance Certificate

11.1	A Borrower Compliance Certificate, calculated as at the first Utilisation Date and indicating that:

(a)	on each Scheduled Calculation Date until the Final Scheduled Repayment Date, the Forecast Debt Service Cover Ratio for the next Calculation Period is greater than [REDACTED];

(b)	on each Scheduled Calculation Date until the Final Scheduled Repayment Date, the Loan Life Cover Ratio is greater than [REDACTED];

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

229

(c)	on each Scheduled Calculation Date until the last day of the Project Period, the Project Life Cover Ratio is greater than [REDACTED]; and

(d)	the Ore Reserve Tail Ratio is no less than [REDACTED] and shall at all times and on each Scheduled Calculation Date until the Final Scheduled Repayment Date be greater than [REDACTED].

Evidence satisfactory to the Facility Agent that the Borrower has implemented any Hedging Agreements and Hedging Transactions which are required by the Hedging Strategy to be in effect on the initial Utilisation Date, provided that this condition shall be the last condition to be satisfied pursuant to clause 4.1 (Conditions).

12	Project Accounts and Cost Overrun Reserve

12.1	Evidence that the Project Accounts have been opened.

12.2	Evidence that the credit balance on the Cost Overrun Reserve Account is at least equal to the Cost Overrun Reserve Amount.

13	Equity contributions

13.1	A certificate of an authorised signatory of the Borrower containing details of the expenditure by the Borrower or the Parent of all Equity Contributions made prior to Financial Close in respect of the development and construction of the Project in a manner which is consistent with the Development Plan, which Equity Contributions shall be in an amount no less than the Initial Equity Contributions.

13.2	The Lenders are satisfied that each JV Participant (other than Ontario) has sufficient funds to contribute its portion of the Project expenditure during the Construction Period and the Operating Period.

14	Initial Financial Statements

14.1	Certified copies of the Initial Financial Statements together with all subsequently available audited and unaudited financial statements of the Obligors.

14.2	A certificate signed by an authorised signatory of each Obligor that there has been no Material Adverse Effect since the preparation of its Initial Financial Statements.

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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15	General

15.1	A letter executed by a duly authorised officer of the Borrower authorising the Borrower's auditors to communicate directly with the Facility Agent at any time regarding the Borrower's accounts and operations.

15.2	Evidence of the appointment of an agent for the receipt of service of process in England by each Obligor.

15.3	The Facility Agent is satisfied that the fees payable in accordance with the Fee Letters and all costs and expenses due at that time in accordance with clause 16 (Costs and expenses) have been paid, or will be paid simultaneously with the first Utilisation.

15.4	A certified copy of the Group Structure Chart.

15.5	Each Lender has obtained all credit and other approvals required in relation to the Facility.

15.6	A certified copy of any other Authorisation or other document, opinion or assurance which the Lenders consider to be necessary or desirable (if it has notified the Facility Agent accordingly and the Facility Agent has notified the Borrower) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

16	Know Your Customer Information

Provision by each Obligor of all information necessary to comply with any money laundering regulations, know your customer checks and other identification procedures as may be requested by the Facility Agent.

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Part 2
Utilisation

1	No Default

No Default has occurred and is continuing or would result from the making of the proposed Loan.

2	Representations

The Repeating Representations to be made by each Obligor are true, accurate and complete in all respects.

3	Project Accounts fully funded

The balance on each Project Account complies with the requirements set out in clause 19 (Project Accounts).

4	No Change of Control

No Change of Control has occurred.

5	Purpose

The proposed loan will be used for the purpose specified in clause 3.1 (Purpose).

6	Costs Certificate

6.1	The Borrower has delivered a Costs Certificate to the Facility Agent and the Technical Agent with the relevant Utilisation Request.

6.2	The Costs Certificate delivered under paragraph 6.1 is counter-signed by each of the Independent Technical Consultant and the Technical Agent confirming that it does not disagree with any of the matters set out in the Costs Certificate, and in the case of the Independent Technical Consultant that as at the proposed Utilisation Date, the Projected Project Costs shall be consistent with the Financial Model as then in effect.

7	Cost to Complete

7.1	The Borrower has delivered a Cost to Complete Certificate to the Facility Agent and the Technical Agent with the relevant Utilisation Request, certifying (A) that no Cost to Complete Shortfall exists, has occurred, or is likely to occur, and (B) that Project Completion is expected to occur by the Projected Completion Date, which Cost to Complete Certificate shall set out all relevant calculations in a sufficient level of detail in order for the Independent Technical Consultant and the Technical Agent to verify such confirmation and shall be countersigned by the Independent Technical Consultant confirming that no Cost to Complete Shortfall exists.

7.2	All Cost Overruns have been paid, or amounts have been transferred from the Cost Overrun Reserve Account to the CAD Proceeds Account for the purposes of making payment of any Cost Overruns.

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Schedule 4
Forms of Utilisation Request and Selection Notice

Part 1
Form of Utilisation Request

From:	[Borrower]

To:	[Facility Agent]

Dated:	[●]

Dear Sirs

Gahcho Kué Diamond Project: Facility Agreement dated [●] (the Agreement)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless a different meaning is given to those terms in this Utilisation Request.

2	We wish to borrow [a][2][3] Loan(s) on the following terms:

Loan 1

Purpose:	: [●]

Proposed Utilisation Date	: [●]

Amount	: [●] or, if less, the Available Facility

Interest Period	: [●] Months with a maturity date of [●]

Amount of Eligible Costs payable in Canadian Dollars	: [●]

Dollar Equivalent of Eligible Costs payable in Canadian Dollars	: [●]

[Loan 2

Purpose:	: [●]

Proposed Utilisation Date	: [●]

Amount	: [●] or, if less, the Available Facility

Interest Period	: [●] Months with a maturity date of [●]

Amount of Eligible Costs payable in Canadian Dollars	: [●]

Dollar Equivalent of Eligible Costs payable in Canadian Dollars	: [●]

233

Loan 3

Purpose:	: [●]

Proposed Utilisation Date	: [●]

Amount	: [●] or, if less, the Available Facility

Interest Period	: [●] Months with a maturity date of [●]]

Amount of Eligible Costs payable in Canadian Dollars	: [●]

Dollar Equivalent of Eligible Costs payable in Canadian Dollars	: [●]

3	We confirm that each condition specified in clause 4.4 (Further conditions precedent to the drawdown of the Loan) is satisfied on the date of this Utilisation Request.

4	The proceeds of [this][each] Loan should be credited to USD Proceeds Account.

5	This Utilisation Request is irrevocable.

Yours faithfully,

for [Borrower]

Authorised Signatory

234

Part 2
Form of Selection Notice

From:	[Borrower]

To:	[Facility Agent]

Dated:	[●]

Dear Sirs

Gahcho Kué Diamond Project: Facility Agreement dated [●] (the Agreement)

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless a different meaning is given to those terms in this Selection Notice.

2	We refer to the following Loan[s] with an Interest Period ending on [●]:

[●]

3	We request that the next Interest Period for the above Loan[s] is [●] Months with a maturity date of [●].

4	This Selection Notice is irrevocable.

Yours faithfully,

for [Borrower]

Authorised Signatory

235

Schedule 5
Certificates

Part 1
Form of Borrower Compliance Certificate

To:	[•] as Facility Agent

From:	[•] as Borrower

[date]

Dear Sirs

Gahcho Kué Diamond Project - Facility Agreement dated [•] (the Agreement)

1	We refer to the Agreement. This is a Borrower Compliance Certificate required by [clause 4.1 (Initial Conditions Precedent) and paragraph 11.1 of Part 1 of Schedule 3 (Conditions Precedent)][clause 22.22 (Compliance Certificates)] of the Agreement. Terms defined in the Agreement have the same meaning when used in this Borrower Compliance Certificate unless given a different meaning in this Borrower Compliance Certificate.

2	We confirm that, calculated as at the [first Utilisation Date] [insert relevant Calculation Date]:

(a)	on each Scheduled Calculation Date until the Final Scheduled Repayment Date, the Historic Debt Service Cover Ratio for the Calculation Period ending on that Scheduled Calculation Date [will be] greater than [REDACTED];

(b)	on each Scheduled Calculation Date until the Final Scheduled Repayment Date, the Forecast Debt Service Cover Ratio for the next Calculation Period [is] greater than [REDACTED];

(c)	on each Scheduled Calculation Date until the Final Scheduled Repayment Date, the Loan Life Cover Ratio is greater than [REDACTED];

(d)	on each Scheduled Calculation Date until the last day of the Project Period, the Project Life Cover Ratio is greater than [REDACTED]; and

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(e)	[the Ore Reserve Tail Ratio shall be no less than [REDACTED], and at all times and on each Scheduled Calculation Date until the Final Scheduled Repayment Date be greater than [REDACTED]] [the Ore Reserve Tail Ratio shall at all times and on each Scheduled Calculation Date until the Final Scheduled Repayment Date be greater than [REDACTED]].

3	Attached hereto are details and calculations of:

(a)	the Cash Flow Available for Debt Service / CFADS for each Calculation Period until the Final Scheduled Repayment Date calculated as at each relevant Calculation Date in accordance with the Agreement;

(b)	the Forecast CFADS in respect of each Calculation Period until the Final Scheduled Repayment Date commencing on the day after the relevant Calculation Date;

(c)	the balance on the Debt Service Reserve Account on each Calculation Date until the Final Scheduled Repayment Date;

(d)	the Historic Debt Service Cover Ratio for each Calculation Date until the Final Scheduled Repayment Date;

(e)	the Forecast Debt Service Cover Ratio for each Calculation Date until the Final Scheduled Repayment Date;

(f)	the Project Life Cover Ratio for each Calculation Date until the Final Scheduled Repayment Date;

(g)	the Loan Life Cover Ratio for each Calculation Date until the Final Scheduled Repayment Date;

(h)	the Ore Reserve Tail Ratio for each Calculation Date until the Final Scheduled Repayment Date;

(i)	Distributions anticipated to be made during each Calculation Period up to the Final Scheduled Repayment Date;

(j)	details of the Assumptions on which this Borrower Compliance Certificate is based;

(k)	details of the calculations undertaken by the Borrower to enable the Technical Agent to verify the accuracy of the matters set out in this Borrower Compliance Certificate; and

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(l)	statement of the balance of all Project Accounts (except the Distribution Account).

4	We confirm that no Default has occurred or is continuing.

5	We confirm that the copies of the information submitted with this Borrower Compliance Certificate are true, correct and complete.

Signed	Signed

[•]	[•]

for and on behalf of	for and on behalf of

[•]	[•]

238

Part 2
Form of Cash Sweep Calculation Certificate

To:	[•]
as Facility Agent

From:	[•]
as Borrower

Copy:	[•]

as Technical Agent

[date]

Dear Sirs

Gahcho Kué Diamond Project: Facility Agreement dated [●] (the Agreement)

1	We refer to the Facility Agreement. This is a Cash Sweep Calculation Certificate delivered in accordance with clause 22.29 of the Facility Agreement.

2	Terms defined in the Facility Agreement have the same meaning when used in this certificate unless given a different meaning in this certificate.

3	We confirm that, as at the most recent Calculation Date, the Excess Cashflow is [●] Dollars (US$[•]).

4	Provided that all relevant conditions in clauses 7.6 and 7.7 (Mandatory Prepayment - Cash Sweep) of the Facility Agreement are satisfied,

(a)	the total amount of the Excess Cashflow to be applied in mandatory prepayment of the Loans in accordance with clause 7.6 of the Facility Agreement is [●] Dollars (US$[●]); and

(b)	the total amount of the Excess Cashflow which may be withdrawn from the USD Proceeds Account and paid into the Distribution Account in accordance with clause 7.7 of the Facility Agreement is [●] Dollars (US$[●]).

5	Attached in Annex A are details of the calculations undertaken by the Borrower and other information necessary to enable the Technical Agent to verify the accuracy of the matters set out in this certificate.

Signed	Signed

[●]	[●]

for and on behalf of	for and on behalf of

[●]	[●]

239

Annex A
[details of calculations for Excess Cashflow]

240

Part 3
Form of Costs Certificate

To:	[●]

as Facility Agent

and

[●]

as Technical Agent

From:	[●]

as Borrower

[date]

Dear Sirs

Gahcho Kué Diamond Project: Facility Agreement dated [●] (the Agreement)

1	Terms and expressions defined in the Facility Agreement have the same meaning when used in this certificate.

2	In accordance with the Facility Agreement, we set out below the Eligible Costs that:

(a)	are due and payable; and/or

(b)	will become due for payment within [ninety (90)][thirty (30)][1] days from the Utilisation Date,

and hereby certify that as at the date of this certificate:

(i)	the proceeds of the previous Utilisation were used to pay the Eligible Costs referred to in the previous Costs Certificate;

(ii)	the aggregate amount of Eligible Costs incurred by the Borrower does not exceed the aggregate amount of Eligible Costs anticipated to be incurred on or prior to the proposed Utilisation Date in the Construction Budget;

(iii)	the credit balance on the USD Proceeds Account is [●]; and

(iv)	the credit balance on the CAD Proceeds Account is [●].

We anticipate that on the proposed Utilisation Date, immediately prior to the Utilisation:

(i)	the credit balance on the USD Proceeds Account will be [●]; and

1 Note: Use 90 days for quarterly Utilisations / single Loan, and use 30 days for monthly / all other Utilisations / multiple Loans.

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(ii)	the credit balance on the CAD Proceeds Account will be [●].

Details of the Eligible Costs

Eligible Costs	Canadian Dollars (C$) Million

Eligible Costs that have fallen due and are payable	[●]

Eligible Costs that will become due for payment	[●]

Attached hereto in Annex A are invoices and documentation issued by the Operator and [●] evidencing such Eligible Costs.

Attached hereto in Annex B are details of the calculations undertaken by the Borrower and other information necessary to enable the Technical Agent to verify the accuracy of the matters set out in this certificate.

Yours faithfully

[●]	[●]

for and on behalf of	for and on behalf of

[●]	[●]

We confirm that we do not disagree with any of the matters set out in this Costs Certificate. As at the proposed Utilisation Date, the Projected Project Costs shall be consistent with the Financial Model now in effect.

[●]

for and on behalf of

Independent Technical Consultant

242

We confirm that we do not disagree with any of the matters set out in this Costs Certificate. As at the proposed Utilisation Date, the Projected Project Costs shall be consistent with the Financial Model now in effect.

[●]

for and on behalf of

Technical Agent

243

Annex A
[Invoices and documentation]

244

Annex B
[details of calculations and other information]

245

Part 4
Form of Cost to Complete Certificate

To:	[•]

as Facility Agent

From:	[•]

as Borrower

Copy:	[•]

as Independent Technical Consultant

and

[•]

as Technical Agent

[date]

Dear Sirs,

Gahcho Kué Diamond Project - Cost to Complete Certificate

1	In accordance with the facility agreement dated [•], entered into between, amongst others, the Facility Agent, the Technical Agent and the Borrower (the Facility Agreement), we hereby certify that (i) as at the date of this certificate a Cost to Complete Shortfall [exists with an amount of C$[●]/does not exist] as set out below; (ii) [no Cost to Complete Shortfall has previously occurred or is likely to occur]; and (iii) Project Completion is expected to occur by the Projected Completion Date.

2	Terms defined in the Facility Agreement shall have the same meaning when used in this Certificate.

3	Set out below are the Available Resources and Projected Project Costs:

Available Resources		Canadian Dollars (C$) Million	Dollars (US$) Million

(a)	the Available Facility	[●]

(b)	the amounts standing to the credit of the Proceeds Accounts in accordance with the terms of the Finance Documents	[●]

(c)	any Revenue forecast in accordance with the Financial Model to be received before Project Completion, less any Operating Costs forecast to be incurred in accordance with the Financial Model before Project Completion	[●]

Total Available Resources		[●]

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Projected Project Costs		Canadian Dollars (C$) Million	Dollars (US$) Million

(a)	the aggregate amount of all Eligible Costs and other costs incurred by the Borrower or to be contributed by the Borrower (on behalf of Ontario) which, in each case, have fallen due for payment but have not yet been paid	[●]

(b)	the aggregate amount of Eligible Costs and any other costs incurred by the Borrower or to be contributed by the Borrower (on behalf of Ontario) which, in each case, are projected to fall due prior to the date on which Project Completion is expected to occur	[●]

Total Projected Project Costs		[●]

Available Resources (Physical Completion)		Canadian Dollars (C$) Million	Dollars (US$) Million

(a)	the Available Facility	[●]

(b)	the amounts standing to the credit of the Proceeds Accounts in accordance with the terms of the Finance Documents	[●]

(c)	the amounts standing to the credit of the Cost Overrun Reserve Account

Total Available Resources (Physical Completion)		[●]

247

Projected Project Costs (Physical Completion)		Canadian Dollars (C$) Million	Dollars (US$) Million

(a)	the aggregate amount of all Construction Costs incurred by the Borrower or to be contributed by the Borrower (on behalf of Ontario) which, in each case, have fallen due for payment but have not yet been paid	[●]

(b)	the aggregate amount of Construction Costs incurred by the Borrower or to be contributed by the Borrower (on behalf of Ontario) which, in each case, are projected to fall due prior to the date on which Project Completion is expected to occur	[●]

Total Projected Project Costs (Physical Completion)		[●]

4	Attached hereto in Annex A are details of the calculations, including Economic Assumptions, undertaken by the Borrower and other information necessary to enable the Independent Technical Consultant and the Technical Agent to verify the accuracy of the matters set out in this certificate.

Yours faithfully

[•]	[•]

for and on behalf of	for and on behalf of

[•]	[•]

We confirm that no Cost to Complete Shortfall exists.

[●]

for and on behalf of

Independent Technical Consultant

248

Annex A
[details of calculations and other information]

249

Part 5
Form of Certificate of No Default

To:	[•]

as Facility Agent

From:	[•]

as Borrower

[•]

as Ontario

[•]

as Parent

[date]

Dear Sirs

Gahcho Kué Diamond Project: Facility Agreement dated [●] (the Agreement)

1	Terms defined in the Facility Agreement have the same meaning when used in this certificate.

2	In accordance with clauses 22.18 and 22.19 (Notification of Default) of the Facility Agreement, we hereby certify that as at the date of this certificate [no Default has occurred and is continuing]/[a [Default] has occurred and is continuing as set out below].

3	[If a Default is continuing, details of the event and any steps being taken to remedy it must be described.]

Yours faithfully

[•]	[•]

for and on behalf of	for and on behalf of

[•]	[•]

[•]	[•]

for and on behalf of	for and on behalf of

[•]	[•]

[•]	[•]

for and on behalf of	for and on behalf of

[•]	[•]

250

Schedule 6

Form of Transfer Certificate

To:	[●], on its own behalf and on behalf of the other parties to the Facility Agreement defined below (the Facility Agent)

From:	[●] (the Existing Lender); and

[●] (the New Lender)

Gahcho Kué Diamond Project - Facility Agreement dated [•] (the Facility Agreement)

1	We refer to the Facility Agreement. This is a Transfer Certificate. Terms defined in the Facility Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to clauses 29.13 to 29.16 (Procedure for transfer) of the Facility Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, participation in the Facility or rights and obligations referred to in the Schedule to this Transfer Certificate in accordance with clauses 29.13 to 29.16 (Procedure for transfer).

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number, e-mail and attention details for notices of the New Lender for the purposes of clause 35.2 (Addresses) of the Facility Agreement are set out in the Schedule to this Transfer Certificate.

3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in clause 29.12 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations connected with it are governed by English Law.

6	This Transfer Certificate has been entered into at the date stated at the beginning of this Transfer Certificate.

251

The Schedule
Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number, e-mail and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [     ].

[●], as Facility Agent

By:

252

Schedule 7
Mandatory Cost Formula

1	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2	On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a Percentage rate, a rate (the Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the Percentage participation of each Lender in the relevant Loan) and will be expressed as a Percentage rate per annum.

3	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the Percentage notified by that Lender to the Facility Agent. This Percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a Percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

per cent. per annum.

Where:

A	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 6 below and expressed in pounds per one million pounds (£1,000,000).

5	For the purposes of this Schedule:

(a)	Special Deposits has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	Fees Rules means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

253

(c)	Fee Tariffs means the fee tariffs specified in the Fees Rules of the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero (0) rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)	Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

(e)	Participating Member State means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union

6	If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per one million pounds (£1,000,000) of the Tariff Base of that Reference Bank.

7	Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph 7.

8	The rates of charge of each Reference Bank for the purpose of A above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9	The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

254

10	The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11	Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12	The Facility Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

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Schedule 8
Repayment Schedule

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Schedule 9
Insurances

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285

[REDACTED]

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286

Schedule 10
Economic Assumptions

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

287

[REDACTED]

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288

Schedule 11
Completion Tests

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

289

[REDACTED]

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290

[REDACTED]

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291

[REDACTED]

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292

[REDACTED]

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293

[REDACTED]

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294

[REDACTED]

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295

[REDACTED]

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296

[REDACTED]

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297

[REDACTED]

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298

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

299

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

300

ANNEX 1

to Schedule 11

COMPLETION CERTIFICATES

[ALL CERTIFICATES SUBJECT TO FURTHER REVIEW IN FORM AND SUBSTANCE. THE ATTACHED CERTIFICATES HAVE BEEN INSERTED AS A FORM THEREOF, TO BE REVISED UPON FURTHER REVIEW, DISCUSSION AND CONSULTATION WITH THE INDEPENDENT TECHNICAL CONSULTANT.]

301

ANNEX 1-A

to Schedule 11

FORM OF PHYSICAL FACILITIES CERTIFICATE

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

302

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

303

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

304

Annex 1-A-1
to Physical Facilities Certificate

PHYSICAL FACILITIES
DESCRIPTION

305

Annex 1-A-2
to Physical Facilities Certificate

CAPITAL SPARES INVENTORY

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

306

Annex 1-A-3
to Physical Facilities Certificate

DESCRIPTION OF INDEPENDENT TECHNICAL CONSULTANT PROCEDURES

[To be completed at time of delivery]

307

Annex 1-B

to Schedule 11

FORM OF MINING CERTIFICATE

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

308

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

309

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

310

ANNEX 1-B-1

to Mining Certificate

MINE PRODUCTION DATA

[To be completed at time of delivery]

311

ANNEX 1-B-2

to Mining Certificate

DESCRIPTION OF INDEPENDENT TECHNICAL CONSULTANT PROCEDURES

[To be completed at time of delivery]

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

312

ANNEX 1-C

to Schedule 11

FORM OF PROCESSING CERTIFICATE

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

313

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

314

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

315

ANNEX 1-C-1

to Processing Certificate

PROCESSING DATA

[To be completed at time of delivery]

316

ANNEX 1-C-2

to Processing Certificate

DESCRIPTION OF INDEPENDENT TECHNICAL CONSULTANT PROCEDURES

[To be completed at time of delivery]

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

317

ANNEX 1-D

to Schedule 11

FORM OF REVENUE CERTIFICATE

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

318

[REDACTED]

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319

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

320

ANNEX 1-D-1

to Revenue Certificate

DIAMOND PRODUCTION AND REVENUE DATA

[To be completed at time of delivery]

321

ANNEX 1-D-2

to Revenue Certificate

DESCRIPTION OF INDEPENDENT TECHNICAL CONSULTANT PROCEDURES

[To be completed at time of delivery]

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

322

ANNEX 1-E

to Schedule 11

FORM OF UNIT COST CERTIFICATE

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

323

[REDACTED]

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324

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

325

ANNEX 1-E-1

to Unit Cost Certificate

UNIT COST DATA

[To be completed at time of delivery]

326

ANNEX 1-E-2

to Unit Cost Certificate

DESCRIPTION OF INDEPENDENT TECHNICAL CONSULTANT PROCEDURES

[To be completed at time of delivery]

327

ANNEX 1-F

to Schedule 11

FORM OF SOCIAL AND ENVIRONMENTAL CERTIFICATE

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

328

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

329

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

330

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

331

Annex 1-F-1
to Social and Environmental Certificate

ENVIRONMENTAL AND SOCIAL DATA

[To be completed at time of delivery]

332

Annex 1-F-2
to Social and Environmental Certificate

DESCRIPTION OF INDEPENDENT TECHNICAL CONSULTANT PROCEDURES

[To be completed at time of delivery]

333

Annex 1-F-3
to Social and Environmental Certificate

DESCRIPTION OF INDEPENDENT ENVIRONMENTAL CONSULTANT PROCEDURES

[To be completed at time of delivery]

334

ANNEX 1-G

to Schedule 11

FORM OF FINANCIAL AND RESERVE CERTIFICATE

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

335

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

336

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

337

Annex 1-G-1
to Financial and Reserve Certificate

SUPPORTING DATA AND CALCULATIONS

[To be completed at time of delivery]

338

Annex 1-G-2
to Financial and Reserve Certificate

DESCRIPTION OF INDEPENDENT TECHNICAL CONSULTANT PROCEDURES

[To be completed at time of delivery]

339

ANNEX 1-H

to Schedule 11

FORM OF RISK ASSESSMENT CERTIFICATE

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

340

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

341

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

342

ANNEX 1-H-1

to Risk Assessment Certificate

RISK REGISTER

[To be completed at time of delivery]

343

Annex 1-H-2
to Risk Assessment Certificate

INSURANCE CONSULTANT REPORT

[To be completed at time of delivery]

344

ANNEX 1-H-3

to Risk Assessment Certificate

DESCRIPTION OF INDEPENDENT TECHNICAL CONSULTANT PROCEDURES

[To be completed at time of delivery]

345

ANNEX 1-I

to Schedule 11

FORM OF MARKETING CERTIFICATE

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

346

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

347

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

348

ANNEX 1-I-1

to Marketing Certificate

Form of Tender Results Certificate

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

349

Annex 1-I-2
to Marketing Certificate

ADDITIONAL MARKETING INFORMATION

[To be completed at time of delivery]

350

ANNEX 2

to Schedule 11

DEFINED TERMS

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

351

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

352

Schedule 12
Hedging Strategy

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

353

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

354

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

355

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

356

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

357

[REDACTED]

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [REDACTED], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

358

SIGNATURE PAGES

EXECUTED by the parties:

THE BORROWER

2435572 ONTARIO INC.

By:

Name:

Title:	Director / Authorised Signatory

By:

Name:

Title:	Director / Authorised Signatory

THE GUARANTORS

MOUNTAIN PROVINCE DIAMONDS INC.

By:

Name:

Title:	Director / Authorised Signatory

By:

Name:

Title:	Director / Authorised Signatory

2435386 ONTARIO INC.

By:

Name:

Title:	Director / Authorised Signatory

By:

Name:

Title:	Director / Authorised Signatory

359

THE JOINT LEAD ARRANGERS AND BOOKRUNNERS

THE BANK OF NOVA SCOTIA

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

NEDBANK LIMITED, LONDON BRANCH

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

NATIXIS S.A.

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

360

BOOKRUNNER

ING CAPITAL LLC

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

361

FACILITY AGENT

THE BANK OF NOVA SCOTIA

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

SECURITY TRUSTEE

THE BANK OF NOVA SCOTIA

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

ACCOUNT BANK

THE BANK OF NOVA SCOTIA

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

362

TECHNICAL AGENT

NATIXIS S.A.

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

INSURANCE AGENT

NEDBANK LIMITED, LONDON BRANCH

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

MARKETING AGENT

NEDBANK LIMITED, LONDON BRANCH

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

363

DOCUMENTATION AGENT

EXPORT DEVELOPMENT CANADA

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

LENDERS

THE BANK OF NOVA SCOTIA

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

NATIXIS S.A.

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

364

NEDBANK LIMITED, LONDON BRANCH

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

ING CAPITAL LLC

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

EXPORT DEVELOPMENT CANADA

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

365

BANK OF MONTREAL

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

366

HEDGE PROVIDERS

THE BANK OF NOVA SCOTIA

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

NATIXIS

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

NEDBANK LIMITED, LONDON BRANCH

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

367

ING CAPITAL MARKETS LLC

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

BANK OF MONTREAL

By:

Name:

Title:	Authorised Signatory

By:

Name:

Title:	Authorised Signatory

368